Exhibit 3.12

Agreement of Merger

And

Amendment No. 4 of Agreement of Limited Partnership

of

ServiceMaster Consumer Services Limited Partnership

THIS AGREEMENT OF MERGER AND AMENDMENT NO. 4 OF AGREEMENT OF LIMITED PARTNERSHIP is entered into on 4 September 2001 (“Agreement Date”) by and among ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (“Consumer Services LP”), ServiceMaster Consumer Services, Inc., a Delaware corporation (“Consumer Services INC”), ServiceMaster Strategic Limited Partnership, a Delaware limited partnership (“Strategic”), ServiceMaster Management Corporation, a Delaware corporation (“SMMC”), and ServiceMaster Holding Corporation, a Delaware corporation (“Holding”).

Recitals

A.       Consumer Services LP is an indirect subsidiary of The ServiceMaster Company, a Delaware corporation (“ServiceMaster Parent”), which serves as a holding company, directly and indirectly, for the TruGreen Group, Terminix Group, and Home Maintenance and Improvement Group of the ServiceMaster enterprise.

B.        Consumer Services LP has two partners: Consumer Services INC is the general partner, and Holding is the limited partner.

C.        Strategic is an indirect subsidiary of ServiceMaster Parent, serving as a holding company for, among other entities and businesses, a substantial portion of the Management Services Group of the ServiceMaster enterprise.

D.        Strategic has two partners: SMMC is the general partner, and Holding is the limited partner.

E.        ServiceMaster Parent desires to consolidate and simplify the organizational structure of the ServiceMaster enterprise, to further its corporate strategy better to integrate its business, and to reduce tax compliance and administrative costs for the ServiceMaster enterprise.

F.        Consumer Services LP, Consumer Services INC, Strategic, SMMC, and Holding (together, “Parties”) desire to merge Strategic with and into Consumer Services LP to further ServiceMaster Parent’s objectives, all according to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act and the terms and conditions of this Agreement.

1

Provisions

NOW, THEREFORE, in consideration of the Recitals and the mutual commitments contained in this Agreement, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.         Merger. Strategic will be merged with and into Consumer Services LP according to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act and the terms and conditions of this Agreement (“Merger”).

2.         Survivorship. Consumer Services LP will be the resulting and continuing Delaware limited partnership of the Merger, and the Agreement of Limited Partnership of Consumer Services LP, as amended by this Agreement, will be the agreement of limited partnership governing Consumer Services LP (“LP Agreement”).

3.         Effective Date. The effective date of the Merger is the date on which a Certificate of Merger regarding the Merger is filed with the Secretary of State of the State of Delaware.

4.         Partners. The following charts explain ownership of Consumer Services LP and Strategic before the Merger and ownership of Consumer Services after the Merger. As a result of the Merger, the partners of Consumer Services LP, each partner’s status as a general partner or a limited partner, and partners’ respective partnership interests in Consumer Services LP will be as follows:

	Consumer Services LP		Strategic		Combined
Name	Units	%	Units	%	Units	%
Consumer Services INC	10,166.55	1.0	N/A	N/A	10,166.55	0.82
Holding	1,006,488.45	99.0	N/A	99.0	1,224,512.99	99.00
SMMC	N/A	N/A	N/A	1.0	2,202.27	0.18
Total	1,016,655.00	100.0	N/A	100.0	1,236,881.81	100.00

Name	Type	Interest (%)
Consumer Services INC	General partner	0.8220
ServiceMaster Holding Corporation	Limited partner	99.0000
ServiceMaster Management Corporation	Limited partner	0.1781

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5.         Amendments to LP Agreement of Consumer Services LP. The LP Agreement is amended as follows:

5.1       Admission of SMMC. Consumer Services INC, in its capacity as the general partner of Consumer Services LP, approves the admission of SMMC as a limited partner of Consumer Services LP, and SMMC accedes to the LP Agreement.

5.2       Reclassification of Units. Under Article 4 of the LP Agreement, the distinction between Regular Common Units and Special Common Units is eliminated such that all units are Common Units.

5.3       Issuance of Additional Common Units. As part of the consideration for the Merger, Consumer Services LP will issue 220,226.81 additional Common Units, increasing the total number of Common Units under Article 4 of the LP Agreement to 1,236,881.81. The additional Common Units will be issued as follows:

Name	Units Issued in Merger	Units Pre- Merger	Total Units Post-Merger
Consumer Services INC	0	10,166.55	10,166.55
ServiceMaster Holding Corporation	218,024.54	1,006,488.45	1,224,512.99
ServiceMaster Management Corporation	2,202.27	0	2,202.27
Total	220,226.81	1,016,655.00	1,236,881.81

5.4       Allocation of Common Units. The Common Units of Consumer Services LP are allocated among the partners according to Sections 4 and 5.3 of this Agreement.

5.5       Percentage Interests. The percentage interests of the partners of Consumer Services LP are increased or decreased, as appropriate, to reconcile with the allocation of Common Units among the partners according to Sections 4, 5.3, and 5.4 of this Agreement.

6.         Approval of Limited Partner. Pursuant to Section 18.3 of the LP Agreement, Holding, as the sole limited partner of Consumer Services LP before the Merger, approves the Merger.

7.         Confirmatory Assignments. Upon request, Strategic promptly win execute and deliver to Consumer Services LP all assignments and other instruments and documents necessary or appropriate to vest in or confirm to Consumer Services LP full, complete, good, and marketable title to the assets of Strategic and to carry out the intent of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the Agreement Date.

Strategic:		Consumer Services LP:

ServiceMaster Strategic Limited Partnership		ServiceMaster Consumer Services Limited Partnership

By:	ServiceMaster Management Corporation, general partner	By:	ServiceMaster Consumer Services Inc., general partner

By:	/s/ Douglas Colber	By:	/s/ Authorized Signatory
	Its: V.P.		Its: Senior Vice President

SMMC:		Consumer Services INC:

ServiceMaster Management Corporation		ServiceMaster Consumer Services, Inc.

By:	/s/ Douglas Colber	By:	/s/ Authorized Signatory
	Its: V.P.		Its: Senior Vice President

Holding:

ServiceMaster Holding Corporation

By:	/s/ Douglas Colber
Its: V.P.

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Amendment No. 3

Amended and Restated Agreement of Limited Partnership
of
ServiceMaster Consumer Services Limited Partnership
dated June 30,1992

THIS AMENDMENT is made on July 1,1998 by and among ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (“ServiceMaster Consumer Services L.P.”), and The ServiceMaster Company, a Delaware corporation.

Recitals

A.       The current partners of ServiceMaster Consumer Services L.P. are as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—1%
The ServiceMaster Company	Delaware	Limited Partner—99%

B.        The ServiceMaster Company desires to withdraw as the 99% limited partner of ServiceMaster Consumer Services L.P.

C.        ServiceMaster Consumer Services, Inc. desires to admit ServiceMaster Holding Corporation, a Delaware corporation, as the 99% limited partner of ServiceMaster Consumer Services L.P.

D.        As a result of the transaction contemplated by this Amendment, the partners of ServiceMaster Consumer Services L.P. will be as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—1%
ServiceMaster Holding Corporation	Delaware	Limited Partner—99%

Provisions

NOW THEREFORE, in consideration of the commitments contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1

1.         Admission of Limited Partner. ServiceMaster Consumer Services L.P. and ServiceMaster Consumer Services, Inc. accept ServiceMaster Holding Corporation as the 99% limited partner of ServiceMaster Consumer Services L.P.

2.         Partners after Withdrawal. As a result of the withdrawal of The ServiceMaster Company, ServiceMaster Consumer Services, Inc. is the sole general partner of ServiceMaster Consumer Services L.P., and ServiceMaster Holding Corporation is the sole limited partner of ServiceMaster Consumer Services L.P.

3.         No Other Changes. The Parties make no changes to the LP Agreement other than the changes described in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first mentioned above.

ServiceMaster Consumer Services Limited Partnership		ServiceMaster Holding Corporation

By:	ServiceMaster Consumer Services, Inc., general partner

By:	/s/ Ernest Mrozek	By:	/s/ Douglas Colber
	Ernest J. Mrozek		Douglas W. Colber
	President		Vice President and Legal Counsel

2

Amendment No. 2

Amended and Restated Agreement of Limited Partnership
of
ServiceMaster Consumer Services Limited Partnership
dated June 30, 1992

THIS AMENDMENT is made on January 1, 1998 by and among ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (“ServiceMaster Consumer Services L.P.”), and The ServiceMaster Company Limited Partnership, a Delaware limited partnership (“The ServiceMaster Company L.P.”).

Recitals

A.       The current partners of ServiceMaster Consumer Services L.P. are as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—1%
The ServiceMaster Company L.P.	Delaware	Limited Partner—99%

B.        Pursuant to Section 12.2 of that certain Amended and Restated Agreement of “Limited Partnership of ServiceMaster Consumer Services L.P., dated June 30,1992 (“LP Agreement”), The ServiceMaster Company L.P. has exercised its right to assign its limited partnership interests in ServiceMaster Consumer Services L.P. to The ServiceMaster Company, its successor by merger.

C.        As a result of the transaction contemplated by this Amendment, the partners of ServiceMaster Consumer Services L.P. will be as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—1%
The ServiceMaster Company	Delaware	Limited Partner—99%

Provisions

NOW THEREFORE, in consideration of the commitments contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1

1.         Assignment of Limited Partnership Interest. The ServiceMaster Company L.P. assigns its 99% limited partnership interest to The ServiceMaster Company.

2.         Partners after Assignment. As a result of transaction contemplated by this Amendment, ServiceMaster Consumer Services, Inc. is the sole general partner of ServiceMaster Consumer Services L.P., and The ServiceMaster Company is the sole limited partner of ServiceMaster Consumer Services L.P.

3.         No Other Changes. The Parties make no changes to the LP Agreement other than the changes described in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first mentioned above.

ServiceMaster Consumer Services Limited Partnership		The ServiceMaster Company Limited Partnership

By:	ServiceMaster Consumer Services Inc., general partner	By:	ServiceMaster Management Corporation, general partner

By:	/s/ Ernest J. Mrozek	By:	/s/ Carlos H. Cantu
	Ernest J. Mrozek		Carlos H. Cantu
	President		President

2

Amendment No. 1

Amended and Restated Agreement of Limited Partnership
of
ServiceMaster Consumer Services Limited Partnership
dated June 30, 1992

THIS AMENDMENT is made on January 1, 1998 by and among ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (“ServiceMaster Consumer Services L.P.”), and The ServiceMaster Company Limited Partnership, a Delaware limited partnership (“The ServiceMaster Company L.P.”).

Recitals

A.       The current partners of ServiceMaster Consumer Services L.P. are as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—.01%
The ServiceMaster Company L.P.	Delaware	General Partner—.09%
The ServiceMaster Company L.P.	Delaware	Limited Partner—99%

B.        Pursuant to Section 12.2 of that certain Amended and Restated Agreement of Limited Partnership of ServiceMaster Consumer Services L.P., dated June 30,1992 (“LP Agreement”), The ServiceMaster Company L.P. has exercised its right to assign its general partnership interests in ServiceMaster Consumer Services L.P. to ServiceMaster Consumer Services, Inc., its successor in interest.

C.        As a result of the transaction contemplated by this Amendment, the partners of ServiceMaster Consumer Services L.P. will be as follows:

Company	State of Organization	Partner Type

ServiceMaster Consumer Services, Inc.	Delaware	General Partner—1%
The ServiceMaster Company L.P.	Delaware	Limited Partner—99%

Provisions

NOW THEREFORE, in consideration of the commitments contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1.         Assignment of General Partnership Interest. The ServiceMaster Company L.P. assigns its .09% general partnership interest to ServiceMaster Consumer Services, Inc.

2.         Partners after Assignment. As a result of the transaction contemplated by this Amendment, ServiceMaster Consumer Services, Inc. is the sole general partner of ServiceMaster Consumer Services L.P., and The ServiceMaster Company L.P. is the sole limited partner of ServiceMaster Consumer Services L.P.

3.         No Other Changes. The Parties make no changes to the LP Agreement other than the changes described in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first mentioned above.

ServiceMaster Consumer Services Limited Partnership		The ServiceMaster Company Limited Partnership

By:	ServiceMaster Consumer Services Inc., general partner	By:	ServiceMaster Management Corporation, general partner

By:	/s/ Ernest J. Mrozek	By:	/s/ Authorized Segmantory
	Ernest J. Mrozek		Carlos H. Cantu
	President		President

2

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

SERVICEMASTER CONSUMER SERVICES
LIMITED PARTNERSHIP

June 30, 1992

TABLE OF CONTENTS

ARTICLE 1
ORGANIZATIONAL MATTERS

1.1	Purpose of this Agreement; Modification of Original Arrangements	1
1.2	Domicile	2
1.3	Name	2
1.4	Registered Office; Principal Office	3
1.5	Power of Attorney	3
1.6	Term	5

ARTICLE 2
PURPOSE

2.1	Purpose	5

ARTICLE 3
CAPITAL CONTRIBUTIONS

3.1	Managing General Partner	5
3.2	Contribution of the ServiceMaster Contributed Assets	5
3.3	Contribution of the WM Contributed Assets	6
3.4	22% Option	6
3.5	Additional Issuance of Units and Other Securities	10
3.6	Restrictions on Issuances to ServiceMaster Affiliates	11
3.7	Capital Changes	12

ARTICLE 3A
WM PARTNER PURCHASE RIGHT

3A.1	Basic Right	13
3A.2	WM Partner Exercise Procedures	14
3A.3	Partnership Call Right	17
3A.4	Call Right Exercise Procedures	18
3A.5	WM Partner Right to Reject Call	21
3A.6	Anti-Dilution and Other Protective Provisions	22
3A.7	Retained Control and Change in Control Acquisitions	24

ARTICLE 4
PRE-JUNE AMENDMENT DATE ISSUANCE

4.1	Initial Issuance of Units	25
4.2	Conversion of WM Preferred Units to Special Common Units	25
4.3	Common Units	25
4.4	WM Preferred Units	26

ARTICLE 5
CAPITAL ACCOUNTS

5.1	General Description of Partnership Allocations	26
5.2	General Capital Account Requirement	26
5.3	Opening Capital Account Balances	27
5.4	General Allocation Requirement	27
5.5	Computation Rules	28
5.6	Effect of Transfer of Partnership Interest	29
5.7	Issuance of Additional Partnership Interests	29
5.8	Redemptions	30
5.9	Capital Per Common Unit Always Identical	30
5.10	Interest	30
5.11	No Withdrawal	31

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

6.1	Allocations for Capital Account Purposes	31
6.2	Allocations for Tax Purposes	33
6.3	WM Preferred Return	35
6.4	Distributions	35
6.5	One Percent Allocation to General Partners	35

ARTICLE 7
MANAGEMENT AND OPERATION OF BUSINESS

7.1	Management	36
7.2	Certificate of Limited Partnership	38
7.3	Reliance by Third Parties	39
7.4	Rights of Managing General Partner as a Limited Partner	40
7.5	Compensation and Reimbursement of General Partners	40
7.6	Partnership Funds	40
7.7	Loans to or from the Managing General Partner; Contracts with Affiliates	40
7.8	General Partner Net Worth	41
7.9	Indemnification	41

7.10	Liability	44
7.11	Resolution of Conflicts of Interest	44
7.12	Other Matters Concerning the General Partner	45
7.13	Title to Partnership Assets	46
7.14	Outside Activities	46
7.15	Indemnification of the WM Partner	46

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1	Limitation of Liability	47
8.2	Management of Business	47
8.3	Outside Activities	47
8.4	Return of Capital	47
8.5	Rights of Limited Partners Relating to the Partnership	47

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1	Records and Accounting	48
9.2	Fiscal Year	49
9.3	Reports	49
9.4	Other Information	49

ARTICLE 10
TAX MATTERS

10.1	Preparation of Tax Returns	50
10.2	Tax Elections	50
10.3	Tax Controversies	50
10.4	Organizational Expenses	50
10.5	Opinions Regarding Taxation as a Partnership	50
10.6	Withholding	51
10.7	Tax Shelter Investor List	51

ARTICLE l1
CERTIFICATES

11.1	Certificates	51
11.2	Registration of Transfer and Exchange	52
11.3	Mutilated. Destroyed Lost or Stolen Certificates	52
11.4	Registered Owner	52

ARTICLE 12
TRANSFER OF INTERESTS

12.1	Transfer	53
12.2	Transfer of Interests of General Partner	53
12.3	Transfer of Units	54
12.4	Restrictions on Transfer	54

ARTICLE 13
ADMISSION OF PARTNERS

13.1	Existing Partners	55
13.2	Admission of Additional Limited Partners	55
13.3	Admission of Successor Managing General Partner	56
13.4	Admission of Successor Special General Partner	56
13.5	Amendment of Agreement and of Certificate of Limited Partnership	56

ARTICLE 14
WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS

14.1	Withdrawal or Removal of Managing General Partner	56
14.2	Withdrawal or Removal of Special General Partner	58
14.3	Interest of Departing General Partner and Successor	60
14.4	Continuation of Partnership	60

ARTICLE 15
WM PARTNER TERMINATION RIGHT

15.1	Basic Right and Certain Definitions	60
15.2	Determination of Number of Parent Company Shares Distributable	61
15.3	Exercise Procedures	62
15.4	Conditions to Closing; WM Withdrawal Date	66
15.5	Market Price Test	67
15.6	Surrogate Security	68
15.7	Retained Control Acquisition	69
15.8	Change in Control Acquisition	70
15.9	Special Termination Opportunity Periods	71
15.10	WM Partner Withdrawal Date in Special Cases	72
15.11	Hart-Scott-Rodino Act Filings	72
15.12	Liquidating Distribution	73
15.13	Capital Account Adjustments	74
15.14	No Other Limited Partner Withdrawal Right	75

15.15	Covenant to Maintain Public Market For Parent Company Shares	75
15.16	Partnership Right to Substitute Cash For Parent Company Shares	75
15.17	Parent Company’s Commitment to Register Parent Company Shares	75
15.18	Reports to be Filed; Rule 144	86
15.19	Personal Rights of WM Partner	86
15.20	Reserve Commitment; Commitment of ServiceMaster Limited Partnership and ServiceMaster Incorporated of Delaware to Issue Shares	86
15.21	ServiceMaster Limited Partnership Guaranty	86

ARTICLE 16
DISSOLUTION AND LIQUIDATION

16.1	Dissolution	86
16.2	Continuation of Business of Partnership After Dissolution	87
16.3	Liquidation	88
16.4	Distribution in Kind	89
16.5	Cancellation of Certificate of Limited Partnership	90
16.6	Reasonable Time for Winding Up	90
16.7	Return of Capital	90
16.8	Capital Account Restoration	90
16.9	Waiver of Partition	91

ARTICLE 17
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

17.1	Amendments to be Adopted Solely By Managing General Partner	91
17.2	Amendments to be Adopted Only with Consent of WM Partner	91
17.3	Amendments to WM Withdrawal Right; Amendments that would have a Material Adverse Effect on the WM Partner	92
17.4	Amendment Procedures	93
17.5	Amendment Requirements	93
17.6	Meetings	94
17.7	Notice of a Meeting	94
17.8	Record Date	94
17.9	Adjournment	95
17.10	Waiver of Notice; Consent to Meeting: Approval of Minutes	95
17.11	Quorum	95
17.12	Conduct of Meeting	96
17.13	Action Without a Meeting	96
17.14	Voting Rights	97

v

ARTICLE 18
MERGER

18.1	Authority	97
18.2	Procedure for Merger or Consolidation	98
18.3	Approval by the Limited Partners of Merger or Consolidation	99
18.4	Certificate of Merger	99
18.5	Effect of Merger	99

ARTICLE 19
PROHIBITIONS AND LIMITATIONS

19.1	Prohibitions and Limitations	100

ARTICLE 20
RIGHT TO ACQUIRE UNITS

20.1	Right to Acquire Units	101

ARTICLE 21
INTERPRETATION OF THIS AGREEMENT

21.1	Definitions	101
21.2	Participation Agreement	110
21.3	Severability	110
21.4	Benefits of this Agreement	111
21.5	Recitals and Captions	111
21.6	No Strict Construction	111
21.7	Complete Agreement	111
21.8	Counterparts and Duplicate Originals	111
21.9	General Interpretation Rules	111
21.10	No Circumvention	112

ARTICLE 22
GENERAL PROVISIONS

22.1	Notices	112
22.2	No Oral Commitments	113
22.3	Enforcement Expenses	113
22.4	Further Action	114
22.5	Creditors	114
22.6	Applicable Law	114

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

This Second Amended and Restated Agreement of Limited Partnership is entered into on June 30, 1992 (herein called the June 1992 Amendment Date”) by ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (the “Partnership”); ServiceMaster Consumer Services, Inc. (formerly named ServiceMaster Consumer Services Management Corporation), a Delaware corporation (the “Management Corporation”), as the General Partner; The ServiceMaster Company Limited Partnership, a Delaware limited partnership (“ServiceMaster”), as the Special General Partner and as a Limited Partner; and WMI Urban Services, Inc. (“WMUS”), as a Limited Partner. ServiceMaster Limited Partnership, a Delaware limited partnership, and ServiceMaster Incorporated, a Delaware corporation, have executed this Agreement for the purposes set forth on the page on which their signatures appear.

The Partnership was formed by the filing of a certificate of limited partnership on August 24, 1990. On November 8, 1990 (the “Commencement Date”), the General Partners and the Limited Partners amended and restated the agreement of limited partnership in its entirety (the “First Amended and Restated Partnership Agreement’’).

The General Partners and the Limited Partners now desire to further amend and to restate the agreement of limited partnership of the Partnership in its entirety as follows:

ARTICLE 1
ORGANIZATIONAL MATTERS

1.1       Purpose of this Agreement; Modification of Original Arrangements. (a) The Partners hereby enter into this Agreement in order to set forth their rights and obligations and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.

(b)       The parties acknowledge that the Partnership was originally organized as a limited partnership under the laws of the State of Delaware on August 24, 1990 by the Managing General Partner as the sole general partner and ServiceMaster as the sole limited partner. The Partnership did not conduct any business between such date and the Commencement Date and immediately prior to the Commencement Date the Partnership had no assets or liabilities except for a receivable in the amount of $1,000 which represented ServiceMaster’s commitment to make an initial capital contribution in that amount. Such receivable was canceled on the Commencement Date and ServiceMaster was released from such commitment. The Managing General Partner thereafter caused the Certificate of Limited Partnership to be amended to reflect the admission of ServiceMaster to the Partnership as a Special General Partner.

(c)       The parties further acknowledge that on the Commencement Date ServiceMaster made the capital contribution to the Partnership which is described in Section 3.2 hereof and WMUS made the capital contribution to the Partnership which is described in Section 3.3 hereof and the General Partner, the Special General Partner and the Limited Partners (collectively, the “Partners”) amended and restated the agreement of limited partnership in its entirety.

(d)       The parties further acknowledge that on January 1, 1992, WMUS converted the WM Preferred Units which it had received on the Commencement Date into Special Common Units in accordance with the relevant provisions of the First Amended Partnership Agreement and that from and after January 1, 1992 WMUS has held only Special Common Units.

1.2       Domicile. (a) The domicile of the Partnership shall be the State of Delaware.

(b)       The Partnership may also be formed under the laws of any other jurisdictions in which the Partnership may conduct business or own property if the Managing General Partner deems such formation appropriate or necessary to qualify, or to continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in such jurisdictions; provided that all partnerships so formed shall constitute one and the same partnership, which shall be the Partnership and which shall be governed to the full extent permitted by the Delaware Act.

(c)       A Partnership Interest shall be personal property for all purposes.

1.3       Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “ServiceMaster Consumer Services Limited Partnership”; provided that the Partnership’s business may be conducted under any other name or names deemed advisable by the Managing General Partner. The words “Limited Partnership”, “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so require or for other general business purposes as the Managing General Partner may deem appropriate. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

1.4       Registered Office; Principal Office. (a) Until and unless changed at the initiative of the Managing General Partner, the address of the registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The Managing General Partner shall have the right in its sole discretion to cause the Partnership at any time to change its registered office in the State of Delaware and its registered agent for service within the State of Delaware.

(b)       The principal office of the Partnership shall be located at 855 Ridge Lake Boulevard, Memphis, Tennessee, or such other place as the Managing General Partner may from time to time designate by notice to the Partners. The Partnership may maintain offices at such other place or places as the Managing General partner deems advisable.

1.5       Power of Attorney. (a) Each Partner hereby constitutes and appoints the Managing General Partner and the Liquidator (and any successor to either thereof by merger, transfer, assignment, election or otherwise), and the authorized officers and attorneys-in-fact of each, with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead:

(i)        to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof that the Managing General Partner or the Liquidator deems reasonable and appropriate or necessary to form, qualify or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, including, without limitation, all such certificates and instruments relating to the formation of a partnership in such jurisdictions pursuant to Section 1.2(b); (B) all certificates and instruments that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances, certificates and other instruments that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all certificates and other instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article 13, 14 or 15 or the Capital Contribution of any Partner; (E) all certificates, agreements and other instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities; (F) all certificates and other instruments relating to any Operating Partnership pursuant to Section 7.1) (e) and (G) all agreements and other instruments (including without limitation a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article 18 hereof; and

(ii)       to execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, which is consistent with the terms of this Agreement or which is appropriate or necessary, in each case the sole discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided that, when any other provision of this Agreement establishes a percentage of the Limited Partners required to take any action as a whole, or a percentage of interests in the Partnership in any particular class or series held by any Partners, the Managing General Partner or the Liquidator may exercise the power of attorney granted in this Section 1.5(a) (ii) only after the necessary vote, consent or approval of the Partners or of the Partners holding such interests prescribed by this Agreement of such class or series. Nothing herein contained shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article 17 or as may be otherwise expressly provided in this Agreement.

(b)       The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner or Assignee and the transfer of all or any portion of his Partnership Interest and shall extend to such Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each Partner and Assignee hereby agrees to be bound by any representations made by the Managing General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each Partner and Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator taken in good faith pursuant thereto. Each Partner and Assignee shall execute and deliver to the Managing General Partner or the Liquidator, within 15 days after receipt of its request therefor, such further designations, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

1.6                    Term. The Partnership shall continue as a limited partnership under the Delaware Act until the close of business on December 31, 2036 or until the earlier termination of the Partnership in accordance with the provisions of Article 16.

ARTICLE 2
PURPOSE

2.1                    Purpose. The purpose of the Partnership shall be: to acquire, operate and develop the ServiceMaster Contributed Businesses and the WM Contributed Businesses in the United States and Canada; to carry on any business relating thereto or arising therefrom; to enter into any partnership, joint venture or other similar arrangement; to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and to engage in any other business or activity which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act.

ARTICLE 3
CAPITAL CONTRIBUTIONS

3.1                    Managing General Partner. The Managing General Partner shall not be required to contribute to the capital of the Partnership except as may be necessary to pay liabilities of the Partnership for which provision cannot otherwise be made or as otherwise expressly required pursuant to the provisions of this Agreement. The Managing General Partner, by virtue of its position, shall hold the Managing General Partner Interest.

3.2.                 Contribution of the ServiceMaster Contributed Assets. On the Commencement Date, ServiceMaster, in its capacity as both a General Partner and a Limited Partner, contributed, transferred, conveyed, assigned and delivered to the Partnership the ServiceMaster Contributed Assets as and to the extent provided in the Participation Agreement in exchange for: (i) 790,731 Regular Common Units; (ii) the Special General Partner Interest; and (iii) the assumption by the Partnership of the liabilities of ServiceMaster as and to the extent provided in the Participation Agreement.

3.3.                 Contribution of the WM Contributed Assets. On the Commencement Date and immediately subsequent to the contribution of the ServiceMaster Contributed Assets, WM Partner contributed, transferred, conveyed, assigned and delivered to the Partnership, or caused to be contributed, transferred, conveyed, assigned and delivered to the Partnership, the WM Contributed Assets as and to the extent provided in the Participation Agreement in exchange for (i) 26,924 WM Preferred Units, (ii) 199,000 Special Common Units and (iii) the assumption by the Partnership of the liabilities of the WM Partner and WMPC, Inc., as and to the extent provided in the Participation Agreement.

3.4                    22% Option.

(a)                     Basic Option. If at any time prior to the end of the 22% Option Period the Partnership issues any Common Units, the WM Partner shall have the continuing option to purchase from the Partnership such number of Common Units as, when added to all Common Units held directly or indirectly by the WM Partner on the date of exercise of the 22% Option (the “Exercise Date”), equals 22% of the difference between (i) the total number of Common Units that would have been outstanding on the Exercise Date assuming that the issuance of Common Units pursuant to the exercise of the 22% Option had been completed on the Exercise Date and (ii) the number of Common Units outstanding on the Exercise Date that were issued to employees of the Partnership and its subsidiaries pursuant to option plans and/or incentive programs of the Partnership (herein called “Employee Units”). The option rights granted to the WM Partner under this Section 3.4 are herein collectively called the “22% Option”.

(b)                    Increase in the 22% Option. On each occasion on which WM Partner exercises the WM Partner Purchase Right as set forth in Article 3A (whether on WM Partner’s own initiative or in response to the exercise by the Partnership of the Partnership Call Right), this Section 3.4 and each other section of this Agreement where a reference now appears to the “22% Option”, shall be automatically amended without action by the parties hereto so as replace the percentage figure in such sections as in effect immediately before such exercise of the WM Partner Purchase Right with the percentage figure which results from the exercise of the WM Partner Purchase Right. (Thus, for example, if WM Partner were to exercise the WM Partner Purchase Right pursuant to Section 3A.1,and assuming that no Units had otherwise been issued, each place in this Agreement where the terms “22% Option” and “22%” now appear will be deemed to be amended to read “27.757% Option” and “27.757%”).

(c)                     22% Option Period. The WM Partner may exercise the 22% Option as often as the WM Partner shall desire during the 22% Option Period. The “22% Option Period” began on January 1, 1992 and shall end on the earliest of (a) the first March 31 by which the WM Partner shall not have exercised the 22% Option as to all Common

Units which the WM Partner shall have been entitled to acquire on the immediately preceding December 31, or (b) the time at which the WM Partner shall sell or dispose of any Common Units (other than through transfers to WM Affiliates permitted by Section 12.3) or (c) the consummation of a Change in Control Acquisition, as defined in Section 15.6. In no event shall the WM Partner be entitled to exercise the 22% Option after the end of the 22% Option Period. The Managing General Partner shall advise the WM Partner regarding the number of Common Units, Employee Units and any other Partnership Securities outstanding on each December 31 which occurs prior to the end of the 22% Option Period to enable the WM Partner to determine the number of Units (and/or other Partnership Securities) the WM Partner must purchase by the March 31 immediately thereafter in order to prevent its 22% Option from lapsing.

(d)                    Purchase Price. (1) Except as provided in paragraph (d) (2), the purchase price per Common Unit to be paid by the WM Partner in the purchase of Common Units pursuant to the 22% Option shall be (a) if the Initial Public Offering shall have been consummated at least 10 (ten) trading days prior to exercise of the 22% Option, the average of the daily closing prices in the principal trading market for the Common Units for each of the ten (10) trading days immediately preceding the Exercise Date or (b) if the Initial Public Offering shall not have been so consummated, the average price per Common Unit paid to the Partnership for all issuances of Common Units for the period beginning on the date of the WM Partner’s last exercise of the 22% Option or, if there shall have been no such exercise, the day after the Commencement Date, and ending on the Exercise Date, other than Units issued to employees of the Partnership and its Subsidiaries (such average shall be determined by dividing the aggregate fair market value of all consideration received by the Partnership for all issuances of Common Units during such period by the total number of Common Units issued during such period). If the 22% Option shall be exercised in order to purchase securities issued by the survivor of a Retained Control Acquisition and if such securities are not publicly traded, such securities shall be purchased at the exercise of the 22% Option next following such Acquisition at their fair market value at the time of such Retained Control Acquisition. If any Common Units shall have been issued in any acquisition or otherwise for consideration other than cash, then (i) the fair market value of such consideration at the time such Units were issued shall be used for purposes of determining the average pursuant to this paragraph of such Units and (ii) the fair market value of all consideration other than cash shall be as agreed by WM Partner and the Partnership. If they fail to agree within 10 days after either of them requests such agreement in writing, each of them will appoint a nationally recognized appraiser who shall not have provided services to WM Partner, the Partnership or any Affiliate of either within 5 years prior thereto. Each such appraiser shall determine the fair market value of such consideration. If their appraisals are the same, their appraisal shall be the fair market value of such consideration. If the higher appraisal does not exceed 105% of the lower appraisal, the fair market value shall be 102.5% of the lower appraisal. If neither of the foregoing applies, the two appraisers shall select a third nationally recognized appraiser (who must be an appraiser eligible for selection initially by WM Partner or the Partnership). Such third appraiser shall independently appraise such consideration and his appraisal shall be the fair market value of such consideration and shall be final and binding on WM Partner and the Partnership; provided that WM Partner may withdraw its exercise of the 22% Option if it determines such finally appraised fair market value to be too high. The costs and expenses of all such appraisals shall be shared 35% by WM Partner and 65% by the Partnership. The Parties will cooperate fully in all such appraisals and will use reasonable good faith efforts to cause them to be completed within 60 days after WM Partner’s exercise of the 22% Option.

(2)                     If the Partnership issues one or more options or warrants for any equity interests in the Partnership or if the Partnership issues any securities which are convertible into equity interests in the Partnership at a time when the WM Partner Purchase Right has not been fully exercised, and if WM Partner thereafter exercises the WM Partner Purchase Right in whole or in part, then, upon the exercise of any of such options or warrants or upon the exercise of such convertible security, the amount payable by WM Partner under the 22% Option (as adjusted to reflect the earlier exercise of the WM Partner Purchase Right) shall be the Contribution Price to the extent that the exercise of the 22% Option (as adjusted) reflects WM Partner’s earlier exercise of the WM Partner Purchase Right. Such price adjustment under the 22% Option shall be in lieu of the price formulation which would otherwise be applied under paragraph (1) above.

(e)                     Consummation of Purchase. The consummation of the purchase and sale of the Common Units to be issued pursuant to each exercise of the 22% Option shall take place on the tenth business day next following the Exercise Date (or if the above described appraisal procedure is followed, as soon as possible after completion of such procedure) and the WM Partner shall pay the Partnership cash equal to the purchase price for the Units simultaneous with the receipt of a certificate representing the Units purchased or other confirmation reasonably satisfactory to the WM Partner that such Units have been issued to it. The Partnership represents and warrants that upon receipt by the Partnership of such price the WM Partner will have Clear Ownership of any and all Common Units and other securities or property issued to WM Partner pursuant to exercise of the 22% Option upon their being issued to the WM Partner. The price per Common Unit or Partnership Security taken into account in the calculation of the per Common Unit or other Partnership Security purchase price to be paid upon exercise of the 22% Option shall be adjusted on an equitable basis to take account of any Capital Change or distribution affecting any Common Unit or

Partnership Security.

(f)                       Units Issuable.

  (1)                Common Units. Special Common Units shall be issued for each exercise of the 22% Option which consummates at a time prior to the exercise or expiration of the WM Partner Termination Right set forth in Article 15. Regular Common Units shall be issued for each exercise of the 22% Option which consummates at any other time.

  (2)                New Classes of Securities. In the event the Partnership shall issue any Partnership Security other than Common Units (herein called a “New Security”), then the 22% option shall entitle the WM Partner to purchase a quantity of the New Security sufficient to enable the WM Partner to own 22% of the Partnership Interests represented by the New Securities outstanding after giving effect to such exercise. The terms for the exercise of the 22% Option with respect to any such New Security shall be the same terms as apply with respect to the Common Units, modified as necessary to take account of the fact that New Securities rather than Common Units are to be issued.

(g)                    Capital Change Adjustments. In the event of any Retained Control Acquisition or any reorganization, recapitalization, dissolution or other Capital Change, appropriate provision shall be made on an equitable basis in such Retained Control Acquisition, reorganization, recapitalization, dissolution or other Capital Change for the 22% Option to survive and to be exercisable with respect to, as the case may be, the equity interests of the corporation or other entity surviving such Retained Control Acquisition or the equity interests of the Partnership immediately following such reorganization, recapitalization, dissolution, or other Capital Change to the same extent as immediately before such transaction or event. In the event of any Retained Control Acquisition or any reorganization, recapitalization, dissolution, Capital Change or other change in the capital structure or nature of the Partnership after the exercise of the 22% Option but prior to issuance of the Common Units, securities or other property (other than cash) purchased thereby, there shall be substituted on an equitable basis for each Common Unit, securities or other property (other than cash) to be issued pursuant to the exercise of the 22% Option the number and kind of partnership units, shares of stock or other securities or property to which the holders of Common Units, securities or other property (other than cash) shall be entitled pursuant to such transaction.

(h)                    Reserve Commitment. The Partnership will at all times keep reserved for issuance to the WM Partner upon exercise of the 22% Option such number of Partnership Securities of the appropriate kind as shall be issuable from time to time upon exercise of the 22% Option.

(i)                        No Preemptive Rights. Except as otherwise expressly provided in this Agreement or the other Venture Agreements, no Partner shall have any preemptive or preferential right, including any such right with respect to: (i) additional Capital Contributions; (ii) issuance or sale of Units whether unissued, held in the treasury, or hereafter converted; (iii) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, Partnership Securities; (iv) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (v) issuance or sale of any other securities that may be issued or sold by the Partnership.

3.5                    Additional Issuance of Units and Other Securities. Except as otherwise provided in Section 3.6: (a) In order to raise additional capital, to acquire assets, to redeem or retire Partnership debt or for any other Partnership purposes, the Managing General Partner is authorized to cause the Partnership to issue (i) Units in addition to those issued pursuant to Sections 3.1, 3.2, 3.3 and 3.4 in classes or series thereof, or options, rights, warrants or appreciation rights relating thereto or to any debt obligations, or (ii) any other type of security (including without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into or exchangeable for any class or series of Units that may be issued by the Partnership or any combination of any of the foregoing) that the Partnership may lawfully issue (and the securities specified in preceding classes (i) and (ii) are herein collectively called “Partnership Securities”) at any time or from time to time to any General Partner, any Limited Partner or other Person and to admit such Partner or other Person to the Partnership as an Additional Limited Partner.

(b)                    Except as otherwise expressly provided in this Agreement, the Managing General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities and the Managing General Partner shall have sole and complete discretion, without the approval of any other Partners, to cause the Partnership to issue such Partnership Securities from time to time in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Limited Partners, as shall be fixed by the Managing General Partner in the exercise of its sole and complete discretion, including, without limitation: (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions, if any, upon which each such class or series of Partnership Securities may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Partnership Securities may be converted into another class or series of Partnership Securities, if any such class or series is convertible into other securities of the Partnership; (vi) the terms and conditions upon which each such class or series of Partnership Securities may be converted into another class or series of Partnership securities, if any such class or series is convertible into other securities of the Partnership; (vii) the terms and conditions upon which each such class or series of Partnership Securities will be issued, and assigned or transferred; and (viii) the right of each such class or series of Partnership Securities to vote on Partnership matters.

3.6                    Restrictions on Issuances to ServiceMaster Affiliates.

 (a)                  Issuance to ServiceMaster Nonventure Company. Until such as WM Partner has disposed of all of its Special Common Units, the Partnership shall not issue or sell any Partnership Security to any ServiceMaster Nonventure Company except: (i) on terms agreed to by the Managing General Partner and the WM Partner; (ii) sales of Common Units after the Initial Public Offering at a price per Common Unit equal to or greater than the market price at the time of such sale; and (iii) as provided pursuant to the following sentence. In the event that the Managing General Partner and the WM Partner shall be unable to agree on the price for which any Partnership Security shall be issued to a ServiceMaster Nonventure Company prior to an Initial Public Offering, then (i) only Common Units may be sold by the Partnership to the ServiceMaster Nonventure Company and such Common Units may only be sold for cash and (ii) the price per Unit paid by the ServiceMaster Nonventure Company shall be at least equal to the price at which the Units purchased could be sold in the public market if the Partnership’s Common Units were publicly traded as determined by a party mutually agreed to by the Managing General Partner and the WM Partner. The cost of the determination by such party shall be paid by the Partnership.

 (b)                 Issuances to Partnership Employees. The Partnership shall have the right to grant options and otherwise issue and sell Common Units to employees of the Partnership or any Partnership Subsidiary provided that, until such time as WM Partner has disposed of all of its Special Common Units, the Partnership shall not sell or agree to sell Common Units to employees if after giving effect to the sale or agreement to sell, the sum of the number of Common Units which shall have been sold to employees plus the number of Units the Partnership shall be obligated to sell to employees would (if the Units the Partnership shall be obligated to sell were issued)

represent more than a 5% Percentage Interest in the Partnership. The Partnership will not issue any Partnership Security to employees prior to the WM Departure Time except Common Units and rights to acquire Common Units.

 (c)                  Termination. The requirements in the two preceding paragraphs shall cease to apply at such time as WM has disposed of all of its Special Common Units. The WM Partner shall have the right acting alone to release ServiceMaster from any restriction contained in the two preceding paragraphs provided that any such release shall be effective only if it is in writing and then only to the extent specified in such release.

3.7                    Capital Changes (a) The Managing General Partner may make a distribution in Units to all Record Holders or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Assignee shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

(b)                    Whenever such a distribution, subdivision or combination is declared, the Managing General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective. The Managing General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination.

(c)                     Promptly following any such distribution, subdivision or combination, the Managing General Partner may cause certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holder, or the Managing General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided that in the event any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the Managing General Partner shall require as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                    The term “Capital Change” when applied to any particular security means: any distribution, split or combination which shall be effected under this Section 3.7; any merger, consolidation, reclassification or recapitalization in which such security shall be converted into or exchanged for another security or other property; complete or partial liquidation of the issuer of such security; and any other occurrence which in the reasonable judgment of the Managing General Partner has an effect on the particular security analogous to any of the actions specifically identified in this paragraph.

ARTICLE 3A

WM PARTNER PURCHASE RIGHT

3A.1          Basic Right.

(a)                     Contribution Amount and Common Units Issuable. At any time from and after the June 1992 Amendment Date, WM Partner shall have the right (the “WM Partner Purchase Right”) to purchase Special Common Units representing eight percent (8%) of the number of Common Units outstanding immediately prior to the date of issuance of such Special Common Units at a price of $827.715 or as adjusted pursuant to this Article 3A per Unit (the “Contribution Price”). The payment by WM Partner for all Special Common Units issued to it pursuant to this Section 3A.1 shall be a contribution to the capital of the Partnership and shall be so recorded on the Partnership’s books and records. The Contribution Price is subject to adjustment in certain cases as provided in Section 3A.6.

(b)                    Common Units Outstanding. For purposes of this Article 3A the number of Common Units outstanding on the June 1992 Amendment Date shall consist of (i) the 1,016,655 Common Units referred to in Section 4.2 and (ii) an additional 10,269 Common Units which shall be deemed to have been issued to the General Partner and the Special General Partner collectively (10,269 being the number of Common Units which would establish a 1% interest if they were outstanding on the June 1992 Amendment Date). The foregoing provision means that, for purposes of this Section 3A.1, a total of 1,026,924 Common Units shall be considered as outstanding on the June 1992 Amendment Date. The purpose of the foregoing provision is to properly take into account the carried interest of the General Partner and the Special General Partner. If the number of Common Units actually issued by the Partnership should change at any time or from time to time after the June 30 1992 Amendment Date, then for purposes of this Article 3A the number of Common Units deemed to be issued to the General Partner and the Special General Partner on account of their carried interest shall be adjusted in accordance with the principle set forth above. (If a form of equity interest in the Partnership other than a Common Unit is issued, it shall be translated for purposes of this Article 3A into its equivalent number of Common Units which shall be deemed to be issued to the general partners in respect of their carried interest in order to preserve the principle set forth in this Section 3A.l(b)) and such equivalent number of Common Units shall be deemed to be outstanding for purposes of this Article 3A).

(c)                     Illustration. The parties acknowledge that if the WM Partner Purchase Right were exercised immediately after the June 1992 Amendment Date the following results would occur: (i) WM Partner would be entitled to receive 82,154 Special Common Units at a Contribution Price of $827.715 per unit; (ii) such new Common Units, together with the 225,924 Special Common Units theretofore held by WM Partner, would cause the total number of Common Units outstanding (including the Units deemed to be outstanding on account of the carried interest of the general partners) to become 1,109,908; (iii) the total number of Special Common Units held by WM Partner would become 308,078; and (v) taking into account the 1% carried interest of the general partners, WM Partner’s Percentage Interest in the Partnership would become 27.757%.

(d)                    Multiple Exercises; Exceptions. The WM Partner Purchase Right may be exercised from time to time by WM Partner in increments of not less than one-third (1/3) of the number of Special Common Units which would be issued if the WM Partner Purchase Right were then to be exercised in full. The foregoing condition shall not apply to exercises of the WM Purchase Right made in response to the Partnership’s exercise of the Partnership Call Right as set forth in Section 3A.3.

(e)                     Redesignation of the Units Issued Under Sub-Paragraph (a) in Certain Cases. The Units issuable to WM Partner under sub-paragraph (a) are designated as “Special Common Units” to reflect the fact that Parent Company Shares (as defined in Article 15) may be distributed with respect to such Units under Article 15. If the WM Partner Termination Right as defined in Article 15 should expire, all Special Common Units previously issued to WM Partner under Section 3A.1 shall be redesignated as Regular Common Units and all Common Units which may thereafter be issued to WM Partner under Section 3A.1 shall be designated as Regular Common Units.

3A.2          WM Partner Exercise Procedures.

(a)                     Exercise Notice; Partnership Review Documents. If WM Partner contemplates exercising the WM Partner Purchase Right, WM Partner and the Partnership shall proceed as follows:

(1)                  WM Partner shall notify the Partnership, in writing, that WM Partner proposes to exercise the WM Partner Purchase Right subject to the satisfaction of the conditions set forth in this Section 3A.2 (the “Preliminary Exercise Notice”).

(2)                  Promptly after the receipt of the Preliminary Exercise Notice, the Partnership shall provide WM Partner with: (i) a set of its most recent audited financial statements; (ii) a set of its most recent unaudited financial statements; and (iii) a statement containing the representations set forth in paragraph (b) below.

(3)                  WM Partner shall have 14 days after the receipt of the materials specified in item (2) to review such materials. During such 14-day period, representatives of the Partnership shall remain available to respond to such reasonable inquiries as WM Partner may make with respect to such materials or with respect to the business and condition of the Partnership. If WM Partner fails to act at the end of such 14-day period, WM Partner shall have no liability and WM Partner’s rights with respect to the WM Partner Purchase Right shall not be prejudiced in any way.

(4)                      At the close of such period, WM Partner shall notify the Partnership, in writing, whether WM Partner will proceed to exercise the WM Partner Purchase Right (subject to satisfaction of the conditions to closing as set forth below) or whether WM Partner has determined not to exercise the WM Partner Purchase Right at this time (the “Final Exercise Notice”). If, in the Final Exercise Notice, WM Partner elects to exercise the WM Partner Purchase Right, the parties shall proceed to a closing of the transaction as provided in paragraph (c) below. If WM Partner elects not to exercise the WM Partner Purchase Right, WM Partner’s rights with respect to the WM Partner Purchase Right shall not be prejudiced in any way.

(b)                    Partnership’s Representations. The representations referred to in item (2) of paragraph (a) above shall be the following:

(i)                         The Partnership is duly organized, validly existing and is in good standing as a limited partnership in the state of its organization;

(ii)                      The issuance of the Common Units issuable in response to WM Partner’s exercise of the WM Partner Purchase Right does not contravene: (A) any provision of the Partnership’s certificate of limited partnership, the Partnership’s agreement of limited partnership, the certificate of incorporation of the Managing Corporation or the bylaws of the Management Corporation; (B) any agreement to which the Partnership is a party; or (C) any provision of any law or regulation;

(iii)                   The issuance of Common Units issuable in response to WM Partner’s exercise of the WM Partner Purchase Right will, upon issuance, have been duly authorized by the Managing Partner of the Partnership;

(iv)                  The Common Units as issued in response to WM Partner’s exercise of the WM Partner Purchase Right will be free and clear of all liens, claims, encumbrances and restrictions (except for the security law restriction described in paragraph (c) below);

(v)                     Upon the payment of the Contribution Price for the Common Units issued in response to WM Partner’s exercise of the WM Partner Purchase Right, such Common Units will be fully paid and non-assessable;

(vi)                  The financial statements delivered to WM Partner in connection with the Preliminary Exercise Notice were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of the Partnership for the dates and as of the periods stated therein;

(vii)               Except as disclosed in the Partnership’s representation statement, the Partnership is not aware of any fact or set of facts or trend or known uncertainty which have materially and adversely affected or may materially and adversely affect the business, financial condition or results of operations of the Partnership (whether actual or prospective) which are not disclosed by the financial statements referred to above, by information publicly disclosed by the Partnership or any of its parent entities; or by the Partnership to a senior officer of WM Partner through other forms of written communication;

(viii)            A statement of the financial structure of the Partnership as at the date of the Preliminary Exercise Notice (including a listing of all options, warrants or other rights to acquire equity interests in the Partnership which are then outstanding); and

(ix)                    A schedule of all issuances of equity interests and the prices therefor which have been issued by the Partnership since the June 1992 Amendment Date.

(c)                     WM Partner’s Investment Acknowledgements and Representation. WM Partner acknowledges that the Common Units to be issued by the Partnership in response to the Preliminary Exercise Notice and the Final Exercise Notice will not be registered securities under state or federal law and that the certificate (s) representing such Common Units will have a legend to such effect. WM Partner will deliver a certificate to the Partnership at the Closing to the effect that WM Partner is acquiring such Common Units for investment and not with a view to distribution or resale, except in compliance with federal and state security laws.

(d)                    Time of Closing. If WM Partner elects to exercise the WM Partner Purchase Right, the closing of the transaction shall occur on the later of: (i) five business days after the date of the Final Exercise Notice; or (ii) the date on which all of the conditions set forth in Section 15.4 are satisfied; provided, however, that if clause (ii) is applicable and the date under such clause (ii) is more than ninety days from the date of the Final Exercise Notice, WM Partner may rescind the Final Exercise Notice, in which event the WM Partner Purchase Right shall be considered as not having been the subject of such Final Exercise Notice or the related Preliminary Exercise Notice and WM Partner shall not be prejudiced in any way with respect to the WM Partner Purchase Right.

(d)       Closing; Closing Conditions. Provided that there is no legal proceeding then pending which prevents the Closing, at the Closing, and as a condition to the obligation of WM Partner to pay the Contribution Price, the Partnership shall deliver to WM Partner a letter or certificate which restates, as at the date of the Closing (the “Closing Date”), the representations set forth in paragraph (b) above. At the Closing, and as a condition to the obligation of the Partnership to deliver the certificate(s) for the Common Units to be acquired by WM Partnership, WM Partner shall deliver to the Partnership a letter or certificate which makes the investment representation set forth in paragraph (c) above. Upon satisfaction of all of the foregoing conditions, the Partnership shall deliver one or more certificates for the Common Units to be issued to WM Partner and WM Partner shall pay to the Partnership the Contribution Price therefor by wire transfer of immediately available funds.

(e)       Effect of Failure to Close for Breach of a Condition. If an exercise of the WM Partner Purchase Right is not closed after WM Partner has delivered the Final Exercise Notice because of a failure of the Partnership to satisfy a condition precedent to WM Partner’s obligation to close and WM Partner does not waive such condition, then WM Partner may elect not to close, provided, however, that WM Partner shall have no liability and WM Partner’s rights with respect to the WM Partner Purchase Right shall not be prejudiced in any way.

3A.3   Partnership Call Right.

(a)       Unless WM Partner has previously elected to exercise the WM Partner Purchase Right in full, and subject to the conditions set forth in paragraph (b) below and to the provisions of Section 3A.5, the Partnership may elect to require WM Partner to exercise the WM Partner Purchase Right at such times and to the extent provided in this Section 3A.3. (Such right in the Partnership is hereinafter referred to as the “Partnership Call Right”).

(b)       The right of the Partnership to exercise the Partnership Call Right is subject to each and all of the following terms and conditions:

(1)                    The Partnership Call Right may be exercised in any year during the 30-day period commencing on the date of delivery by the Partnership to WM Partner of the Partnership’s audited financial statements for the immediately preceding year, provided that the Partnership Call Right may not be exercised prior to July 1, 1995 and, for the year 1995, such 30-day period shall be the period from July 1 to July 30, 1995).

(2)                    If the Partnership exercises the Partnership Call Right in 1995 (within the limitations set forth in item (1)), the call shall be limited to that number of Special Common Units determined by subtracting from one-third of the total number of Special Common Units available under the WM Partner Purchase Right the number (if any) of Special Common Units which have previously been purchased under the WM Partner Purchase Right.

(3)                    If the Partnership exercises the Partnership Call Right in 1996, the call shall be limited to that number of Special Common Units determined by subtracting from two- thirds of the total number of Special Common Units available under the WM Partner Purchase Right the number (if any) of Special Common Units which have previously been purchased under the WM Partner Purchase Right.

(4)                    If the Partnership exercises the Partnership Call Right in 1997 or thereafter, the call may be made for the total number of Special Common Units then available under the WM Partner Purchase Right.

(5)                    The Partnership may not exercise the Partnership Call Right in any year unless both of the following conditions are satisfied:

 (i)                     for the immediately preceding calendar year, the net income of the Partnership (excluding extraordinary items) was at least $37,500,000 as documented by the Partnership’s audited financial statements for such year; and

(ii)                     the Partnership makes the deliveries and satisfies the conditions set forth in Section 3A.4 below.

3A.4   Call Right Exercise Procedures.

(a)       Exercise Notice; Partnership Review Documents. If the Partnership elects to exercise the Partnership Call Right, the Partnership and WM Partner shall proceed as follows:

(1)       The Partnership shall notify WM Partner, in writing, that the Partnership elects to exercise the Partnership Call Right subject to the satisfaction of the conditions set forth in this Section 3A.4 (the “Call

Notice”).

(2)       Concurrently with the delivery of the Call Notice, the Partnership shall provide WM Partner with: (i) a set of its most recent audited financial statements; (ii) a set of its most recent unaudited financial statements; and (iii) a statement containing the representations set forth in paragraph (b) below.

(3)       WM Partner shall have 30 days from the date on which WM Partner receives the Call Notice to review the materials submitted under item (2). During such 30-day period, representatives of the Partnership shall remain available to respond to such reasonable inquiries as WM Partner may make with respect to such materials or with respect to the business and condition of the Partnership.

(4)       At the close of such period, the parties shall proceed to a closing of the transaction as provided in paragraph (c) below, unless WM Partner believes that it is not obligated to close the transaction. Any such belief shall be set forth in writing, together with a statement of the reasons for such belief.

(b)       Partnership’s Representations. The representations referred to in item (2) of paragraph (a) above shall be the following:

(i)        The Partnership is duly organized, validly existing and in good standing as a limited partnership in the state of its organization;

(ii)       The issuance of the Common Units issuable in response to WM Partner’s exercise of the WM Partner Purchase Right does not contravene: (A) any provision of the Partnership’s certificate of limited partnership, the Partnership’s agreement of limited partnership, the certificate of incorporation of the Managing Corporation or by bylaws of the Management Corporation; (B) any agreement to which the Partnership is a party; or (C) any provision of any law or regulation;

(iii)      The issuance of Common Units issuable in response to WM Partner’s exercise of the WM Partner Purchase Right will, upon issuance, have been duly authorized by the Managing Partner of the Partnership;

(iv)      The Common Units as issued in response to WM Partner’s exercise of the WM Partner Purchase Right will be free and clear of all liens, claims, encumbrances and restrictions (except for the security law restriction described in paragraph (c) below);

(v)       Upon the payment of the Contribution Price for the Common Units issued in response to WM Partner’s exercise of the WM Partner Purchase Right, such Common Units will be fully paid and non-assessable;

(vi)      The financial statements delivered to WM Partner in connection with the Call Notice were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of the Partnership for the dates and as of the periods stated therein;

(vii)     Except as disclosed in the Partnership’s representation statement, the Partnership is not aware of any fact or set of facts or trend or known uncertainty which have materially and adversely affected or may materially and adversely affect the business, financial condition or results of operations of the Partnership (whether actual or prospective) which are not disclosed by the financial statements referred to above, by information publicly disclosed by the Partnership or any of its parent entities; or by the Partnership to a senior officer of WM Partner through other forms of written communication;

(viii)    A statement of the financial structure of the Partnership as at the date of the Call Notice (including a listing of all options, warrants or other rights to acquire equity interests in the Partnership which are then outstanding; and

(ix)       A schedule of all issuances of equity interests and the prices therefor which have been issued by the Partnership since the June 1992 Amendment Date.

(c)       WM Partner’s Investment Acknowledgements and Representation. WM Partner acknowledges that the Common Units to be issued by the Partnership in response to the Preliminary Exercise Notice and the Final Exercise Notice will not be registered securities under state or federal law and that the certificate(s) representing such Common Units will have a legend to such effect. WM Partner will deliver a certificate to the Partnership at the Closing to the effect that WM Partner is acquiring such Common Units for investment and not with a view to distribution or resale, except in compliance with federal and state security laws.

(d)       Time of Closing. The closing of the transaction shall occur on the later of: (i) five business days after the conclusion of the 30-day review period described in item (3) of paragraph (b)

above; or (ii) “the date on which all of the conditions set forth in Section 15.4 are satisfied (the “Closing Date”).

(e)       Closing; Closing Conditions. Provided that there are no legal proceedings then pending which prevent the Closing, at the Closing, and as a condition to the obligation of WM Partner to pay the Contribution Price, the Partnership shall deliver to WM Partner a letter or certificate which restates, as at the date of the Closing (the “Closing Date”), the representations set forth in paragraph (b) above. At the Closing, and as a condition to the obligation of the Partnership to deliver the certificate(s) for the Common Units to be acquired by WM Partnership, WM Partner shall deliver to the Partnership a letter or certificate which makes the investment representation set forth in paragraph (c) above. Upon satisfaction of all of the foregoing conditions, the Partnership shall deliver one or more certificates for the Common Units to be issued to WM Partner and WM Partner shall pay to the Partnership the Contribution Price therefor by wire transfer of immediately available funds.

(f)        Effect of Failure to Close for Breach of a Condition. If an exercise of the Partnership Call Right is not closed because of a failure of the Partnership to satisfy its obligations under this Section 3A.4 or because a condition precedent to WM Partner’s obligation to close is not satisfied, and WM Partner does not waive such failure or condition, then the Partnership Call Right shall be deemed not to have been exercised in the first instance.

3A.5   WM Partner Right to Reject Call. (a) On each occasion on which the Partnership exercises the Partnership Call Right, WM Partner may elect to reject the call and thereby be relieved of its obligation to make the capital contribution otherwise required of it. If and whenever WM Partner exercises its rejection right under this Section 3A.5, and provided that all of the obligations of the Partnership in connection with the exercise of the Call Right have been satisfied and all of the conditions to WM Partner’s obligation to proceed to a closing as set forth in Section 3 A.4 are satisfied, the WM Purchase Right shall be modified without further action by the parties hereto as follows: (i) the total number of Special Common Shares then available for purchase under the WM Purchase Right shall be reduced by the number of such shares which were the subject of the exercise of the Partnership Call Right which was rejected; and (ii) the amount of the then total capital contribution required by the WM Partner Purchase Right shall be reduced proportionately.

(b)       If WM Partner elects to exercise its right to reject a call made under the Partnership Call Right, it shall give the Partnership a written notice to that effect. Such notice shall be delivered to the Partnership by not later than the end of the 30-day review period described in item (3) of Section 3A.4(a).

3A.6   Anti-Dilution and Other Protective Provisions

(a)       Definition of “Other Partnership Equity Interest”; Translation to Common Units. As used in the Article 3A, the term “Other Partnership Equity Interest” means any equity interests in the Partnership (other than the Common Units) which are not limited to a fixed return on the principal amount thereof or which are not limited to a fixed payment of principal upon liquidation of the Partnership. All Other Partnership Equity Interests shall be translated to Common Units in the manner described in Section 3A.l(b) with respect to the carried interest of the general partners whenever it is necessary under this Article 3A to make a determination of the total number of Common Units outstanding.

(b)       Effect of Issuances of Common Units For Less Than the Contribution Price. If and whenever the Partnership issues Common Units or Other Partnership Equity Interests and the consideration received therefor is less than the Contribution Price as in effect at such time, the Contribution Price shall be automatically reestablished at the amount per Common Unit or Other Partnership Equity Interest which was received by the Partnership in such transaction.

(b)       Effect of Issuance of Options, Warrants and Subscription Rights For Less Than the Contribution Price. Except for options or warrants which may be issued to officers and/or employees of the Partnership or any of its subsidiary organizations pursuant to an option plan which do not in the aggregate exceed the number of Common Units which may be issued under Section 3.6(b) without activating the 22% Option, if the Partnership shall in any manner offer any options (other than options within the limitation referred to immediately above), warrants or rights to subscribe for or to purchase Common Units or Other Partnership Equity Interests at a price per unit (the “option/warrant/subscription unit price”) which is less than the Contribution Price then in effect, then the Contribution Price shall be automatically reestablished at the amount of the option/warrant/subscription unit price.

(c)       Effect of Convertible Securities with a Conversion Price of Less Than the Contribution Price. If the Partnership issues any obligations which are directly or indirectly convertible into or exchangeable for Common Units or Other Partnership Equity Interests and if the effective price per Common Unit or other such interest for which such Common Units or other such interests are deliverable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Partnership in consideration of the issue or sale of such convertible interests or obligations plus the total amount of premiums, if any, payable to the Partnership upon conversion or exchange by (B) the total number of Common Units or Other Partnership Equity Interest necessary to effect the conversion or exchange of all such convertible interests or obligations) (the “conversion price”) shall be less than the

Contribution Price then in effect, then the Contribution Price shall be automatically reestablished at the amount of the conversion price.

(d)       Lapse or Other Expiration of the Rights Described in Sub-Paragraphs (b) and (c). If the subscription rights or options or warrants or conversion rights with respect to which a change in the Contribution Price has been made pursuant to sub-paragraph (b) or sub-paragraph (c) shall lapse or otherwise expire without any exercise by the holder(s) thereof, and if the Contribution Price is, at such time, equal to the price under such subscription rights or options or warrants or conversion rights, then the Contribution Price shall adjust to the lower of: (i) the immediate preceding Contribution Price or (ii) the lowest of the preceding outstanding subscription rights or option or warrant or conversion prices.

(e)       Effect of Distributions in Common Units. If any dividends or distributions on the Common Units payable in Common Units or Other Partnership Equity Interests are declared or issued by the Partnership, the Contribution Price shall be adjusted by multiplying the Contribution Price then in effect by a fraction, the numerator of which is the number of Common Units outstanding immediately prior to such dividend or distribution and the denominator of which is the number of Common Units outstanding immediately after such dividend or distribution. For purposes of this sub-paragraph (e), the number of Common Units outstanding shall be determined in accordance with the principle set forth in Section 3A.1, paragraph (b).

(f)        Extraordinary Distributions. (1) For purposes of this Article 3A, an “Extraordinary Distribution” shall be a distribution by the Partnership of property the value of which, when added to all other distributions made during the same year, can not be entirely absorbed by earnings and profits of the Partnership for such year.

(2)       With respect to each Extraordinary Distribution, the Partnership shall reserve a sufficient interest in the subject matter of the Extraordinary Distribution to enable WM Partner to exercise the WM Partner Purchase Right with respect to such subject matter and thereby acquire the same total interest in such subject matter for the same capital contribution to the Partnership as would have occurred if WM Partner had fully exercised the WM Partner Purchase Right immediately prior to the Extraordinary Distribution (or immediately prior to any record date applicable thereto).

(3)       If the subject matter of the Extraordinary Distribution consists of securities of a corporation or a partnership (e.g., the limited partner interests of Terminix International L.P.) then, in lieu of a reservation by the Partnership of a portion of such securities under paragraph (2), the Partnership may distribute all of such securities in the Extraordinary Distribution but in that event WM Partner shall have the right to exercise the WM Partner Purchase Right against the issuer of such securities to the same extent and in the same manner as if such issuer were the grantor of the WM Purchase Right under this Article 3A; provided, however, that if and to the extent that WM Partner elects to exercise the WM Partner Purchase Right against such issuer under this paragraph (f) (3), then WM Partner must simultaneously and to the same extent exercise the WM Partner Purchase Right against the Partnership.

(g)       Subdivision, Combination, Reclassification of Common Units. If at any time after the June 1992 Amendment Date the Partnership shall, by subdivision, combination or reclassification or through merger or consolidation or otherwise, change the Common Units into a different number or kind or class of Common Units, or into other securities or property, then at the same time the equity interests issuable under Section 3A.1 immediately prior to such change shall be changed into the security or other equity which WM Partner would have received if WM Partner had exercised the WM Partner Purchase Right immediately prior to such subdivision, combination, reclassification, merger or consolidation or any record date applicable thereto.

(h)       Other Actions in Respect of Common Units. If the Partnership takes any action in respect of the Common Units other than the actions described above in this Article 3A.6 which would materially and adversely affect the rights of WM Partner under the WM Purchase Right, the rights of WM Partner hereunder shall be adjusted in a manner equitable in the circumstances.

(i)        Other Rules. In determining the amount of consideration received by the Partnership for Common Units or Other Partnership Equity Interests, the value thereof shall be determined pursuant to the procedures set forth in Section 3.4(d) for determining the fair market value of consideration not consisting of cash.

(j)        Issuance of Equity Interests at Maximum Attainable Value. The Partnership acknowledges that for WM Partner to benefit fully from the WM Partner Purchase Right, so long as such right is not fully exercised the Partnership has a responsibility not to issue Common Units or Other Partner Equity Interests for cash, property or services which reflects less than the maximum attainable value for the Common Units or Other Partner Equity Interests; provided that the issuance of Common Units or Other Partnership Equity Interests pursuant to options or warrants when the exercise price of such instruments was initially set at fair market value does not contravene the foregoing principle.

3A.7.  Retained Control and Change in Control Acquisitions. (a) The Partnership may engage in a Retained Control Acquisition (as defined in Section 15.7(a)) on the terms and conditions set forth in Section 15.7, but in such event the Partnership shall take all action necessary to preserve the WM Partner Purchase Right as provided, herein for exercise against the entity surviving such acquisition on terms and conditions which are no less favorable than those set forth herein with respect to the Partnership.

(b)       The Partnership may engage in a Change in Control Acquisition (as defined in Section 15.7, provided that the Partner shall cause the terms of the Change in Control Acquisition to provide that for a period of one year following the date of consummation of the Change in Control Acquisition the WM Partner Purchase Right shall remain in effect and shall be exercisable against the surviving entity in the Change in Control Acquisition such that WM Partner, upon exercise of the WM Partner Purchase Right, shall emerge with the same aggregate amount of cash or property as a result of the Change in Control Acquisition as if WM Partner had exercised in full the WM Partner Purchase Right immediately before the date of the Change in Control Acquisition or immediately prior to any record date applicable thereto.

ARTICLE 4

INITIAL UNIT ISSUANCES AND
PRE-JUNE 1992 AMENDMENT DATE ISSUANCES

4.1       Initial Issuance of Units. The number of units of interest in the Partnership initially consisted of One Million Sixteen Thousand Six Hundred Fifty-Five (1,016,655) divided in classes as follows:

	Class of Units	Number

(i)	Regular Common Units	790,731
(ii)	Special Common Units	199,000
(iii)	WM Preferred Units	26,924

4.2 Conversion of WM Preferred Units to Special Common Units. On January 1, 1992, the WM Preferred Units were converted into a like number of Special Common Units in accordance with the relevant provisions of the First Amended Partnership Agreement with the result that the total number of units of interest in the Partnership remained at One Million Sixteen Thousand Six Hundred Fifty-Five (1,016,655) but such units of interest were divided into only two classes as follows:

	Class of Units	Number

(i)	Regular Common Units	790,731
(ii)	Special Common Units	225,924

4.3       Common Units. Every Regular Common Unit and every Special Common Unit (i) shall entitle the holder to the income allocations, distributions and liquidating distributions and other rights prescribed by this Agreement and (ii) shall be identical in every respect except that the Special Common Units shall entitle the holder(s) thereof to participate in the WM Partner Termination Right granted by Article 15. The term “Common Unit” is used in this Agreement to refer to either a Regular Common Unit or a Special Common Unit. Every Common Unit shall represent the same fractional part of the Partnership Interests as every other Common Unit.

4.3       WM Preferred Units. During the period beginning on the Commencement Date and ending on January 1, 1992, every WM Preferred Unit entitled its holder to the income allocations, distributions, liquidating distributions and conversion rights and other rights prescribed by the First Amended Partnership Agreement.

ARTICLE 5
CAPITAL ACCOUNTS

5.1       General Description of Partnership Allocations. As more specifically described throughout this Agreement and subject to the terms and conditions hereof, immediately following the execution of this Agreement:

(a)       The Managing General Partner will generally have a 0.1% Percentage Interest in the net income and losses of the Partnership and, together with the Special General Partner, has a 1% interest in the capital of the Partnership as constituted on the June 1992 Amendment Date;

(b)       The Special General Partner will generally have, in its capacity as a General Partner, a 0.9% Percentage Interest in the net income and losses of the Partnership and, together with the Managing General Partner, has a 1% interest in the capital of the Partnership as constituted on the June 1992 Amendment Date;

(c)       ServiceMaster in its capacity as a Limited Partner holding 790,731 Regular Common Units has a 77% Percentage Interest in the net income and losses of the Partnership and has a 77% interest in the capital of the Partnership as constituted on the June 1992 Amendment Date; and

(d)       The WM Partner in its capacity as a Limited Partner holding 225,924 Special Common Units has a 22% Percentage Interest in the net income remaining and losses of the Partnership and has a 22% interest in the capital of the Partnership as constituted on the June 1992 Amendment Date.

5.2       General Capital Account Requirement. The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 603l(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion) or Assignee a Separate Capital Account in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv). The Capital Account maintained with respect to the Managing General Partner is herein called the “Managing General Partner Capital Account”. The Capital Account maintained with respect to the Special General Partner in its capacity as a General Partner is herein called the “Special General Partner Capital Account”. Each Capital Account maintained with respect to the Common Units owned by each Partner, beneficial owner or Assignee shall be called a “Common Capital Account”.

5.3       Opening Capital Account Balances.

(a)       Common Capital Accounts. The opening balance in each Partner’s Common Capital Account on the Commencement Date was set at an amount equal to the number of Common Units issued to that Partner on the Commencement Date times the Initial Net Agreed Value Per Unit. The Initial Net Agreed Value Per Unit was the quotient derived by dividing (i) 99% of the Net Agreed Value of all of the Partnership’s properties immediately after the contributions described in Sections 3.2 and 3.3 by (ii) the aggregate number of Common Units and WM Preferred Units issued on the Commencement Date (i.e., 1,016,655 Units).

(b)       WM Preferred Capital Account. The opening balance in the WM Preferred Capital Account was set at an amount equal to the product derived by multiplying the number of WM Preferred Units issued on the Commencement Date (i.e., 26,924 Preferred Units) times the Initial Net Agreed Value Per Unit. Such amount was transferred to WM Partner’s Common Capital Account on January 1, 1992.

(c)       Managing General Partner Capital Account. The opening balance in the Managing General Partner Capital Account on the Commencement Date was set at zero.

(d)       Special General Partner Capital Account. The opening balance in the Special General Partner Capital Account on the Commencement Date was set at 1% of the Net Agreed Value of all of the Partnership’s properties immediately after the contributions described in Sections 3.2 and 3.3.

5.4       General Allocation Requirement. After the Commencement Date, each Capital Account has been and shall continue to be (a) increased by (1) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership after the Commencement Date and (2) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Sections 5.5, 5.7 and 5.8 and allocated to such Partner pursuant to Article 6 and (b) decreased by (1) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner and (2) all items of Partnership deduction and loss (including losses and deductions not deductible in computing taxable income and not properly chargeable to capital) computed in accordance with Sections 5.5, 5.7 and 5.8 and allocated to such Partner pursuant to Article 6.

5.5       Computation Rules. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in a Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)        solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share of all property owned by any partnership, joint venture or similar entity in which the Partnership has an ownership interest (as determined by the Managing General Partner based upon the provisions of the governing documents of such entity), including without limitation, Terminix, Merry Maids and any other Operating Partnership, and any other Subsidiary which is classified as a partnership for federal income tax purposes.

(ii)       in accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.7 or 5.8 to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived under the same method and useful life as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method the Managing General Partner may adopt.

(iii)      Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of the date of such disposition were equal in amount to the

Partnership’s Carrying Value with respect to such property as of such date.

(iv)                 If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code (or any analogous provisions), the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) (or any analogous provision) of the Code shall be allocated in the same manner to the Partnership Interests to which such deemed deduction was allocated.

(v)                    All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 6.1.

(vi)                 Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code (or treated as described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i)(3)), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

5.6                    Effect of Transfer of Partnership Interest. Generally, a transferee of a Partnership Interest shall succeed to that portion of the Capital Account of the transferor relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of the Partnership Interest) and deemed recontributed by such Partners and transferees in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 5.8, and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with this Article 5.

5.7                    Issuance of Additional Partnership Interests. Consistent

with the provisions of Treasury Regulation Section 1.704-l(b)(2)(iv), upon an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners at such time pursuant to Article 6. In determining Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including any cash or cash equivalents) immediately prior to the issuance of Partnership Interests shall be deemed to be equal to the Prescribed Asset Value as of such time. Once the Prescribed Asset Value has been determined, the Managing General Partner shall allocate such aggregate value among the properties of the Partnership in a manner it deems reasonable based on the fair market value for individual properties.

5.8                    Redemptions. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), immediately prior to the distribution of cash or any Partnership property in consideration for an interest in the Partnership, including distributions pursuant to Articles 14, 15, or 16 and deemed distributions resulting from a termination of the Partnership as described in Section 5.6, the Capital Accounts of all Partners shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners at such time pursuant to Article 6. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of Partnership assets (including any cash or cash equivalents) immediately prior to a distribution shall (x) in the case of a distribution pursuant to Section 14.1(d), 14.2(d) or 15.7 (or a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code), be determined and allocated in the manner provided in Section 5.7 or (y) in the case of a liquidating distribution pursuant to Section 16.3 or 16.4, be determined and allocated by the Managing General Partner using such reasonable methods of valuation and allocation as it may adopt.

5.9                    Capital Per Common Unit Always Identical. Without limiting by implication the generality of the preceding provisions, it is intended that the Capital Account balance attributable to every outstanding Common Unit will be identical at all times.

5.10              Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

5.11              No Withdrawal. A Partner shall not be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Section 6.3 and Articles 14, 15 and 16 or as provided in the Participation Agreement.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

6.1                    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and of determining the rights of the Partners among themselves, except as otherwise provided in this Agreement, each item of income, gain, loss and deduction (including Nonrecourse Deductions) computed in accordance with Section 5.5 shall be allocated, subject to Section 6.5, to the Partners as follows:

(a)                     Net Loss Allocation. With respect to any allocation period for which the Partnership has a Net Loss, each item of income, gain, loss and deduction to be reflected in the Capital Accounts shall be allocated in the following order and priority:

(1)                     First, each such item shall be allocated to the General Partners and the holders of Common Units, in accordance with their respective Percentage Interests, until the Capital Accounts of the holders of Common Units have been reduced to zero;

(2)                     Second, the remaining portion (if any) of each such item shall be allocated to the General Partners in accordance with and to the extent of and in proportion to the positive balances in their Capital Accounts immediately prior to such allocation until their Capital Accounts shall have been reduced to zero; and

(3)                     Third, the remaining portion (if any) of each such item shall be allocated to the General Partners in proportion to their respective Percentage Interests.

(b)                    Net Gain Allocation. With respect to any allocation period for which the Partnership has Net Income, each item of income, gain, loss and deduction to be reflected in the Capital Accounts shall be allocated in the following order and priority:

(1)                     First, each such item shall be allocated to the General Partners, in proportion to and up to the amount of any excess of (A) the amounts previously allocated under Section 6.1(a)(5) to the General Partners over (B) the amounts previously allocated under this Section 6.1(b)(2) to the General Partners;

(2)                     Second, the remaining portion (if any) of each such item shall be allocated to the General Partners in proportion to and up to the amount of any excess of (A) the amounts previously allocated under Section 6.1(a)(2) to each General Partner over (B) the amounts previously allocated under this Section 6.1(b)(2) to each such General Partner; and

(3)                     Third, the remaining portion (if any) of each such item shall be allocated to the General Partners and the holders of Common Units in accordance with their respective Percentage Interests.

(c)                     Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specially allocated, subject to Section 6.1(d), to such Partner in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.1(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)                    Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during a taxable year, all Partners shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in the amount and manner required under Treasury Regulations Section 1.704-lT(b)(4)(iv)(e). The preceding sentence is intended to comply with the minimum gain chargeback requirement in such section of the Treasury Regulations and shall be interpreted consistently therewith. Any item of Partnership loss, deduction or Code Section 705(a)(2)(B) expenditure that is attributable to a Partner nonrecourse debt (as determined in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)) shall be allocated as required under Treasury Regulations Section 1.704-lT(b)(4)(iv)(h). If there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt (as determined in accordance with Treasury Regulations Section 1.704-lT(b)(4)(iv)), Partnership income and gain for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated as required under Treasury Regulations Section 1.704-lT(b)(4)(iv)(h). Allocations made pursuant to this Section 6.1(d) shall be made before any other allocation of Partnership items is made pursuant to this Section 6.1.

(e)                     Excess Deficit Restoration. In the event any Limited

Partner has a deficit Capital Account at the end of any taxable period that is in excess of the amount such Limited Partner is obligated (or deemed obligated) to restore pursuant to Treasury Regulations Section 1.704-l(b)(2)(ii)(c) or 1.704-lT(b)(4)(iv)(f), each such Limited Partner shall be allocated, subject to Section 6.1(d), items of Partnership income and gain in the amount of such excess as quickly as possible.

(f)                       Basis Adjustment Allocations. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(g)                    General Partner Excess Deduction. In the event the Internal Revenue Service successfully asserts an adjustment to the taxable income of one or both of the General Partners and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes in excess of any gain recognized by the Partnership as a result of such adjustment, such excess deduction shall be allocated to the General Partners in the same ratio as their taxable income was adjusted.

6.2.                 Allocations for Tax Purposes.

(a)                     Tax Allocations Generally Identical to Book Allocations. For federal income tax purposes, except as otherwise provided in this Section 6.2, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss, deduction or credit has been allocated pursuant to Section 6.1.

(b)                    Gains and Losses on Properties. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(1)             Contributed Property. In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704 (c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution. Any item of Residual Gain or Residual

Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(2)                     Adjusted Property.

(A)                 In the case of an Adjusted Property, such items shall first be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.7 or 5.8, and second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(1).

(B)                   Any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(c)                     Section 704. It is intended that the allocations prescribed in Sections 6.2(b)(1) and 6.2(b)(2) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein. The Managing General Partner shall have sole discretion to amend the provisions of this Agreement as necessary or appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704 of the Code. The Managing General Partner may adopt and make such amendments to this Agreement as provided in this Section 6.2(c) only if they would not have a material adverse effect on the Limited Partners or the Partnership and if such allocations are consistent with the principles of Section 704 of the Code.

(d)                    Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership property for any taxable period shall be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gain as Recapture Income. The balance of such gain, if any, allocated hereinabove to the Partners shall be characterized as Recapture Income to such Partners whose share of such gain exceeds their share of Recapture Income in the proportion which such excess gain of such Partners bears to the aggregate excess gain of all Partners.

(e)                     Section 754. All items of income, gain, loss and deduction recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section

754 of the Code which may be made by the Partnership; provided that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code.

(f)                       Transfers of Partnership Interests. Each item of Partnership income, gain, loss, deduction and credit attributable to a transferred Partnership interest shall, for federal income tax purposes, be determined on an annual pro rated basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners who own Partnership interests as of the close of business on the day preceding the first day of the month in which the transfer is recognized by the Partnership in the case of transfers occurring before the close of business on the 15th day of such month, and shall be allocated to the Partners who own Partnership Interests as of the close of business on the 15th day of the month in which the transfer is recognized by the Partnership in the case of transfers occurring after the close of business on the 15th day of such month but before the close of business on the last day of such month; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the record holder of the Partnership Interest on the date of sale. The Managing General Partner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and regulations or rulings promulgated thereunder.

(g)                    Beneficial Owner. Allocations which would otherwise be made to a holder of Units under the provisions of Articles 5 and 6 shall instead be made to the beneficial owner of the applicable Units, if the Partnership is notified in a manner satisfactory to the Managing General Partner as to the identity of such beneficial owner by any broker, dealer, bank, trust company, clearing corporation or nominee holder that is the Record Holder of such Units.

6.3                    WM Preferred Return. [Deleted].

6.4                    Distributions. The Managing General Partner may from time to time in its sole discretion cause the Partnership to distribute cash and/or property to the Partners owning Common Units in accordance with their Percentage Interests.

6.5                    One Percent Allocation to General Partners. Anything to the contrary in this Agreement notwithstanding, the General Partners (whether in their capacity as General Partners or as owners of Units) in the aggregate shall be entitled to at least 1% of each material item of Partnership income, gain, loss, deduction or credit, other than items required to be allocated otherwise under Section 704(c) of the Code.

ARTICLE 7

MANAGEMENT AND OPERATION OF Business

7.1                    Management.

(a)                     Managing General Partner Authority.

(1)                     The Managing General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither the Limited Partners nor (except as expressly set forth herein) the Special General Partner shall have any right of control or management power over the business and affairs of the Partnership. Except as otherwise expressly provided in this Agreement, in addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provisions of this Agreement, the Managing General Partner shall have full power and authority without any prior approval from any other Partner to cause the Partnership to do all things deemed necessary or desirable by the Managing General Partner to conduct the business of the Partnership, including, without limitation:

(i)                        the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations the Managing General Partner deems necessary or desirable for the conduct of the activities of the Partnership;

(ii)                     the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms the Managing General Partner sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership;

(iii)                  the negotiation and execution of any terms deemed desirable in the Managing General Partner’s sole discretion and the performance of any contracts, conveyances or other instruments that the Managing General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of its powers under this Agreement;

(iv)                 the distribution of Partnership cash:

(v)                    the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(vi)      the maintenance of such insurance for the benefit of the Partnership and the Partners as the Managing General Partner deems necessary;

(vii)     the formation of any further limited or general partnerships, joint ventures or other relationships that the Managing General Partner deems desirable (including, without limitation, one or more Operating Partnerships);

(viii)    the purchase, sale or other acquisition or disposition of Units, and the cancellation of acquired Units, at such times and on such terms as the Managing General Partner deems appropriate;

(ix)      the participation in any Operating Partnership as a limited partner (including, without limitation, the lending of Partnership funds to an Operating Partnership or any Affiliate thereof as permitted herein);

(x)       the entering into of leases for real or personal property or agreements in connection with sale and leaseback transactions; and

(xii)     anything else affecting the rights and obligations of the Partnership but not otherwise restricted by this Agreement, including, without limitation, the conduct of litigation, the incurring of legal expense and the settlement of claims and litigation.

(b)                    Limitation on Special General Partner’s Authority. The Special General Partner shall have no authority or power to control or manage the Partnership or to bind the Partnership to any contract or arrangement except (a) to the extent the Managing General Partner shall choose to delegate such authority to the Special General Partner in writing and (b) during any period during which the position of Managing General Partner shall be vacant the Special General Partner shall be entitled to exercise all authority of the Managing General Partner arising under this Agreement or applicable law. The Special General Partner hereby agrees that the limitations on its authority imposed by this paragraph shall not limit the extent of the liability it would otherwise have under the Delaware Act in the capacity of general partner for obligations owed by the Partnership

(c)                     Managing General Partner’s Authority. The Managing General Partner may cause the Partnership to adopt bylaws governing the Partnership’s internal organization and affairs. Without limiting the generality of the foregoing, the bylaws so adopted may: (i) create titles for management employees of the Partnership; (ii) establish the power and authority associated with such titles (up to and including coextensive with that of the Managing General Partner) to represent the Partnership in dealings with third parties; (iii) provide for the election, appointment and removal of management employees to and from the positions so created; and (iv) provide for advancement of expenses and indemnification up to and coextensive with that set forth in Sections 7.5 and 7.9 below.

(d)                    Participation Agreement. Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Participation Agreement and agrees that the Managing General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters contemplated therein on behalf of the Partnership without any further act, approval or vote of the Partners of the Partnership, notwithstanding any other provision of this Agreement or the Delaware Act or any applicable law, rule or regulation. The participation by a General Partner in any agreement expressly authorized or permitted by this Agreement shall not constitute a breach by such General Partner of any duty that it may owe the Partnership or the Limited Partners under this Agreement or applicable law.

(e)                     Operating Partnerships. If the Managing General Partner determines such action to be necessary or appropriate in connection with the proposed qualification or formation and operation of the Partnership in any state other than the State of Delaware in which the Partnership is transacting or may transact business, the Managing General Partner may cause the Partnership to form one or more Operating Partnerships pursuant to and in conformity with the laws of such jurisdiction or jurisdictions as the Managing General Partner may determine. An Operating Partnership may have conveyed to it and may acquire, hold, operate and dispose of all or part of the assets of the Partnership. Each Operating Partnership shall be composed of the Managing General Partner as managing general partner thereof and with a 0.1% Percentage Interest therein and no other Percentage Interest therein shall be held by ServiceMaster or any ServiceMaster Affiliate (except for the indirect interest flowing from ServiceMaster’s interest in the Partnership) . The Managing General Partner is hereby authorized on behalf of the Partnership to execute the agreement of limited partnership of any Operating Partnership and any other certificates, instruments and documents necessary to form the Operating Partnership, and the Partners hereby approve, ratify and confirm the execution, delivery and performance thereof.

7.2                    Certificate of Limited Partnership. The Managing General Partner has filed a Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be determined by the Managing General Partner to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware or any other state in which the

Partnership may elect to do business. To the extent that the Managing General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. Subject to applicable law, the Managing General Partner may omit from the Certificate of Limited Partnership and from any other certificates or documents filed in any other state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Partners, or may state such information in the aggregate rather than with respect to each individual Partner. Subject to the terms of Section 8.5(a), the Managing General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

7.3                    Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to verify any representation by the Managing General Partner as to the extent of the interest in the assets of the Partnership that the Managing General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the Managing General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the Managing General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and each Assignee hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the Managing General Partner on behalf of the Partnership in connection with any sale, financing or other action. In no event shall any Person dealing with the Managing General Partner or its representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or to inquire into the necessity or expediency of any act of the Managing General Partner or its representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the Managing General Partner or its representative on behalf of the Partnership with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the Managing General Partner or its representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

7.4                    Rights of Managing General Partner as a Limited Partner. The Managing General Partner may acquire Units pursuant to this Agreement and shall be entitled to exercise all the rights of a holder of such Units.

7.5                    Compensation and Reimbursement of General Partners. Except as provided in this Agreement and the other Venture Agreements, the General Partners shall not be compensated for their services as General Partners of the Partnership.

7.6                    Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the Managing General Partner. The Managing General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the Managing General Partner or an Operating Partnership in which funds of such Operating Partnership and the Managing General Partner are also deposited; provided that at all times books of account shall be maintained which show the amount of funds of the Partnership on deposit in such account. The Managing General Partner and its Affiliates may use the funds of the Partnership as compensating balances for its own benefit; provided that such funds shall not directly or indirectly secure, and shall not be otherwise at risk on account of, any indebtedness or other obligation of the Managing General Partner or any partner, shareholder, director, officer, employee or agent of the Managing General Partner or any Affiliate thereof. Nothing in this Section 7.6 shall be deemed to prohibit or limit in any manner the right of the Partnership to lend funds to the Managing General Partner or any Affiliate thereof pursuant to Section 7.7(b). All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the Managing General Partner.

7.7                    Loans to or from the Managing General Partner; Contracts with Affiliates.

(a)                     A General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such periods of time as the Managing General Partner may determine; provided that a General Partner or such Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to such General Partner’s or Affiliate’s financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse such General

Partner or Affiliate, as the case may be, for any costs incurred by it (other than interest charges incurred as a result of such borrowing) in connection with the borrowing of funds obtained by such General Partner or Affiliate and lent to the Partnership.

(b)                    The Partnership may lend or contribute funds to an Operating Partnership or other Subsidiary on terms and conditions established in the sole discretion of the Managing General Partner. The foregoing authority shall be exercised by the Managing General Partner in its sole discretion and shall not create any right or benefit in favor of any Operating Partnership or any other Person. The Partnership may lend funds to a General Partner or any Affiliate thereof; provided that such loan is approved by a Majority Unaffiliated Interest or is in accordance with terms authorized in or pursuant to the Venture Agreements.

(c)                     Subject to the provisions of Article 19, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant or owner (in whole or in part) upon such terms and subject to such conditions consistent with applicable law as the Managing General Partner deems appropriate.

(d)                    Neither the Managing General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that the Managing General Partner reasonably deems to be fair to the Partnership.

7.8                    General Partner Net Worth. The General Partners at all times while acting as general partners of the Partnership will collectively maintain a net worth equal to such amount as is required in order to obtain a satisfactory Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes, provided, however, that the Managing General Partner shall be released from its obligations under this Section 7.8 at such time as the Partnership is treated as a corporation or as an association taxable as a corporation for federal income tax purposes (other than as a result of a breach of this Section 7.8).

7.9                    Indemnification.

(a)                     Whenever it is used in this Agreement, the term “Indemnitee” designates and includes (i) any General Partner and any person who is or at any future time becomes a general partner or Affiliate of any General Partner; (ii) any person who served or shall serve at any time as a director or officer of the Partnership, any Subsidiary or any person cited in clause (i); (iii) any other person who shall serve at any time as an employee, agent or representative of the Partnership or any other Indemnitee whom the Managing General Partner shall elect in its sole discretion to designate as an Indemnitee; and (iv) every Affiliate of every Indemnitee.

(b)                    To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of any actions or failure to act by such Indemnitee (or any other Indemnitee) relating in any way to the Partnership, any Operating Partnership or a Subsidiary, or which relate to or arise out of the Partnership, or any Subsidiary, or the property, business or affairs of the Partnership or any Subsidiary, or such person’s service with any other entity at the request of the Managing General Partner or other representative of the Partnership or such Indemnitee’s status as a General Partner or an Affiliate thereof, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate thereof or a partner, director, officer or employee thereof at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof, if the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee is not entitled to indemnification hereunder. Any indemnification pursuant to this Section 7.9 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 7.9(a).

(c)                     The Partnership shall promptly reimburse any Indemnitee on demand for costs incurred by the Indemnitee to evaluate, defend against, settle, satisfy or otherwise deal with any claim (including all such costs incurred prior to the final disposition of such claim) upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount to the extent it shall be finally determined that the Indemnitee is not entitled to payment from the Partnership for such costs. If the Partnership shall deny any claim for indemnification in whole or in part, then the Indemnitee shall have the right to have such issue determined by a court in Delaware and in such proceeding the Indemnitee shall be presumed to be entitled to the indemnification sought unless the Partnership is able to establish by clear and convincing evidence that the standards necessary to entitle such Indemnitee to indemnification have not been satisfied. The Indemnitee shall also be entitled to reimbursement from the Partnership for attorneys’

fees and other expenses the Indemnitee incurs in connection with any such court action except to the extent the court finds such claims were so clearly without merit that prosecuting such claims amounted to bad faith on the part of the Indemnitee. The Partnership shall also pay the Indemnitee interest at a rate 200 basis points in excess of the prime rate (as published in the Wall Street Journal) on any amount owed by the Partnership to the Indemnitee under this Section 7.9 from the time payment of such amount shall be requested by such Indemnitee until such amount shall actually be paid to the Indemnitee.

(d)                    The indemnification provided by this Section 7.9 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or bylaw of the Partnership or as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as a General Partner, an Affiliate thereof or a partner, director, officer or employee thereof and to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

(e)                     The Managing General Partner may cause the Partnership to use its reasonable efforts to purchase and maintain insurance, to the extent and in such amounts as the Managing Partner shall deem appropriate, insuring the Indemnitees and such other Persons as the Managing General Partner shall in its sole discretion determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities relating to the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability or reimburse such Person for such expense under the provisions of this Agreement. The Managing General Partner shall have the right to cause the Partnership to enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 7.9 and such contracts or arrangements may contain such other procedures regarding indemnification as the Managing General Partner deems appropriate.

(f)                       For purposes of this Section 7.9, the Partnership shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by him of his duties to the Partnership also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines” within the meaning of Section 7.9(a).

(g)                    In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

(h)                    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i)                        The provisions of this Section 7.9 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 7.9 shall not be amended in any way that would adversely affect a General Partner or any of its Affiliates without the consent of such General Partner.

7.10              Liability.

(a)                     No Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any Person who has acquired an interest in the Units whether as a Limited Partner, as Assignee or otherwise, for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) as a General Partner, an Affiliate thereof or a partner, shareholder, director, officer, employee or agent thereof unless it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Partnership or undertaken with reckless disregard for the best interests of the Partnership.

(b)                    The Managing General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder directly or by or through its agents, and the Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

7.11              Resolution of Conflicts of Interest.

(a)                     The Special General Partner and any Affiliate of the Special General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership for its own account and for the account of others. Neither the Partnership, any Operating Partnership, any other Subsidiary nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the Special General Partner or any Affiliate of the Special General Partner.

(b)                    Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between a General Partner or any Affiliate thereof, on the one hand, and the Partnership, any Operating Partnership, any Subsidiary, any Limited Partner or any Assignee, on the other, or (ii) whenever this Agreement or any other agreement contemplated herein provides that a General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership or any Limited Partner, the Managing General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, any applicable generally accepted accounting practices or principles and any other factors deemed relevant, reasonable and appropriate. In the absence of bad faith by a General Partner, the resolution, action or terms so made, taken or provided by a General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or therein.

(c)                     Whenever in this Agreement the Managing General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Managing General Partner shall be entitled to consider only such interests and factors as it deems appropriate and shall have no duty or obligation to give any consideration to any other interest of or factors affecting the Partnership, the Limited Partners or the Assignees or (ii) in its “good faith” or under another express standard, the Managing General Partner shall act under such express standard. Each Limited Partner hereby agrees that any standard of care or duty imposed in the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the Managing General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 7.11(c) so long as such action or decision is not undertaken with deliberate intent to cause injury to the Partnership and is reasonably believed by the Managing General Partner to be consistent with the overall purposes of the Partnership.

7.12              Other Matters Concerning the General Partner.

(a)                     Each General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                    Each General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any opinion of any such Person as to matters which such General Partner believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion.

7.13              Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner or one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the Managing General Partner shall be held in trust by the Managing General Partner for the use and benefit of the Partnership in accordance with this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.14              Outside Activities. (a) The Managing General Partner shall not enter into or conduct any business except in connection with its performance of the terms of this Agreement.

(b)                    Subject to any specific agreements made by a General Partner or an Affiliate of a General Partner to the contrary, any General Partner (other than the Managing General Partner), any Affiliate of a General Partner and any stockholder, director, officer or employee of a General Partner may in its sole discretion have business interests and engage in business activities in addition to those relating to the Partnership including business interests and activities that conflict with or are in direct competition with the Partnership and the Limited Partner for his or its own account and for the account of others, and may in its sole discretion own interests in the same properties as those in which the Partnership or the Limited Partner owns an interest, without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership or any Partner, and, except as specified in Section 7.14(a) above, no other provision of this Agreement shall be deemed to prohibit any such Person from exercising its sole discretion to conduct such other business and other activities. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any such Person entered into as contemplated by this paragraph.

7.15.           Indemnification of the WM Partner. In the event any claim shall be made against the WM Partner or any other WM Company (herein called the “WM Indemnitee”) seeking to require the WM Indemnitee to pay any obligation of the Partnership (other than an obligation for which WMI is obligated to indemnify the Partnership) on the theory that the WM Indemnitee should be treated as a general partner in the Partnership or as a guarantor of the obligation or has exercised control in the business or operations of the Partnership, then (i) the Partnership shall at its expense defend such claim and (ii) reimburse the WM Indemnitee for any amount the WM Indemnitee shall be required to pay on such claim.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1.                 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.

8.2                    Management of Business. No Limited Partner or Assignee (in his capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, shall transact any business in the Partnership’s name or shall have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by any such Person in such capacity shall not affect, impair or eliminate the limitations on the liability of any Limited Partner or Assignee under this Agreement.

8.3                    Outside Activities. A Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or any Operating Partnership. Neither the Partnership, any other Partner nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

8.4                    Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except (i) to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided by this Agreement and (ii) as otherwise provided in Article 15. Except to the extent provided by Sections 3.4, 3.5 and 6.3 or otherwise expressly provided herein, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

8.5                    Rights of Limited Partners Relating to the Partnership.

(a)                     In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 8.5(c), each Limited Partner shall have the right for a proper purpose reasonably related to his Partnership Interest, upon demand in accordance with Section 8.5(b) and at such Limited Partner’s own expense:

(i)                         to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)                      promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii)                   to have furnished to him, upon notification to the Managing General Partner, a current list of the names and the last known business, residence or mailing address of each Partner;

(iv)                  to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or other consideration contributed by each Partner and which each Partner has agreed to contribute in the future, and the date upon which each Partner became a Partner; and

(v)                     to have furnished to him, upon notification to the Managing General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(b)                    All demands by Limited Partners required under this Section 8.5 shall be in writing and shall state the purpose of such demand.

(c)                     Notwithstanding the other provisions hereof, the Managing General Partner may keep confidential from the Limited Partners for such period of time as the Managing General Partner deems reasonable, any information the Managing General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidentia1.

(d)                    Any action to enforce any right or limitation arising under this Section 8.5 shall be brought in the Delaware Court of Chancery.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1                    Records and Accounting. The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a). Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Units and Assignees of Units, books of account and records of Partnership proceedings, may be kept on or be in the form of, magnetic tape or disks, photographs, micrographics or any other information storage device; provided that the records so kept shall be convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing General Partner.

9.2                    Fiscal Year. The fiscal year of the Partnership shall be the calendar year, unless the Managing General Partner shall determine otherwise in its sole discretion.

9.3                    Reports.

(a)                     As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the Managing General Partner shall cause to be mailed to each Record Holder as of a Record Date at or after the end of such fiscal year selected by the Managing General Partner in its sole discretion reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners’ equity and a statement of changes in cash flow. Such statements shall be audited by a firm of independent certified public accountants selected by the Managing General Partner.

(b)                    As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the Managing General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the Managing General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the Managing General Partner determines to be appropriate.

9.4                    Other Information. The Managing General Partner may release information concerning the operations of the Partnership as is customary in the industry or required by law or regulation and such other information as the Managing General Partner shall deem desirable.

ARTICLE 10
TAX MATTERS

10.1              Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Partners within 75 days of the close of each taxable year the tax information reasonably required for federal and state income tax reporting purposes. The Partnership shall use the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year, unless the Managing General Partner determines that the Partnership is required by the Code to adopt or change to some other taxable year.

10.2              Tax Elections. Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The Managing General Partner shall make and keep in effect the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Managing General Partner’s determination that such revocation is in the best interests of the Limited Partners and Assignees taken as a whole. The Managing General Partner shall not revoke any Section 754 election without the consent of the WM Partner prior to the WM Departure Time.

10.3              Tax Controversies. Subject to the provisions hereof, the Managing General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner or Assignee agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

10.4              Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

10.5              Opinions Regarding Taxation as a Partnership. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation or as a corporation for federal income tax purposes shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation or as a corporation for federal income tax purposes due to changes in federal income tax laws or regulations.

10.6              Withholding.

(a)                     Notwithstanding any other provision of this Agreement, if the Partnership is or may be obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of the status of a Limited Partner or otherwise specifically attributable to such a Limited Partner (including, without limitation, federal withholding taxes with respect to foreign partners, under Code Sections 1445 or 1446, state personal property taxes and state unincorporated business taxes), the Managing General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any such requirements. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount on behalf of any Partner or Assignee, the amount withheld shall be treated as a distribution of cash to such Partner in the amount so withheld for all purposes of this Agreement.

(b)                    Any Limited Partner (the “Indemnifying Partner”) for which the Partnership is required to make a payment pursuant to (a) above and with respect to which the payment, when made, was not treated as a cash distribution shall indemnify the Partnership in full for the entire amount payable to any governmental agency with respect to such Indemnifying Partner (including, without limitation, any interest, penalties and expenses associated with such payments).

10.7              Tax Shelter Investor List. The Managing General Partner, or such person as may be selected by the Managing General Partner, shall be the designated person for maintaining a list of persons who have acquired a Partnership Interest pursuant to the requirements of Code Section 6112. This provision shall constitute a designation agreement under Treasury Regulation Section 301.6112-1 T among those persons otherwise required to maintain investor lists under Code Section 6112.

ARTICLE 11
CERTIFICATES

11.1              Certificates.

(a)                     Upon the issuance of Units by the Partnership to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the Managing General Partner.

11.2              Registration of Transfer and Exchange. The Partnership shall cause to be kept a register (the “Unit Register”) in which, subject to such reasonable regulations as the Managing General Partner may prescribe, the Partnership will provide for the registration of the Units, and the transfer of such Units. The Managing General Partner may serve as the transfer agent and registrar for the Partnership or the Managing General Partner may appoint a separate transfer agent and registrar in either case for the purpose of registering the Units and transfers of such Units as herein provided.

11.3              Mutilated. Destroyed Lost or Stolen Certificates.

(a)                     If any mutilated Certificate is surrendered to the transfer agent, the Managing General Partner on behalf of the Partnership shall execute and the transfer agent shall countersign and deliver in exchange therefor a new Certificate evidencing the same number of Units as the Certificate so surrendered.

(b)                    If there shall be delivered to the Managing General Partner and the transfer agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Managing General Partner or the transfer agent that such Certificate has been acquired by a bona fide purchaser, the Managing General Partner on behalf of the Partnership shall execute and, upon its request, the transfer agent shall countersign and deliver, in exchange for and in lieu of any such destroyed, lost or stolen Certificate, a new Certificate evidencing the same number of Units as the Certificate so destroyed, lost or stolen.

(c)                     As a condition to the issuance of any new Certificate under this Section 11.3, the Managing General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the transfer agent) connected therewith.

11.4              Registered Owner. The Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE 12
TRANSFER OF INTERESTS

12.1              Transfer.

(a).                  The term “transfer”, when used in this Article 12 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns all or any of its general partner Partnership Interest to another Person or by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another Person who is or becomes an Assignee or Limited Partner and such term includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise.

(b)                    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 12. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article 12 shall be null and void.

12.2              Transfer of Interests of General Partner. Each of the General Partners may transfer its general partner Partnership Interest without prior Unitholder approval, if, in each case: (i) all of such Partnership Interest is transferred and the transferee agrees in writing to assume and be bound by the provisions of this Agreement and the Participation Agreement; (ii) the transfer is made to (A) an Affiliate of such General Partner in connection with the transfer of substantially all of the General Partner’s assets to such Affiliate, (B) upon such General Partner’s merger or consolidation, to the surviving entity or (C) to any other entity to which substantially all of the such General Partner’s assets have been transferred; and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the limited partner in any Operating Partnership or cause the Partnership or any Operating Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes or that such treatment will occur regardless of whether such transfer occurs. In the case of a transfer pursuant to this

Section 12.2, the transferee or successor, as the case may be, shall be admitted to the Partnership as a General Partner immediately prior to the transfer of the general partner Partnership Interest and the transferee shall continue the business of the Partnership without dissolution.

12.3              Transfer of Units.

(a)                     Any Units, including Units held by any General Partner, may be transferred subject to the terms of this Agreement; provided, however, that the WM Units may not be transferred in violation of the requirements of Section 16 of the Participation Agreement.

(b)                    A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Certificates, (ii) to have requested admission as an Additional Limited Partner, (iii) to have agreed to comply with and be bound by and to have executed this Agreement, (iv) to have represented and warranted that such transferee has authority to enter into this Agreement, (v) to have appointed the Managing General Partner and the Liquidator attorney-in-fact to execute any document that either of them may deem necessary or appropriate to be executed in connection with the transfer and such transferee’s admission as an Additional Limited Partner pursuant to Article 13 and as a party to this Agreement, (vi) to have made the power of attorney set forth in Section 1.5 and (vii) to have made the consents and waivers contained herein. Until admitted as an Additional Limited Partner pursuant to Article 13, the Record Holder of a Certificate shall be an Assignee in respect of such Units. The Managing General Partner shall have the right to release any person in whole or in part from any obligation the person would otherwise have under or by reason of this Section 12.3(b) (provided that any such release shall be effective only to the extent it is set forth in a writing signed by the Managing General Partner) and upon the grant of such release by the Managing General Partner, the obligations of the released person under this Section 12.3(b) shall cease to exist to the extent specified in writing in such release. The grant of a release under the authority contained in the preceding sentence to any particular person or group shall not obligate the Managing General Partner to grant any release under the authority contained in the preceding sentence to anyone else.

(c)                     Except as otherwise provided in Section 6.3 hereof or Part 13 of the Participation Agreement, each distribution in respect of Units shall be paid by the Partnership, directly or through the transfer agent or any other Person or Agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

12.4              Restrictions on Transfer. Notwithstanding the other provisions of this Article 12, no transfer of any Unit or interest therein shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, or (b) would result in the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes.

ARTICLE 13
ADMISSION OF PARTNERS

13.1              Existing Partners. All the Persons who are Partners as of the date of this Agreement have executed a counterpart of this Agreement (either individually or by attorney or agent) and thereby agree to be bound by the terms hereof as a Partner.

13.2              Admission of Additional Limited Partners.

(a)                     The transferee of a Partner’s Units shall have the right to seek admission as an Additional Limited Partner subject to the conditions of and in the manner permitted under this Agreement. Each transferee of a Unit shall apply to become an Additional Limited Partner with respect to the Units transferred by executing and delivering an acceptance, in form satisfactory to the Managing General Partner, of all the terms and conditions of this Agreement, and such other documents or instruments as may be required in order to effect its admission as a Limited Partner at the time of such transfer. Such transferee shall become an Additional Limited Partner at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Manager General Partner’s sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, the transferee shall be an Assignee. An Assignee of Units shall have a Partnership Interest equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

(b)                    The admission of an Assignee as an Additional Limited Partner shall be effected without the approval of any of the Partners other than the Managing General Partner.

(c)                     A Person who makes a Capital Contribution to the Partnership or in accordance with the terms of this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the Managing General Partner (i) an acceptance, in form satisfactory to the Managing General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.5 and (ii) such other documents or instruments as may be required by the Managing General Partner in order to effect his admission as an Additional Limited Partner, and such admission shall become effective on the date that the Managing General Partner determines in its sole discretion that such admission shall become effective which shall in the absence of any express determination by the Managing General Partner be deemed to be the date shown in the Partnership’s records as the date of the issuance of the Unit involved.

13.3              Admission of Successor Managing General Partner. A successor Managing General Partner selected by the holders of a Majority Interest or the transferee of or successor to the entire Partnership Interest of the Managing General Partner pursuant to Section 12.2 shall be admitted to the Partnership as the Managing General Partner, effective immediately prior to the withdrawal or removal of the Managing General Partner pursuant to Section 14.1. Any such successor shall carry on the business of the Partnership without dissolution.

13.4              Admission of Successor Special General Partner. A successor Special General Partner selected by the holders of a Majority Interest or the transferee or successor to the entire Partnership Interest of the Special General Partner pursuant to Section 12.2 shall be admitted to the Partnership as a Special General Partner effective immediately prior to the withdrawal or removal of the Special General Partner pursuant to Section 14.2.

13.5              Amendment of Agreement and of Certificate of Limited Partnership. For the admission to the Partnership of any General Partner, the Managing General Partner shall take all steps necessary and appropriate to prepare and file as soon as practical an amendment of this Agreement and the Certificate of Limited Partnership, to the extent required by law or otherwise deemed desirable by the Managing General Partner, and for this purpose may exercise the power of attorney granted in Section 1.5.

ARTICLE 14
WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS

14.1              Withdrawal or Removal of Managing General Partner.

(a)                     Service Commitment. The Management Corporation covenants and agrees that it will not withdraw as the Managing General

Partner before the GP Commitment Expiration Date unless such earlier withdrawal is approved by a Majority Unaffiliated Interest, except that the Managing General Partner shall have the right to transfer its Partnership Interest pursuant to Section 12.2. The term “GP Commitment Expiration Date” whenever it is used in this Agreement means the earlier of: (i) the WM Partner Withdrawal Date or (ii) the second anniversary of the date upon which the Initial Public Offering consummates. Any transfer by the Managing General Partner of all of its Partnership Interest as the Managing General Partner pursuant to Section 12.2 shall constitute the withdrawal of the Managing General Partner and the selection and admission of the transferee as the successor Managing General Partner, for purposes of this Section 14.1(a).

(b)                    Withdrawal Right. On or after the GP Commitment Expiration Date, the Managing General Partner may withdraw from the Partnership upon 120 days advance written notice to the Limited Partners. Any withdrawal of the Managing General Partner shall not become effective unless either (i) it is approved by the Majority Unaffiliated Interest or (ii) the Partnership has received an Opinion of Counsel that such withdrawal, and the selection and admission of a successor managing general partner, will not result in the loss of limited liability of any Limited Partner or of any limited partner of any Operating Partnership or cause the Partnership, any Operating Partnership or any Subsidiary which is treated as a partnership for federal income tax purposes to be treated as a corporation or an association taxable as a corporation for federal income tax purposes or that such treatment will occur regardless of whether such withdrawal occurs. Such withdrawal shall take effect on the date specified in such notice. If the Managing General Partner gives a notice of withdrawal, a Majority Interest may, prior to or within 90 days after such notice of intent to withdraw, select a successor Managing General Partner. The Person so selected shall automatically become the managing general partner of any Operating Partnership. If no successor Managing General Partner is selected, the Partnership shall be dissolved pursuant to Section 16.1. If a successor Managing General Partner is selected, it shall be admitted immediately prior to the withdrawal of the Managing General Partner and shall continue the business and operations of the Partnership without dissolution.

(c)                     Removal. The Managing General Partner may be removed only upon the affirmative vote of the holders of at least 66-2/3% of the Common Units outstanding, provided that the Managing General Partner may not be removed prior to the GP Commitment Expiration Date without the consent of the WM Partner. The Majority Interest shall have the right to appoint a successor Managing General Partner effective immediately prior to such removal but such appointment shall not be a necessary condition to the removal of the incumbent Managing General Partner. Such removal shall be effective immediately after the selection of the successor Managing General Partner by a Majority Interest pursuant to Article 13 unless no such successor has been selected. The Person approved as successor Managing General Partner shall automatically become the successor Managing General Partner of any Operating Partnership. The right to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal and the selection and admission of a successor Managing General Partner will not result in the loss of limited liability of any Limited Partner or of the limited partner of any Operating Partnership or cause the Partnership, any Operating Partnership or any other Subsidiary which is treated as a partnership for federal income tax purposes to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes unless already so taxed.

(d)                    Settlement of Withdrawing MGP’s Accounts

(1)                     Upon the withdrawal or removal of the Managing General Partner under this Section 14.1 (except by reason of a transfer of the interest made in accordance with Section 12.2), the Partnership shall distribute to such Departing Partner an amount of cash equal to the balance in its Managing General Partner Capital Account (following the adjustment of such Capital Account in accordance with Section 5.8; provided that, for purposes of the application of this Section 14.1(d)(l) only, a negative balance in its Managing General Partner Capital Account shall be deemed to be zero.

(2)                     Notwithstanding anything in this Agreement to the contrary, upon its withdrawal or removal under this Section 14.1, the Departing Partner shall be required to contribute to the Partnership by the close of the Partnership’s taxable year in which such withdrawal or removal occurs (or, if later, 90 days after such withdrawal or removal) an amount of cash equal to the lesser of (A) any negative balance in its Managing General Partner Capital Account (after adjustment of its Capital Account pursuant to Section 5.8 at the time of such withdrawal or removal), or (B) the excess of 0.1% of the total capital contributions to the Partnership (measured at the time of such contribution) over the capital previously contributed by the Departing Partner.

14.2              Withdrawal or Removal of Special General Partner.

(a)                     Basic Commitment. ServiceMaster covenants and agrees that it will not withdraw from the Partnership in the capacity of General Partner before the GP Commitment Expiration Date except the Special General Partner shall have the right to transfer its Partnership Interest pursuant to Section 12.2.

(b)                    Withdrawal Right. On or after the GP Commitment Expiration Date, the Special General Partner may withdraw from the Partnership upon 30 days’ advance written notice to the Managing General Partner. Such withdrawal shall take effect on the date specified in such notice. Upon receiving such notice, the Managing General

Partner shall select a successor Special General Partner. The withdrawal of the Special General Partner shall also constitute its withdrawal as the special general partner of any Operating Partnership. Any withdrawal of the Special General Partner shall not become effective unless either (i) it is approved by the Majority Unaffiliated Interest or (ii) the Partnership has received by the end of such 30-day period an Opinion of Counsel that such withdrawal, and the selection and admission of a successor special general partner, will not result in the loss of limited liability of any Limited Partner or of the limited partner of any Operating Partnership or cause the Partnership, or any Operating Partnership or any other Subsidiary (which is treated as a partnership for federal income tax purposes) to be treated as a corporation or an association taxable as a corporation for federal income tax purposes or that such treatment will occur regardless of whether such withdrawal occurs. Following any withdrawal of the Special General Partner, the business and operations of the Partnership shall be continued by the Managing General Partner.

(c)                     Removal. The Special General Partner may be removed only upon the affirmative vote of the holders of at least 66-2/3% of the Common Units then outstanding, provided that in no event may the Special General Partner be removed prior to the GP Commitment Expiration Date without the consent of the WM Partner. Any such action for removal of the Special General Partner shall provide for the approval of a successor Special General Partner. Such removal shall be effective immediately after the admission of the successor Special General Partner pursuant to Article 13. The removal of the Special General Partner shall also constitute its removal as the special general partner of any Operating Partnership. The right to remove the special general partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal and the selection and admission of a successor Special General Partner will not result in the loss of limited liability of any Limited Partner or of the limited partner of any Operating Partnership or cause the Partnership, or any Operating Partnership or any other Subsidiary (which is treated as a partnership for federal income tax purposes) to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes unless already so taxed.

(d)                    Account Settlement

(1)                     Upon the withdrawal or removal of the Special General Partner under this Section 14.2 (except by reason of a transfer of the interest made pursuant to Section 12.2), the Partnership shall distribute to the Special General Partner an amount of cash equal to the balance in its Special General Partner Capital Account (following the adjustment of its Capital Account in accordance with Section 5.8, provided that, for purposes of the application of this Section 14.2(d)(1) only, a negative balance in its Special General Partner Capital Account shall be deemed to be zero.

(2)                     Notwithstanding anything in this Agreement to the contrary, upon its withdrawal or removal under this Section 14.2(d)(2), the departing Special General Partner shall contribute to the Partnership by the close of the Partnership’s taxable year in which such withdrawal or removal occurs (or, if later, 90 days after such date) an amount of cash equal to the lesser of (A) any negative balance in its Capital Account (after adjustment of its Capital Account pursuant to Section 5.8 at the time of such withdrawal or removal) or (B) the excess of 0.9% of the total capital contributions to the Partnership (measured at the time of such contribution) over the capital previously contributed by the Special General Partner (whether as a General Partner or as the owner of Common Units).

(e)                     Nonreplacement. Notwithstanding the other provisions of this Section 14.2, a successor Special General Partner or a successor special general partner of any Operating Partnership need not be selected if the Partnership has received an Opinion of Counsel that the failure to select a successor would not cause the Partnership or any Operating Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

14.3              Interest of Departing General Partner and Successor. The Departing Partner shall, on the effective date of its withdrawal or removal, cease to share in any allocations or distributions with respect to its General Partner Partnership Interest. The successor General Partner shall succeed to the General Partner Partnership Interest held by the Departing Partner. No withdrawal by any person from the Partnership in the capacity of General Partner shall limit or have an effect upon any status such person may have as a Limited Partner and the references to Capital Account balances in Sections 14.1(d) and 14.2(d) shall be deemed to refer only to the portion of the Capital Account balances attributable to such person’s interest as a General Partner.

14.4              Continuation of Partnership. Upon the withdrawal or removal of any General Partner, any successor General Partner or any remaining General Partner is authorized to and shall carry on the business of the Partnership.

ARTICLE 15
WM PARTNER TERMINATION RIGHT

15.1              Basic Right and Certain Definitions. (a) The WM Partner shall have the right (herein called the “WM Partner Termination Right”) to terminate its equity interest in the Partnership and to receive, in liquidation thereof, Parent Company Shares (as hereinafter defined), all on the terms and subject to the conditions specified in this Article 15. The term “equity interest in the Partnership” refers to the Special Common Units issued to WM

Partner on the June 1992 Amendment Date, but the term also includes any additional Common Units which may be issued to WM Partner and any equity interests or other property into which WM Partner’s Common Units may be converted, whether by merger, reclassification or otherwise. Such existing and potential interests and other property are hereinafter referred to as “WM Partner’s Equity Interest.”

(b)                    Except as otherwise provided in Section 15.7, the WM Partner Termination Right shall be exercisable only on or after January 1, 1998, unless such right has earlier expired because of the occurrence of an Initial Public Offering (as defined in paragraph (c) below) which satisfied the Market Price Test (as defined below in Section 15.5). If an Initial Public Offering does occur prior to 1998 and the Market Price Test is satisfied with respect to such Initial Public Offering, the WM Partner Termination Right shall expire and shall never become exercisable.

(c)                     The term “Initial Public Offering” as used in this Article 15 means the first sale of Common Units or Surrogate Securities (as defined in Section 15.6) to underwriters for resale to the public by means of firm commitment underwriting arrangements and a Securities Act registration.

(d)                    The term “Parent Company” means the ServiceMaster company whose common equity interests are publicly traded and which is not a controlled subsidiary of any other ServiceMaster company. If there is more than one Parent Company under the foregoing definition, then Parent Company means the company selected by WM Partner as the Parent Company. As of the June 1992 Amendment Date, ServiceMaster Limited Partnership is the sole ServiceMaster company which qualifies as a Parent Company. After December 31, 1997, ServiceMaster Incorporated is expected to be the only ServiceMaster company which will qualify as a Parent Company. “Parent Company Shares” as used in this Article 15 means the publicly traded common equity shares or limited partner interests of the entity which is the Parent Company.

15.2              Determination of Number of Parent Company Shares Distributable.

(a)                     Basic Formula. The number of Parent Company Shares which shall be distributed upon the exercise by the WM Partner of the WM Partner Termination Right shall be that number which, when multiplied by the Parent Company Per Share Value (defined below), results in a product which equals the value of the WM Partner Equity Interest. For purposes of the foregoing provision: (i) the value of the Parent Company Shares, as stated on a per-share basis, shall be the average of the closing prices of such shares during the ten trading days preceding the Exercise Date (hereinafter defined) (the “Parent Company Per Share Value”) and (ii) the fair market value of the WM Partner Equity Interest shall be established under paragraphs (b) and (c) below.

(b)                    Determination by Mutual Agreement. The fair market value of the WM Partner Equity Interest for purposes of paragraph (a) above shall be determined by mutual agreement of WM Partner and the Partnership. In determining such value, the fair market value of the Partnership as an entity will be determined, with the value of the WM Partner Equity Interest established by multiplying the fair market value of the Partnership as an entity by the WM Partner’s percentage of the total equity interests in the Partnership.

(c)                     Determination by Appraisal. If the Partnership and WM Partner, after having made a good faith effort to do so, are not able to agree on the fair market value of the Partnership as an entity, the fair market value of the Partnership as an entity shall be determined by two appraisers, one of whom shall be selected by the WM Partner and the other of whom shall be selected by the Partnership. If such two appraisers are unable to agree on the fair market value of the Partnership as an entity, the Partnership and WM Partner shall select a third appraiser who shall make such determination and whose conclusion shall be binding upon the parties.

15.3              Exercise Procedures

(a)                     Valuation Notice. If WM Partner contemplates the exercise of the WM Partner Termination Right, WM Partner shall initiate the exercise process under this Article 15 by giving the Partnership a written notice to that effect (the “Valuation Notice”).

(b)                    Valuation Proceedings. Within ten days after the Partnership receives the Valuation Notice, the following steps shall be taken within the indicated time limits:

(1)                    The parties shall commence their effort to determine the value of the Partnership and the WM Partner Equity Interest as provided in Section 15.2(b) and shall continue such effort for a period not to exceed 30 days.

(2)                    If the parties have not been able to agree on the value of the WM Partner Equity Interest within the time limit set forth above, the parties shall then select two appraisers as provided in Section 15.2(c). Such selection shall be completed in not more than 30 days from the expiration of step (1)

(3)                    The two appraisers shall make their analysis and determine whether they are able to agree on the value of the Partnership and the WM

Partner Equity Interest in not more than 30 days from the expiration of step (2).

(4)                    If the two appraisers have not been able to agree on the value of the Partnership and the WM Partner Equity Interest within the time limit set forth in step (3), WM Partner and the Partnership shall, within five days of a written request made by either party to the other party to select a third appraiser, select the third appraiser as provided in Section 15.2(c).

(5)                    The third appraiser shall make his or her determination of the value of the Partnership and the WM Partner Equity Interest in not more than 30 days from the date of his or her appointment.

Throughout each step of the foregoing procedure, each party shall provide such information as is reasonably necessary to the valuation process. The valuation process shall conclude if and when a final agreement as to the value of the Partnership is reached in the course of Steps (1) or (3) and such agreement is memorialized in a writing signed by an officer of each party or the determination is made by the third appraiser in Step (5) and such determination is communicated in writing to the Partnership and WM Partner.

(c)                     Exercise Notice. By not later than thirty days after the later of (i) conclusion of the valuation process or (ii) WM Partner’s receipt of the materials described in paragraph (d) below, WM Partner shall decide whether it wishes to close the transaction contemplated by its Valuation Notice. If WM Partner elects to close the transaction, it shall so notify the Partnership in writing (the “Exercise Notice”). If WM Partner elects not to close the transaction, it shall so notify the Partnership in writing. An election by WM Partner not to close the transaction shall not be prejudicial in any way to any subsequent exercise by WM Partner of the WM Partner Termination Right.

(d)                    Parent Company Review Materials. Promptly after the Partnership has received the Valuation Notice, the Partnership, on behalf of the Parent Company, shall provide the following materials to WM Partner:

(i)                         a copy of the Parent Company’s most recently filed Form 10-K;

(ii)                      copies of each Form 10-Q filed by the Parent Company since the date of item (i);

(iii)                   copies of each Form 8-K filed by the Parent Company since the date of item (i);

(iv)                  a copy of the Parent Company’s most recent annual report to shareholders and a copy of each quarterly statement to shareholders as sent since the date of such annual report; and

(v)                     a certificate of the Parent Company containing the following representations set forth in paragraph (e)

(e)                     Parent Company Representations. The representations referred to in item (v) of paragraph (d) above shall be as follows:

(i)                         The Parent Company is duly organized, validly existing and in good standing as either a limited partnership or a corporation in the state of its organization;

(ii)                      The issuance of the Parent Company Shares in response to WM Partner’s exercise of the WM Partner Termination Right does not contravene: (A) any provision of the Parent Company’s certificate of incorporation or limited partnership, the Parent Company’s agreement of limited partnership (if the Parent Company is a limited partnership), the Parent Company’s bylaws (if the Parent Company is a corporation), the certificate of incorporation of the Parent Company’s managing partner (if the Parent Company is a limited partnership) or the bylaws of the Parent Company’s managing partner (if the Parent Company is a limited partnership; (B) any agreement to which the Parent Company is a party; or (C) any provision of any law or regulation applicable to the Parent Company;

(iii)                   The issuance of the Parent Company Shares in response to WM Partner’s exercise of the WM Partner Termination Right does not contravene: (A) any provision of the Partnership’s certificate of limited partnership, the Partnership’s agreement of limited partnership, the certificate of incorporation of the bylaws of the Management Corporation; (B) any agreement to which the Partnership is a party; or (C) any provision of any law or regulation applicable to the Partnership.

(iv)                  The issuance of Parent Company Shares in response to WM Partner’s exercise of the WM Partner Purchase Right and the delivery thereof initially to the Partnership and thereafter by the Partnership to WM Partner will have been duly authorized by the governing board of the Parent Company; and the delivery of such Parent Company Shares by the Partnership to WM Partner will have been duly authorized by the governing board of the Partnership.

(v)                     The Parent Company Shares as issued in response to WM Partner’s exercise of the WM Partner Termination Right will be free and clear of all liens, claims and encumbrances and restrictions (except for the security law restriction described in paragraph (f) below).

(vi)                  Upon the transfer of the WM Partner Equity Interest to the Partnership in exchange for the Parent Company Shares issued in response to WM Partner’s exercise of the WM Partner Termination Right, such Parent Company Shares will be fully paid and non-assessable; and

(vii)               The financial statements delivered to WM Partner were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of the Parent Company for the dates and as of the peridos stated therein;

(viii)            Except as disclosed in the Parent Company’s representation statement, the Parent Company is not aware of any fact or set of facts or trend or known uncertainty which have materially and adversely affected or may affect the business, financial condition or results of operations of the Parent Company (whether actual or prospective) which are not disclosed by the financial statements referred to above, by information publicly disclosed by the Parent Company or any of its subsidiaries; or by the Parent Company to a senior officer of WM Partner through other forms of written communication.

(f)                       WM Partner’s Investment Acknowledgments and Representation. WM Partner acknowledges that the Parent Company Shares to be delivered by the Partnership in response to the Exercise Notice will not be registered securities under state or federal law and that the certificate(s) representing the Parent Company Shares will have a legend to such effect. WM Partner will deliver a letter or certificate to the Partnership at the Closing to the effect that WM Partner is acquiring the Parent Company Shares for investment and not with a view to distribution or resale, except for sales in compliance with the federal securities laws.

(g)                    Time of Closing. If WM Partner has given the Exercise Notice, the closing of the transaction (the “Closing”) shall occur on the later of: (i) five business days after the date of the Exercise Notice; or (ii) when all of the conditions set forth in

Section 15.4(a) have been satisfied (the “Closing Date”), provided, however, that if clause (ii) is applicable and the date under clause (ii) is more than ninety days from the date of the Exercise Notice, WM Partner may rescind the Exercise Notice, in which event the WM Partner Termination Right shall be considered as not having been the subject of the Exercise Notice and there shall be no closing, no Closing Date and no WM Partner Withdrawal Date in respect of such Exercise Notice and WM Partner shall not be prejudiced any way with respect to any subsequent exercise of the WM Partner Termination Right.

(h)                    Closing; Closing Conditions. Provided that there is no legal proceeding then pending which prevents the Closing, at the Closing, as a condition to the obligation of WM Partner to deliver to the Partnership the certificates for the WM Partner Equity Interests (or an affidavit and an appropriate indemnification agreement if such certificates can not be located), the Partnership, on behalf of the Parent Company, shall deliver to WM Partner a letter or certificate executed by the Parent Company which restates, as at the date of the Closing, the representations set forth in paragraph (e) above. At the Closing, and as a condition to the obligation of the Partnership to deliver certificates for the Parent Company Shares, WM Partner shall deliver to the Partnership a letter or certificate addressed to both the Partnership and the Parent Company which makes the investment representation set forth in paragraph (e) above. Upon satisfaction of all of the foregoing conditions, the Partnership shall deliver one or more certificates for the Parent Company Shares which are to be issued to WM Partner, and WM Partner shall deliver to the Partnership certificates for the WM Partner Equity Interest or, if such certificates can not then be located, a lost certificate affidavit and an appropriate indemnification agreement.

15.4              Conditions to Closing; WM Withdrawal Date.

(a)                     Conditions to Closing Except as otherwise provided in Section 15.4(b), the Closing shall not occur until the earliest date following the Exercise Date upon which all of the following conditions shall be satisfied: (A) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act which relate to any Hart-Scott-Rodino Act Filing which is triggered by the WM Partner’s exercise of its WM Partner Termination Right (an “HSR Filing”) shall have expired or otherwise been terminated and (B) consummation of the WM Partner Termination Right shall not be prohibited by injunction. If all of such conditions are satisfied at the date of the Exercise Note, the Closing shall occur five business days after the date of the Exercise Notice, as provided in Section 15.3(g).

(b)                    Expiration By Reason of Injunction. If any permanent injunction shall have been entered and shall have become non-appealable prohibiting the consummation of the WM Partner

Termination Right, then the WM Partner Termination Right shall expire and shall not thereafter be exercisable (and the WM Partner Withdrawal Date shall never occur) if (i) the injunction shall have remained in effect for one year after any Antitrust Enforcement Action shall have been resolved by final judgment or settlement, (ii) an Antitrust Enforcement Action shall have been dismissed and shall not have been reinstated within one year after such dismissal and such injunction shall be in effect at all times during that year, or (c) at no time during the two-year period immediately following entry of such injunction shall any Antitrust Enforcement Action be pending in any court.

(c)                     WM Partner Withdrawal Date. The “WM Partner Withdrawal Date” shall be the Closing Date, provided that the WM Partner Withdrawal Date shall not occur unless the exchanges contempated by the WM Partner Termination Right shall have closed.

(d)                    Automatic Changes on the WM Partner Withdrawal Date. On the WM Partner Withdrawal Date: (1) the WM Partner Equity Interest shall be liquidated and the WM Partner shall cease to be a Partner or to have any Partnership Interest; (2) the Partnership shall automatically become the absolute owner of all components of the WM Partner Equity Interest; and (3) the WM Partner Termination Right will be deemed to have been consummated.

(e)                     Interest During the Delay Period. The WM Partner shall not be entitled to any interest or other compensation for the time value of money if the WM Partner Withdrawal Date is delayed because of any of the conditions set forth in Section 15.4(a) have not been satisfied.

15.5              Market Price Test.

(a)                     Basic Test. The Market Price Test to which reference was made in Section 15.1 shall be satisfied if, during the period of 150 days immediately following the consummation of the Initial Public Offering (the “150 Day Initial Market Period”) the average daily closing price of a Common Unit in the principal trading market for the Common Units (adjusted to the extent necessary to reflect any Capital Changes during the 150 Day Initial Market Period) shall not be less than the Target Price. The “Target Price” shall be the quotient derived by dividing (i) $180 million by (ii) the number of WM Test Units outstanding at the end of the 150 Day Initial Market Period. The determination required by this paragraph and all other determinations required in the Venture Agreements to be made based on the average daily closing price shall be made utilizing only the days in the period during which the security involved was traded in the principal public market and shall be a simple arithmetic average of the closing prices on those days without weighing for differences in trading volume. For purposes of Section 15.5(a) a Unit shall be deemed “outstanding” at the end of the 150 day Initial Market Period if it shall have been acquired by the Partnership by any means other than a Capital Change but shall not be deemed outstanding if it shall have been acquired by the Partnership or otherwise ceased to be outstanding as a result of a Capital Change.

(b)                    WM Test Units. The term “WM Test Units” means (i) the 225,924 Special Common Units held by the WM Partner on the June 1992 Amendment Date and (ii) any other Partnership Securities, securities, or other property (other than cash) issued or distributed with respect to any WM Test Units by reason of any distribution or Capital Change; provided that in no event shall the WM Test Units include (x) any cash distributed on any Special Common Unit or any WM Test Units or (y) any Units, securities or other property acquired by the WM Partner upon exercise of the 22% Option or any Units, securities or other property received in respect of such Units, securities or other property in any distribution or Capital Change or (z) any other Units, Partnership Securities, Partnership Interests or property acquired by any WM Company which are not WM Test Units under the definition in this paragraph.

(c)                     Commitment to Keep It Simple. Except as otherwise expressly permitted by Sections 15.6, 15.7 or 15.9 or approved by the WM Partner, until March 31, 1998 the Partnership will not participate in any merger or consolidation or undergo any other Capital Change or other transaction or make any distribution which would cause the WM Partner Equity Interest to consist of anything other than Common Units.

15.6              Surrogate Security.

(a)                     Modification of Market Price Test. In the event that the Managing General Partner elects to conduct the Initial Public Offering utilizing a Surrogate Security, then the Market Price Test shall be applied based on the average price for the Surrogate Security determined in the same manner indicated in Section 15.4 (a) above during the 150 Day Initial Market Period and the “WM Test Units” shall be the Surrogate Securities which either are or could be obtained for the WM Test Units (as defined in Section 15.4(b)).

(b)                    Definition of Surrogate Security. For purposes of this Agreement, a “Surrogate Security” means any corporate share, partnership unit or other security whose value is primarily dependent upon the value of the Common Units such as, for example, (i) a distinct class of shares issued by ServiceMaster Limited Partnership on which the income and distributions are based primarily on the income and distributions attributable to a Common Unit or (ii) shares issued by a corporation whose assets consist primarily of Common Units.

(c)                     Surrogate Exchange Right. In the event the Initial Public

Offering shall be made utilizing a Surrogate Security then the WM Partner shall have the right to exchange all (but not less than all) WM Partner Equity Interest outstanding at the time of such exchange for Surrogate Securities representing the same Percentage Interest in the Partnership as the WM Partner Equity Interest so exchanged.

15.7              Retained Control Acquisition.

(a)                     Definition. A transaction shall be deemed to be a “Retained Control Acquisition” if (i) it consists of a merger or consolidation of the Partnership with or into another organization or of another organization with or into the Partnership or the sale of all or substantially all of the Partnership’s assets to a buyer in exchange for securities of the buyer and (ii) after the consummation of the transaction (x) a majority ownership interest in the survivor of such merger or consolidation or the buyer of the Partnership’s assets (herein called the “Acquirer”) shall be owned, directly or indirectly, by persons who prior to the acquisition were majority owners of ServiceMaster or (y) a majority of the Board of Directors (or equivalent governing body) of the Acquirer consists of persons who immediately prior to the Acquisition were members of the Board controlling ServiceMaster or the Partnership or were officers of ServiceMaster or the Partnership or (z) the person who shall have been chief executive officer of ServiceMaster or the Partnership immediately prior to the Acquisition shall be the chief executive officer of the Acquirer immediately after the Acquisition.

(b)                    Basic Requirements. The Partnership shall be entitled to engage in a Retained Control Acquisition provided that: (i) the Acquirer shall expressly assume all of the Partnership’s obligations under the Venture Agreements (including but not limited to the WM Partner Purchase Right, the 22% Option and the obligations relating to the WM Partner Termination Right); (ii) ServiceMaster shall remain responsible for the obligations to be assumed by the Acquirer under clause (i) to the same extent that ServiceMaster would be liable for such obligations in the capacity of general partner of the Partnership and a party to the Venture Agreements if no Retained Control Acquisition had occurred; (iii) if the Partnership shall be the Acquirer, all WM Partner Equity Interest after the Retained Control Acquisition shall consist exclusively of Common Units; and (iv) if the Partnership shall not be the Acquirer, all WM Partner Equity Interest outstanding at the time of the Retained Control Acquisition shall be converted exclusively into common units or common stock issued by the Acquirer on the same basis that the Common Units held by ServiceMaster Affiliates prior to the acquisition are converted into common units or common stock of the Acquirer.

(c)                     Acquisition Equivalent to IPO. If the securities issued by the Acquirer in a Retained Control Acquisition shall be registered under the Securities Act in connection with such Retained Control Acquisition or shall be in the same class as securities which are traded on NASDAQ or on a National Securities Exchange immediately after the Retained Control Acquisition, then: (i) the consummation of such Retained Control Acquisition shall be deemed to be the consummation of an Initial Public Offering for purposes of this Agreement consummation shall occur during the IPO Test Period; (ii) the 150 Day Initial Market Period shall begin on the day following the day upon which such Retained Control Acquisition consummates; and (iii) the Market Price Test shall be applied based on the performance of the securities in the same class as the WM Test Units (as constituted after giving effect to the Retained Control Acquisition) during the 150 Day Initial Market Period utilizing the principles and procedures underlying Section 15.4.

15.8              Change in Control Acquisition.

(a)                     Definition. A transaction shall be deemed to be a “Change In Control Acquisition” if (i) it consists of a merger or consolidation of the Partnership with or into another organization or of another organization with or into the partnership or the sale of all or substantially all of the Partnership’s assets to a buyer and (ii) is not a Retained Control Acquisition.

(b)                    Exercise of WM Partner Termination Right. If a Change in Control Acquisition shall consummate prior to January 1, 1998, WM Partner shall be entitled to exercise the WM Partner Termination Right in connection with such Acquisition. The Partnership shall give the WM Partner notice of a proposed Change In Control Acquisition at least 30 days before such acquisition shall consummate and the WM Partner shall advise the Partnership prior to consummation of the Acquisition whether the WM Partner elects to commence the procedure under Section 15.3. If the WM Partner fails to advise the Partnership within the time period prescribed by this paragraph as to whether the WM Partner elects to exercise the WM Partner Termination Right, then WM Partner shall be deemed to have elected not to exercise the WM Termination Right effective upon consummation of such Acquisition.

(c)                     Consequence of Exercise. If the WM Partner gives the Partnership notice that the WM Partner elects to commence the valuation process relating to a possible exercise the WM Partner Termination Right upon consummation of a Change In Control Acquisition of which notice is given by the Partnership pursuant to Section 15.8(b) above and which occurs prior to January 1, 1998, the Partnership and WM Partner shall follow the procedures set forth in Sections 15.1 and 15.2.

(d)                    Consequence of Failure to Exercise. If the WM Partner shall elect not to exercise the WM Partner Termination Right in connection with a Change In Control Acquisition which consummates prior to January 1, 1998, the WM Partner Termination Right shall expire upon consummation of the Change In Control Acquisition and shall not thereafter be exercisable. In all events, the 22% Option shall expire immediately prior to the consummation of any Change In Control Acquisition and shall not be exercisable at or any time after the consummation of a Change In Control Acquisition.

(e)                     Synchronization with Valuation Procedure. The parties recognize that it would be highly desirable if the valuation procedures set forth above with respect to the Partnership could be completed before a Change in Control Acquisition is consummated. Accordingly, the Partner will use its best efforts to cause the consummation date of a Change in Control Acquisition to occur after the completion date for the valuation procedures; and both parties agree to use their best efforts in such circumstances to cause the valuation process to proceed as expeditiously as possible.

15.9              Special Termination Opportunity Periods.

(a)                     Cross Acceleration. If at least $50 million in obligations owed by all or any one or more of the Partnership, any Partnership Subsidiary, ServiceMaster and/or any ServiceMaster Company (the “Key Obligors”) for borrowed money shall have become due as a result of acceleration caused by a claimed default by all or any one or more of the Key Obligors, then the right of the WM Partner to terminate its interest in the Partnership as set forth in Section 15.1 shall exist from the time such condition shall arise until such condition shall no longer exist.

(b)                    Bankruptcy. In the event the Partnership or ServiceMaster makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or in the event an order, judgment, or decree is entered adjudicating the Partnership or ServiceMaster bankrupt or insolvent, or in the event any order for relief with respect to the Partnership or ServiceMaster is entered under the Federal Bankruptcy Code, or in the event the Partnership or ServiceMaster petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Partnership or ServiceMaster or of any substantial part of the assets of the Partnership or ServiceMaster, or in the event the Partnership or ServiceMaster commences any proceeding relating to the Partnership or ServiceMaster under any bankruptcy, reorganization arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or in the event any such petition or application is filed, or any such proceeding is commenced, against the Partnership or ServiceMaster and either (i) the Partnership or ServiceMaster by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 30 days, then and in any such event, the right of the WM Partner to terminate its interest in the Partnership as set forth in Section 15.1 shall become exercisable on the occurrence of any such event.

15.10        WM Partner Withdrawal Date in Special Cases If, pursuant to Section 15.8 or Section 15.9, WM Partner shall become entitled to exercise the WM Partner Termination Right, the WM Partner Termination Right shall be exercised in the manner, and the parties shall follow the procedure, as set forth in Section 15.3 with respect to the normal post-1997 exercise of the WM Partner Termination Right; provided, however, that (except as otherwise provided in Section 15.8(c) the Exercise Note must be given within the time limitations set forth above in order to have any effect; and provided, further, that if any impediments thereafter arise such that the exchange of WM Partner Equity Interest for Parent Company Shares can not be consummated, then the WM Partner Termination Right shall be preserved for exercise, at WM Partner’s election, if and when such impediments no longer exist and the Partnership shall do all things necessary to enable the WM Partner Termination Right to be exercised at such time.

15.11        Hart-Scott-Rodino Act Filings.

(a)                     Filing Requirement. Upon exercise of the WM Partner Termination Right, WMI, the WM Partner, the Partnership, the Managing General Partner, ServiceMaster and any ServiceMaster Affiliate shall as promptly as reasonably possible prepare and file appropriate filings under the Hart-Scott-Rodino Act (an “HSR Filing”) and each party shall, subject to confidentiality undertakings by the above named Persons substantially similar to those contained in Part 12.4 of the Participation Agreement, provide all information in its possession which is necessary for the preparation of the HSR Filing.

(b)                    Antitrust Enforcement Actions. If, at any time after the HSR Filing, the Federal Trade Commission, Department of Justice or any other governmental body shall prosecute an antitrust enforcement action against the Partnership or any of its Subsidiaries which relates to the exercise of the WM Partner Termination Right or the combination of the pest control or lawn care businesses of WMI and ServiceMaster (an “Antitrust Enforcement Action”), then —

(1)                      the Partnership shall have the sole right to defend the Antitrust Enforcement Action in such manner as it deems necessary to the protection of the Partnership’s pest control and lawn care businesses and the continuation of such businesses as ongoing entities,

(2)                      WMI and the WMI Partner shall cooperate with the Partnership in the defense of such Antitrust Enforcement Action, and

(3)                      the Partnership shall have the sole right to enter into a settlement of the Antitrust Enforcement Action on such terms as it deems appropriate and shall not be obligated to agree to any settlement conditions which the Managing General Partner in its sole discretion does not deem appropriate.

(c)                     Injunction Against Consummation of WM Partner Termination Right. If in connection with an Antitrust Enforcement Action the Federal Trade Commission, Department of Justice or any other governmental body shall institute an action seeking to enjoin the consummation of the WM Partner Termination Right:

(1)                      the WM Partner shall have the sole right to defend the Injunction Action and if it elects to do so, shall defend such action on behalf of ServiceMaster and the Partnership as well as the WM Partner;

(2)                      the Partnership and ServiceMaster shall cooperate with the WM Partner in the defense of such Injunction Action; and ServiceMaster, on behalf of ServiceMaster and the Partnership, shall reimburse the WM Partner for one-half the expenses incurred to defend the Injunction Action; and

(3)                      the Partnership shall not enter into a settlement of the Injunction Action without the consent of the WM Partner.

(d)                    Expenses of HSR Filings and Antitrust Enforcement Actions. The WM Partner and ServiceMaster shall each reimburse the Partnership for one-half of all out-of-pocket expenses (including, but not limited to, all reasonable attorneys’, experts’, consultants’ and accountants’ fees) incurred by the Partnership in connection with an HSR Filing or its defense of an Antitrust Enforcement Action; provided, however, that if the same counsel shall represent both ServiceMaster and the Partnership in such Action, the expenses to be shared shall not include any billings which would not have been incurred but for ServiceMaster’s involvement in the HSR Filing and/or the Antitrust Enforcement Action.

15.12        Liquidating Distribution.

(a)                     Distribution Payment In Respect of the WM Partner Equity Interest. On the WM Partner Withdrawal Date, the Partnership shall make a liquidating distribution of Parent Company Shares as provided herein in respect of all components of the WM Partner Equity Interest outstanding on the WM Withdrawal Date; provided, that if anything which would otherwise be a component of the WM Partner Equity Interest shall be sold to the Partnership or shall be sold during any period of delay caused by the application of the antitrust laws to a person who is not an Affiliate of any WM Partner it shall be deemed to cease to exist as a component of the WM Partner Equity Interest upon the consummation of such sale.

(b)                    Components of the WM Partner Equity Interest. Every

component of the WM Partner Equity Interest shall be issued subject to the rights and obligations of the Partnership under this section and such rights and obligations shall be inherent in every component of the WM Partner Equity Interest and shall not be deemed a right separable from such Unit. Without limiting the generality of the preceding sentence, but subject to Section 15.12(a) below, the Partnership shall on the WM Withdrawal Date automatically acquire absolute ownership of every component of the WM Partner Equity Interest outstanding on the WM Withdrawal Date regardless of whether any person other than the WM Partner shall have an interest in such Unit on that Date. The WM Partner shall indemnify the Partnership against any claim by any other person that such person is entitled to compensation or other relief because of any interest such person may claim to have in any component of the WM Partner Equity Interest.

(c)                     Tax Distribution. The Partnership shall pay to the WM Partner an amount equal to the distributions the WM Partner would have received under Part 13 of the Participation Agreement after the WM Withdrawal Date with respect to taxable income attributable to any Fiscal Period, or portion thereof, prior to the WM Withdrawal Date at the time such distributions would have been received absent the exercise of the WM Withdrawal Right. The amount owed to the WM Partner under this paragraph shall be deemed a liability of the Partnership.

(d)                    No Other Payout Obligation. Except as otherwise provided in the preceding paragraph (c) upon the occurrence of the WM Withdrawal Date, the WM Partner shall lose the right to any other amount which would otherwise have become payable with respect to any component of the WM Partner Equity Interest after the WM Withdrawal Date.

15.13        Capital Account Adjustments. The balance in all Capital Accounts maintained with respect to the WM Partner Equity Interest shall be reduced to zero on the WM Withdrawal Date by (a) charging such accounts for the distribution made pursuant to Section 15.12 and (b) charging (if the remainder is positive) or crediting (if the remainder is negative) those Capital Accounts with an amount (herein called the “WM Withdrawal Capital Adjustment”) equal to the remainder derived by subtracting the amount specified in clause (a) from the aggregate balance in such Capital Accounts immediately prior to making the adjustments required by this sentence. The Partnership’s obligation to make the distribution of Parent Company Shares and to pay the amounts required by this Article 15 shall not be diminished or impaired if the WM Withdrawal Capital Adjustment shall be negative. The WM Withdrawal Capital Adjustment shall be charged (if negative) or credited (if positive) to Capital Accounts of the General Partners and of any Common Units outstanding at the end of the WM Withdrawal Date in accordance with their respective Percentage Interests.

15.14        No Other Limited Partner Withdrawal Right. No Limited Partner shall have any right to withdraw from the Partnership except that: (i) the WM Partner shall have the power to do so to the extent prescribed with respect to the WM Partner Termination Right and (ii) when a transferee of a Limited Partner’s Units becomes a Record Holder, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Units transferred, but until such transferee becomes a Record Holder, the transferor shall continue to be a Limited Partner. No Limited Partner shall be entitled to receive any distribution from the Partnership except as expressly set forth herein and in Part 13 of the Participation Agreement.

15.15        Covenant to Maintain Public Market For Parent Company Shares. ServiceMaster Limited Partnership hereby covenants to take all steps necessary to maintain its existence until it is succeeded by SMI and to all action during such period which is necessary to cause its limited partner shares to be publicly traded. SMI hereby covenants to take all steps necessary to maintain its existence and, after it becomes the successor to ServiceMaster Limited Partnership, to take all steps necessary to cause its common stock to be publicly traded. ServiceMaster Limited Partnership will take all steps necessary to cause SMI to carry out the foregoing obligation.

15.16        Partnership Right to Substitute Cash For Parent Company Shares. Notwithstanding the provisions of this Article 15 which provides for the distribution of Parent Company Shares upon the exercise by the WM Partner of the WM Partner Termination Right, the Partnership may, in its sole discretion, elect to pay cash to the WM Partner in lieu of a distribution of Parent Company Shares. If the Partnership makes such election, the amount of the cash payment shall be equal to the value of the Parent Company Shares which would have been distributed in the absence of such election. Such payment shall be made by wire transfer of immediately funds on the Closing Date.

15.17        Parent Company’s Commitment to Register Parent Company Shares.

(a)                     Basic Right. WM Partner shall be entitled to require the Parent Company to register under the Securities Act of 1933 (the “Securities Act”) and state securities laws in accordance with the provisions of this Section 15.17 the Parent Company Shares which WM Partner acquires under this Article 15.

(b)                    Registration Request. The Parent Company shall not be required to initiate a registration under this Section 15.17 unless the Parent Company shall have received a written request from WM Partner: (a) affirming that WM Partner desires to sell Parent Company Shares to the public; (b) affirming that in the opinion of their counsel, the proposed sale would require registration of the

Parent Company Shares to be sold under the Securities Act and/or qualification of such Parent Company Shares under any applicable state securities or blue sky laws in any jurisdiction in which the WM Partner desires to make such sale; (c) requesting that the Parent Company undertake a registration of the Parent Company Shares under this Section 15.17; (d) identifying the number of Parent Company Shares to be included in such registration (provided, that WM Partner may later increase or decrease such number) and (e) describing the method by which WM Partner proposes to sell such Parent Company Shares (provided, that WM Partner may later change such method). In the event WM Partner proposes to sell such Parent Company Shares pursuant to an underwritten offering or through an exclusive broker or brokers, the Parent Company shall have the right to select one of the managing underwriters (the managing underwriters that shall “run the books”) for such offering or such exclusive broker (s), provided that such managing underwriter or exclusive broker(s) shall be acceptable to WM Partner and that, if managing underwriters are used, WM Partner shall have the right to select the other managing underwriter (provided that such managing underwriter shall be reasonably acceptable to the Parent Company).

(c)                     Registration. The Parent Company shall use reasonable efforts to promptly register under the Securities Act and any applicable state securities or blue sky laws all Parent Company Shares which it shall have been requested to register in a request received in compliance with the requirements specified in Section 15.17(b) above plus the number of additional Parent Company Shares as WM Partner may request. The registration shall be on such available form as the Parent Company chooses, including, if available, Form S-3 or such other form as may have replaced it under the Securities Act. The Parent Company may (but shall not be required to) include in such registration any Parent Company Shares, any other owner(s) of which shall request inclusion, provided, that if the Parent Company does so the registration shall be deemed not to have been requested by WM partner and WM Partner shall have the right to make another request under Section 15.17(b) and such registration shall be deemed to convert to a “piggyback” registration pursuant to Section 15.17(h). All Parent Company Shares which the Parent Company shall be required or elect to include in a registration (whether made as contemplated in this Section 15.17(c), as contemplated in Section 15.17(h) or otherwise) are herein called the “Registered Shares” for that registration.

(d)                    Registration Expenses. The Parent Company shall bear the following costs and expenses of any registration and offering the Parent Company shall be required to make under this Section 15.17: (a) the fees and disbursements of outside attorneys representing the Parent Company, (b) the fees and disbursements of the Parent Company’s independent public accountants, (c) the fees and disbursements of any other Person retained by the Parent Company and (d) all internal costs and expenses of the Parent Company

(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties). All other expenses of any such registration and offering shall be borne by WM Partner including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.) relating to WM Partner’s Registered Shares, all fees and expenses for listing WM Partner’s Registered Shares on each securities exchange on which the Parent Company Shares are then listed or on the NASD automated quotation system, fees for and expenses of complying with state securities and blue sky laws, printing expenses, fees and disbursements of WM Partner’s attorneys and any other Persons retained by WM Partner, and underwriting commissions attributable to WM Partner’s Registered Shares.

(e)       Two Registration Limit. The Parent Company shall not be obligated to make more than two successful registrations of Parent company Shares under or by reason of this Section 15.17. Any registration made in response to a request for registration by WM Partner (except as provided in Section 15.17(c)) shall count as a successful registration except that a registration shall not be deemed successful unless at least ninety percent (90%) of WM Partner’s Registered Shares which remain registered during the entire period such registration shall be effective and which are offered for sale in good faith pursuant to the appropriate registration statement shall be sold during the period for which the registration statement shall be effective. If WM Partner elects not to go forward with a registration requested pursuant to Section 15.17(b), the registration shall nevertheless be deemed “successful” if either (i) it shall have become effective before the withdrawal decision by WM Partner or (ii) WM Partner does not reimburse the Parent Company for all expenses incurred and paid by the Parent Company to third parties other than employees in connection with the registration within fifty (50) days after the Parent Company shall deliver to WM Partner an itemized invoice of such expenses from WM Partner. If the number of Parent Company Shares to be sold pursuant to the registration shall be reduced to less than 3% of the Parent Company’s then outstanding shares, then (iii) the Parent Company shall not be required to make the registration effective.

(f)        Materially Disruptive Disclosures. The Parent Company shall not be required to file and cause to become effective any registration requested by WM Partner pursuant to this Section 15.17 if, in the Parent Company’s reasonable judgment, the registration and offering process, including any disclosures required in or pursuant to such registration, may be materially disruptive of or detrimental to the Parent Company’s business or the business of any Parent Company Subsidiary or to any pending or prospective transaction including, but not limited to, a financing, acquisition or merger or other corporate reorganization to which the Parent Company or any of its Subsidiaries is or may be a party. The

Parent Company shall send a written note to WM Partner as promptly as practicable after the Parent Company has knowledge of facts or circumstances that the Parent Company reasonably believes would cause the registration and offering process to be materially disruptive of or detrimental to the Parent Company’s business or any pending or prospective transaction. Such notice shall state that the Parent Company is declining to file the registration because of the reason stated in the first sentence of this Section. After giving such notice, the Parent Company shall use reasonable efforts and proceed in good faith to resolve as quickly as reasonably practicable the issue that causes the registration and offering process to be materially disruptive of or detrimental to the Parent Company, or a Subsidiary’s business or a pending or prospective transaction. In any event, the Parent Company shall not decline to file and cause to become effective a registration requested by WM Partner pursuant to this Section I5.17(f) for any such reason for one or more periods together aggregating in excess of thirty (30) days. Such period or periods shall be computed beginning on the day that the Parent Company gives written notice to WM Partner that the Parent Company is relying on such reason and ending on the day that WM Partner receives written note that the Parent Company is no longer relying on such reason; provided, however, that in no event shall such period or periods exceed thirty (30) days.

(g)       120 Day Gap. If the Parent Company shall give WM Partner a notice of the intention of the Parent Company to register any Parent Company Shares, then so long as the Parent Company shall pursue such registration in good faith, WM Partner shall not be entitled to require the Parent Company to file a registration statement under this Section 15.17 during the period beginning when such notice shall be given and ending 120 days after the effective date of such registration.

(h)       Piggyback Registration. If the Parent Company makes any Available Registration of Parent Company Shares under the Securities Act, WM Partner shall be entitled to include its Parent Company Shares in such registration and to sell the Parent Company Shares so included to the extent permitted by this Section 15.17(h). The foregoing piggyback registration right is subject to the following terms and conditions:

(1)      Available Registration. The term “Available Registration” means a registration by the Parent Company under the Securities Act other than (i) a registration made in connection with a merger, purchase of assets or other similar transaction by the Parent Company (other than an offering of securities for cash); (ii) a registration of Parent Company Shares at least 80% of which are offered to employees or partners of the Parent Company or of any of its Affiliates under any compensation arrangement, including a Parent Company Share option plan or a Parent Company Share purchase plan;

(iii)      a registration in which the majority of the proceeds will be derived from the sale of debt securities (whether or not convertible into Parent Company Shares — and for this purpose consideration for a security representing a right to acquire Parent Company Shares shall be deemed to have been paid for such security rather than for Parent Company Shares —; (iv) a registration on a form which does not permit the inclusion of the Parent Company Shares; and (v) a registration undertaken at the demand of WM Partner pursuant to Section 15.17(b).

(2)       Primary Units. The term “Primary Unit” when used with respect to any Available Registration means (i) all Parent Company Shares which the Parent Company desires to sell in such registration and (ii) all Parent Company Shares to be included in such registration pursuant to any agreements made by the Parent Company with the approval of its one or more of its General Partners or by its Board of Directors (as the case may be) which entitles the holders of such Parent Company Shares to require the Parent Company to file a registration statement with respect to such Parent Company Shares.

(3)       Primary Seller. The term “Primary Seller” when applied with respect to any Available Registration means the Parent Company, provided that if the Available Registration shall be undertaken by reason of other rights granted by the Parent Company with the approval of one or more General Partners thereof or by its Board of Directors (as the case may be) entitling any holder of Parent Company Shares to require such registration, then such holder shall be deemed a “Primary Seller” for purposes of such registration.

(4)       Registration Notice. If the Parent Company proposes to make an Available Registration, the Parent Company shall promptly give written notice (herein called an “Available Registration Notice”) to WM Partner stating that the Parent Company intends to effect such registration and specifying a date (herein called the “Participation Deadline”) by which WM Partner’s election to participate (“Participation Election”) in the Available Registration must be submitted to the Parent Company (which date shall not be less than thirty (30) days after the Parent Company gives the Available Registration Notice). The Available Registration Notice shall be given by the Parent Company at least thirty (30) days prior to the filing of the registration with the Securities and Exchange Commission. WM Partner shall, subject to the conditions and terms set forth in this Section 15.17(h), have the right to require the Parent Company to include in the proposed Available Registration any or all of its Parent Company Shares. If WM Partner desires to have any or all of the its Parent Company Shares included in the proposed Available Registration, WM Partner shall promptly give the Parent

Company its Participation Election specifying in writing the number of Parent Company Shares which WM Partner desires to have included in such registration, and WM Partner shall have the right to decrease such number at any time. WM Partner shall also have the right to increase such number of Parent Company Shares which WM Partner desires to have registered at any time, provided that (i) if WM Partner and the Parent Company are the only two Persons whose Parent Company Shares are included in the registration, then the maximum number of Parent Company Shares owned by WM Partner that shall be included in the registration shall be determined in accordance with the rationing provisions of sub-paragraph (6) and (ii) if Parent Company Shares owned by other Persons are included in such registration, the Parent Company Shares owned by WM Partner that are in excess of the number of Parent Company Shares specified in the Participation Election shall be included in the registration only if it is unnecessary to apply the rationing provisions of sub-paragraph (6) . The term “Secondary Units” when applied with respect to any Available Registration means (i) all Parent Company Shares which WM Partner shall request in its Participation Election to be included in a proposed Available Registration prior to the Participation Deadline or such later date on which the Parent Company in its sole discretion shall elect to accept such request, (ii) Parent Company Shares owned by ServiceMaster or its Affiliates (other than the Parent Company) which they desire to have included in the Available Registration and (iii) all other Parent Company Shares the owners of which shall be entitled to include in such registration pursuant to rights granted by the Parent Company with the consent of its general partner or general partners or its board of directors (as the case may be) on essentially the same terms granted to WM Partner in this sub-paragraph (4) . The term “Secondary Sellers” when applied with respect to any Available Registration means the owners of the Secondary Units involved in such registration.

(5)       Distribution Arrangement. All decisions and actions with respect to an Available Registration shall be entirely in the discretion of the Primary Seller, including but not limited to whether and when the offering is to be made pursuant to the registration; the selling price of the securities; the selection of the underwriters (provided that WM Partner shall be entitled to be consulted in this regard); arrangements with the underwriters and any changes in such arrangements; the postponement or withdrawal of any such offering; and the contents of the registration statement and the prospectus. If the Primary Seller shall make arrangements to sell such Seller’s Parent Company Shares included in an Available Registration to or through professional investment bankers, then such investment bankers shall be deemed the “Primary Underwriter” for such registration and WM Partner shall not be entitled to include any Parent Company Shares in such registration unless (i) WM Partner shall agree to sell such Parent Company Shares under arrangements essentially similar to the arrangements for the sale of the Primary Seller’s Parent Company Shares or such other arrangements as shall be satisfactory to WM Partner and the Primary Seller and (ii) VIM Partner shall supply all information, execute all underwriting agreements and other documents, and take all other actions which shall be reasonably required under the arrangements specified in clause (i), provided that WM Partner shall not be required to pay any expenses except as provided in sub-paragraph (7). WM Partner shall not be entitled to include a class of Parent Company shares in a registration which is not being sold by the Primary Seller if the Primary Underwriter concludes that inclusion of Parent Company Shares from a class not being sold by the Primary Seller would materially complicate or could materially delay the distribution (unless other Secondary Sellers are being allowed to include Parent Company Shares of such class).

(6)       Rationing. If the Primary Underwriter determines in good faith that inclusion of all of the Secondary Units which the Secondary Sellers desire to include in an Available Registration would create a significant risk that either the quantity of securities that the Primary Seller could otherwise sell or that the price per unit of such securities to be received by the Primary Seller would be reduced, then (i) the Secondary Sellers shall be entitled to include in such registration the largest number of Secondary Units which the Primary Underwriter determines will not create such a risk (herein called the “Available Total”), (ii) the maximum number of Secondary Units which any given Secondary Seller shall be entitled to include in the registration shall be determined by multiplying the Available Total times a fraction the numerator of which is the number of Secondary Units which such Secondary Seller desires to include in such registration and which are not excluded by any of the preceding provisions of this Section 15.17 (h) and the denominator of which is the number of Secondary Units which all Secondary Sellers desire to include in such registration and which are not excluded pursuant to any of the preceding provisions of this Section I5.17(h). Notwithstanding the foregoing sentence, WM Partner shall be entitled to include in the registration a minimum number of Parent Company Shares equal to 20% of the sum of the Available Total plus the number of Primary Units.

(7)       Expenses. WM Partner shall not be responsible for any expenses of any registration required pursuant to this Section 15.17(h), except that WM Partner shall pay underwriting commissions attributable to its Secondary Units included in such registration and fees and disbursements of counsel or any other adviser that it may retain.

(8)       Withdrawal Right. The Parent Company and any other Primary Seller shall have the right in their sole discretion to abandon any registration or offering proposed pursuant to this Section 15.17(h) at any time before such offering is consummated an shall not have any liability to WMI by reason of any such abandonment. The Parent Company shall give WM Partner written notice of its intention to abandon the proposed registration and offering and WM Partner may, upon notice to the Parent Company given within five (5) days after the receipt of such notice from the Parent Company elect to cause the registration or offering to proceed as to any or all Parent Company Shares as if such registration or offering were pursuant to Section 15.17(a) hereof, except that the expenses to be borne by WM Partner with respect to such registration or offering shall be only those relating to the period following WM partner’s giving such notice. WM Partner may in its sole discretion withdraw any or all Parent Company Shares from any registration or offering proposed pursuant to this Section 15.17(h) at any time before such offering is consummated and WM Partner shall not have any liability to the Parent Company by reason of such abandonment.

(i)        Reasonable Efforts Regarding Registration. Whenever under the preceding provisions of this Section 15.17 the Parent Company is required to register any Parent Company Shares, the Parent Company shall, subject to the withdrawal right provisions of sub-paragraph (8) of Section 15.17(h), use reasonable efforts to do the following in connection with such registration of Parent Company Shares pursuant to the Securities Act and the underwritten public offering and sale of the Parent Company Shares:

(A)      prepare and file with the SEC a registration statement with respect to the Parent Company Shares to be registered and use its reasonable efforts to cause such registration statement to become effective including, without limitation, responding to SEC staff comments in such manner as the Parent Company deems reasonable;

(B)       prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period, not to exceed 90 days, as WM Partner shall request, and to comply with the provisions of the Securities Act with respect to the sale of all Parent Company Shares covered by such registration statement during such period;

(C)       provide WM Partner a reasonable opportunity to review and, in the case of registrations effected pursuant to Section 15.17(a) hereof, approve prior to filing, any such registration statement;

(D)      furnish to WM Partner such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as WM Partner may reasonably request in order to facilitate the sale of the Parent Company Shares covered by such registration statement;

(E)       use its reasonable efforts to register or qualify the Parent Company Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as WM Partner shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable WM Partner to consummate the sale in such jurisdictions of such Units; provided, that the Parent Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (E) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(F)       use its reasonable efforts to cause all the Parent Company Shares covered by such registration statement to be listed on each securities exchange on which Parent Company Shares of the same class issued by the Parent Company are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ;

(G)       provide a transfer agent and registrar for the Parent Company Shares covered by such registration statement not later than the effective date of such registration statement;

(H)      enter into such agreements (including an underwriting agreement in customary form) and take such other actions as WM Partner reasonably requests in order to expedite or facilitate the disposition of such Parent Company Shares; and

(I)        obtain a “cold comfort” letter from the Parent Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as WM Partner shall reasonably request.

(j)        WM Partner Support. WM Partner shall furnish to the Parent Company in writing such information regarding WM Partner and the distribution of the Parent Company Shares to be registered by WM Partner in connection with any Available Registration as the

Parent Company may reasonably request in writing in connection with any registration, qualification or compliance referred to in this Section 15.17, together with such representations and warranties as the Parent Company may reasonably request and shall take such other actions as the Parent Company shall reasonably request in connection with such registration (provided that such requests are not inconsistent with the relative rights and obligations of the parties prescribed in this Agreement or more onerous than requests made of other Secondary Sellers which are similarly situated).

(k)       Indemnification. (1) The Parent Company shall indemnify and hold harmless WM Partner and, if WM Partner so requests, each underwriter of the Parent Company Shares registered under this Section 15.17 and the officers and directors of WM Partner and such underwriters and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, prospectus supplement, offering circular or other document incident to any registration or qualification (or in any related registration statement, amendment thereto or notification) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Parent Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Parent Company and relating to action or inaction required of the Parent Company in connection with any such registration or qualification, and (except as otherwise provided in paragraph (k)(2) below) shall reimburse WM Partner and each such underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Parent Company shall not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Parent Company by an instrument duly executed by WM Partner or any underwriter and stated to be specifically for use therein.

(2)       WM Partner shall indemnify and hold harmless the Parent Company and its partners, officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, prospectus supplement, offering circular or other document incident to any registration or qualification (or in any related registration statement, amendment thereto or notification) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Parent Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Parent Company and relating to action or inaction required of the Parent Company in connection with any such registration or qualification, and (except as otherwise provided in paragraph (k)(1) above) shall reimburse the Parent Company and each other person indemnified pursuant to this paragraph (k)(2) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (k)(2) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information furnished to the Parent Company by an instrument duly executed by WM Partner and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement or notification) or any amendment or supplement thereto and not corrected by any other written statement executed by WM Partner or an underwriter and given to the Parent Company in time to correct the earlier written information.

(3)       Each party entitled to indemnification under this Section 15.17(k) (herein called the “indemnified party”) shall give notice to the party required to provide indemnification (herein called the “indemnifying party”) of any claim as to which indemnity may be sought promptly after such indemnified party obtains actual knowledge of such claim, and shall permit the indemnifying party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided however, that counsel for the indemnifying party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at the indemnified party’s expense; and provided, further, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this paragraph (k)(3), but a refusal to permit the indemnifying party to conduct such defense by such counsel shall relieve such indemnifying party of its obligations under this paragraph (k)(3). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter in any settlement which is binding on the indemnified party but which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without any requirement for payment of any consideration by the indemnified party for such release which is not reimbursable by the indemnifying party. No indemnified party shall, in connection with any such claim or litigation, consent to the entry of any judgment or enter into any settlement without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

15.18   Reports to be Filed; Rule 144. For as long as WM Partner holds Parent Company Shares, the Parent Company shall use all reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the SEC thereunder, as amended from time to time. IN the event of any proposed sale of Parent Company Shares by WM Partner pursuant to Rule 144 (or any successor rule) under the Securities Act, the Parent company shall cooperate with WM Partner so as to enable such sales to be made in accordance with applicable laws, rules and regulations.

15.19   Personal Rights of WM Partner. The rights created by this Article 15 are personal to WM Partner, and are not assignable and shall not inure to the benefit of any subsequent holder of Parent Company Shares; provided, however, that the rights created by this Article 15 may be assigned by WM Partner to any Affiliate of WM Partner which holds any of the Parent Company Shares and, in such case, WM Partner’s rights hereunder shall inure to other benefit of such Affiliate in proportion to the Parent Company Shares held by such Affiliate.

15.20.  Commitment of ServiceMaster Limited Partnership and ServiceMaster Incorporated to Issue Shares. ServiceMaster Limited Partnership and ServiceMaster Incorporated each agree that on or before the WM Partner Withdrawal Date that either ServiceMaster Limited Partner will issue its limited partner shares to the Partnership or ServiceMaster Incorporated will issue shares of its common stock to the Partnership in a number which is sufficient to enable the Partnership to distribute Parent Company Shares to WM Partner pursuant to the provisions of this Article 15; provided, that ServiceMaster Limited Partnership and ServiceMaster Incorporated shall be relieved of the foregoing obligation if the Partnership elects to distribute cash in lieu of Parent Company Shares pursuant to Section 15.16.

15.21   ServiceMaster Limited Partnership Guaranty. ServiceMaster Limited Partnership hereby unconditionally guarantees, as primary obligor and not as surety, each and every obligation of the Partnership under this Article 15 and agrees that WM Partner may proceed directly against ServiceMaster Limited Partnership as necessary in the pursuance of any right or remedy against the Partnership. This guarantee shall not be modified or terminated or diminished or otherwise affected by any insolvency action or inaction of the Partnership.

ARTICLE 16
DISSOLUTION AND LIQUIDATION

16.1     Dissolution. The Partnership shall not be dissolved by

the admission of Additional Limited Partners, the admission of a successor general partner in accordance with the terms of this Agreement or the exercise of the WM Withdrawal Right. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)       the expiration of its term as provided in Section 1.6;

(b)       an election to dissolve the Partnership by the Managing General Partner, provided that the Managing General Partner shall not exercise such right prior to the GP Commitment Termination Date unless such dissolution is approved by the affirmative vote of a Majority Interest and of a Majority Unaffiliated Interest;

(c)       the withdrawal or removal of the Managing General Partner, or any other event not specifically provided for herein that results in its ceasing to be the Managing General Partner (other than by reason of a transfer pursuant to Section 12.2 or the Managing General Partner’s withdrawal or removal followed by the selection of a successor by a Majority Interest pursuant to Section 14.1); or

(d)       the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act, provided that the Partnership shall not be dissolved upon an event described in Section 16.1(c) (other than a withdrawal of the Managing General Partner as a result of an event described in 14.1(b), which event shall result in dissolution of the Partnership), if within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to approve a successor Managing General Partner.

16.2.    Continuation of Business of Partnership After Dissolution. Upon dissolution of the Partnership in accordance with Section 16.1(d) and a failure of all Partners to agree to continue the business of the Partnership and to approve a successor Managing General Partner within 90 days following such dissolution as provided in Section 14.1 (to the extent such procedure is available), a Majority Interest may elect to reconstitute the Partnership and to continue its business on the same terms and conditions set forth in this Agreement by forming a new partnership on terms identical to those set forth in this Agreement and having as its managing general partner a Person elected by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within 180 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 180 days after dissolution then:

(i)       the reconstituted Partnership shall continue until the end of the term set forth in Section 1.6 unless earlier dissolved in accordance with this Article 16;

(ii)       if the successor managing general partner is not the former Managing General Partner, then Section 14.1(d) shall apply; and

(iii)      all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership on identical terms and conditions, and the successor managing general partner may for this purpose exercise the powers of attorney granted in Section 1.5; provided, that the right of a Majority Interest to select a successor managing general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised, unless the Partnership has received an Opinion of Counsel that the exercise of such right would not result in the loss of limited liability of any Limited Partner or cause either the Partnership or the reconstituted Partnership to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

16.3     Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 16.2, the Partnership shall be liquidated as prescribed in this Agreement. The Managing General Partner shall act as Liquidator provided that, if the Managing General Partner has withdrawn or been removed from the Partnership, then the Liquidator shall be the Person or committee approved by a Majority Interest to liquidate the Partnership pursuant to Section 16.3. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such reasonable compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days prior written notice and (if other than the Managing General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a Majority Interest. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article 16, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement

(but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 19.1) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out its duties and functions hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided herein. The Liquidator shall liquidate the assets of the Partnership and shall apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provision of applicable law:

(a)                      to the payment of creditors of the Partnership, including Partners and the General Partner in respect of any fees and expenses payable pursuant to Section 7.5 hereof or pursuant to other Parent Company Agreements or otherwise, in order of priority provided by law and to the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes;

(b)                     to the General Partners and Limited Partners in proportion and to the extent of the positive balances in their respective Capital Accounts subsequent to adjustments pursuant to Section 5.8; and

(c)                      finally, to all Partners in accordance with their Percentage Interests.

16.4              Distribution in Kind. Notwithstanding the provisions of Section 16.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the assets of The Partnership would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Sections 16.3(b) and 16.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. In addition, in the event the Partnership has not satisfied any or all of its recourse liabilities, the Liquidator shall (i) cause the General Partners to assume any such recourse liabilities not satisfied by the Partnership and (ii) designate specific assets

(selecting first from among current assets) to be distributed to the General Partners (before any distribution is made pursuant to Section 16.3(b) in an amount of cash or of property having a fair market value (based on independent appraisals to the extent reasonable) determined by the Liquidator to have been the amount necessary to satisfy such recourse liabilities if satisfied by the Partnership. The Liquidator shall determine the fair market value of any property distributed in kind pursuant to this Section 16.4 using such reasonable method of valuation as it may adopt.

16.5              Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and other property as provided in Sections 16.3 and 16.4, the Partnership shall be terminated, and the Liquidator (or any of the Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all formations and qualifications of the Partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

16.6              Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 16.3 in order to minimize any losses otherwise attendant upon such winding up and the provisions of this Agreement shall remain in effect during the period of liquidation.

16.7              Return of Capital. No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof. Any such return shall be made solely from Partnership assets.

16.8              Capital Account Restoration.

(a)                     Except as otherwise provided in this paragraph, each General Partner shall contribute to the Partnership by the close of the Partnership’s taxable year in which a liquidation of the Partnership occurs (as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(g)) (or, if later, 90 days after such date) cash in an amount equal to any negative balance in its Capital Account (after adjustment of its Capital Account pursuant to Section 5.8 at the time of such liquidation) provided that the aggregate amount all General Partners shall be required to contribute under this Section 16.8(a) shall not, in the aggregate, exceed the excess of 1.00% of the total capital contributions to the Partnership (measured at the time of such contribution) over the capital previously contributed by the General Partners, in the aggregate, whether as General Partners or as Limited Partners.

(b)                    No Limited Partner, other than in its capacity as a General Partner, shall have an obligation to restore a negative Capital Account balance.

(c)                     The provisions of this Section 16.8 shall not limit the liability of the General Partners with respect to the Withdrawal Debt and interest thereon.

16.9              Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 17
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

17.1              Amendments to be Adopted Solely By Managing General Partner. The Managing General Partner, without the consent of any other Partner or Assignee, may amend any provision of this Agreement, and (pursuant to its powers of attorney from the Partners) execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                     a change in the name of the Partnership, a change in the location of the Partnership’s registered office or registered agent, or a change in the Partnership’s principal place of business;

(b)                    the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                     an amendment to make changes which the Managing General Partner in its sole discretion deems appropriate to reflect any split or combination of Units which may be made pursuant to Section 3.8.

17.2              Amendments to be Adopted Only with Consent of WM Partner.

(a)                     Prior to the later of the WM Departure Time or the WM Partner Termination Right Exercise Date, the Managing General Partner, with the prior written consent of the WM Partner (but without the consent of any other Partner or Assignee), may amend any provision of this Agreement, and (pursuant to its powers of attorney from the Partners) execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i)                     a change that the Managing General Partner in its sole discretion has determined to be reasonable and necessary or appropriate to form, qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which limited partners have limited liability under the laws of any state.

(ii)                  a change that in the sole discretion of the Managing General Partner (A) does not adversely affect the Limited

Partners in any material respect or (B) is required or contemplated by this Agreement.

(iii)                   an amendment that is necessary or desirable, in the opinion of counsel to the Partnership, to prevent the Partnership, any General Partner or its partners, directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(b)                    Following the later of the WM Departure Time or the WM Partner Termination Right Exercise Date, the Managing General Partner, without the consent of any other Partner or Assignee, may amend any of the provisions of this Agreement, and (pursuant to its powers of attorney from the Partners) execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect any occurrence or transaction set forth in 17.2(a)(i), (ii) or (iii) above.

17.3              Amendments to WM Withdrawal Right; Amendments that would have a Material Adverse Effect on the WM Partner.

(a)                     Subject to 17.3(b) below, the Managing General Partner, without the consent of any other Partner or Assignee, may amend any provisions of this Agreement, and (pursuant to its powers of attorney from the Partners) execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i)                         that is necessary or advisable in the opinion of the Managing General Partner to (i) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, or (ii) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the division of outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units), compliance with any of which the Managing General Partner deems to be in the best interests of the Partnership and the Limited Partners.

(ii)                      an amendment that in the sole discretion of the Managing General Partner is necessary or desirable in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 3.4.

(b)                    Notwithstanding anything to the contrary set forth in

17.3(a) above, prior to the later of the WM Departure Time or the WM Partner Termination Right Exercise Date the Managing General Partner shall not amend this Agreement in any manner without the consent of the WM Partner if such amendment would (i) change the provisions of Article 15 or (ii) have a material adverse effect on the WM Partner which is materially and adversely disproportionate to any material adverse effect such amendment would have on the remaining Limited Partners.

17.4              Amendment Procedures. Except as provided in Sections 17.1, 17.2, 17.3 and 17.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments of this Agreement may be proposed by the Managing General Partner or by the Record Holders of 10% of the outstanding Common Units. If an amendment is proposed, the Managing General Partner shall seek the written approval of the requisite Percentage Interest or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the Managing General Partner and by a Majority Interest unless a greater Percentage Interest is required by this Agreement. The Managing General Partner shall notify all Partners upon final adoption of any proposed amendment.

17.5              Amendment Requirements.

(a)                     Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 17.1, 17.2 and 17.3, no amendment shall become effective without the approval of the Record Holders of 90% of the outstanding Common Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or any Operating Partnership to be taxable as a corporation or an association taxable as a corporation for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner in the Partnership or any Operating Partnership under applicable law.

(b)                    Notwithstanding any other provision of this Agreement, in the event at any time there exists any type or class of outstanding Units having any rights or preferences different from the rights or preferences of any other class or series of outstanding Units, no amendment shall be effective which the Managing General Partner determines in its sole discretion would materially and adversely affect the rights or preferences of any such class or series of outstanding Units without, in addition to any other required approval, the approval by written consent or affirmative vote of 66-2/3% in interest of the Record Holders of the type or class of Units so affected.

(c)                     Notwithstanding the provisions of Sections 17.1, 17.2, 17.3 and 17.4, no provision of this Agreement which establishes the consent or approval of a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirements, unless such is approved by written consent or the affirmative vote of Partners whose aggregate Percentage Interest constitutes not less than the voting requirement sought to be reduced. This Section 17.5(c) shall be amended only with the approval by written consent or affirmative vote of Partners whose aggregate Percentage Interest constitutes at least 90% of the aggregate Percentage Interest of the Partners.

(d)                    The voting requirements in this Section 17.5 shall be in addition to voting requirements imposed by the other provisions contained herein.

17.6              Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article 17. Meetings of the Limited Partners may be called by the Managing General Partner or by the holders of at least 10% of the Common units outstanding. Any Limited Partner calling a meeting shall specify the number of Common Units as to which he is exercising the right to call a meeting, and only the specified Common Units shall be counted for the purpose of determining whether such standard has been met. Limited Partners shall call a meeting by delivering to the Managing General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 10 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the Managing General Partner on a date not more than 60 days after the mailing of notice of the meeting. Each Limited Partner shall have one vote for each Common Unit of which he is a Record Holder on the Record Date for such vote, and may cast such vote in person or by proxy. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability.

17.7              Notice of a Meeting. Notice of a meeting called pursuant to Section 17.6 shall be given to the Record Holders in writing either personally or by mail or other means of written communication in accordance with Section 22.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

17.8              Record Date. For purposes of determining the Limited

Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approval without a meeting as provided in Section 17.13, the Managing General Partner may set a Record Date, which shall not be less than ten days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any stock exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such stock exchange shall govern).

17.9              Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Section 17.

17.10        Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, are as valid as though a meeting were duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened; provided that attendance at meeting shall not be a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

17.11        Quorum. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as expressly permitted by this Agreement and as submitted to them by the Managing General Partner. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority Interest shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required under this Agreement. The Limited Partners present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite Percentage Interest specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a Majority Interest represented either in person or by proxy but no other business may be transacted, except as provided in Section 17.9.

17.12        Conduct of Meeting. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 17.6, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, and in either case the person designated may be a partner or a director or officer of the Managing General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may in its sole discretion make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

17.13        Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the

Partnership in care of the Managing General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Managing General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

17.14        Voting Rights.

(a)                     Only those Record Holders of Units on the Record Date set pursuant to Section 17.8 shall be entitled to notice of, and, subject to Section 17, to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited or required under this Agreement. With respect to voting rights attributable to Units that are held by Assignees, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of Units on any matter, vote such Units at the direction of the Assignee.

(b)                    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company, clearing corporation or an agent of any of the foregoing) in whose name such Units are registered, such representative Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of and at the direction of the Person for whom he holds, and the Partnership shall be entitled to assume he is so acting without further inquiry.

(c)                     If a General Partner is also a Limited Partner, it may vote any Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.

ARTICLE 18
MERGER

18.1              Authority. Subject to the provisions of Article 3 and Article 15 hereof, the Partnership may merge or consolidate with one or more limited partnerships formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation (“Merger

Agreement”) in accordance with this Article.

18.2              Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior written consent of the Managing General Partner. If the Managing General Partner determines, in the exercise of its sole discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

(a)                     The names and states of domicile of the limited partnerships proposing to merge or consolidate;

(b)                    The name and state of domicile of the limited partnership into which they propose to merge or consolidate (hereinafter designated as the “Surviving Limited Partnership”);

(c)                     The terms and conditions of the proposed merger or consolidation;

(d)                    The manner and basis of exchanging or converting the general and limited partnership interests of each merging limited partnership for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership; and (i) if any general or limited partnership interests of either merging limited partnership are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their general or limited partnership interests, and (ii) in the case of general or limited partnership interests represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership or any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity, or evidences thereof, are to be delivered;

(e)                     A statement of any changes in the certificate of limited partnership of the Surviving Limited Partnership to be effected by such merger or consolidation (provided that the merger or consolidation may not affect any change to this Agreement which would not be permitted under Sections 17.1, 17.2 or 17.3 hereof).

(f)                       The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 18.4 or a later date specified in or determinable in accordance with the

Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g)                    Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

18.3              Approval by the Limited Partners of Merger or Consolidation.

(a)                     The Managing General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article 17 hereof. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b)                    The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of more than 50% of the then outstanding Common Units, unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Percentage Interests of the Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)                     After such approval by vote or consent of the Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 18.4, the merger or consolidation may be abandoned pursuant to provisions therefore, if any, set forth in the Merger Agreement.

18.4              Certificate of Merger. Upon the required approval by the Managing General Partner and of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State in conformity with the requirements of the Delaware Act.

18.5              Effect of Merger.

(a)                     Upon the effective date of the certificate of merger:

(i)                     all of the rights, privileges and powers of each partnership that has merged or consolidated, all property, real, personal and mixed, all debts due to any of those partnerships and all other things and causes of action belonging to each of those partnerships are vested in the Surviving Limited Partnership and after the merger or consolidation are the property of the Surviving Limited Partnership to the extent they were of each constituent partnership;

(ii)                      the title to any real property vested by deed or otherwise in any of those partnerships does not revert and is not in any way impaired because of the merger or consolidation;

(iii)                   all rights of creditors and all liens on or security interests in property of any of those partnerships is preserved unimpaired; and

(iv)                  all debts, liabilities and duties of those partnerships attach to the Surviving Limited Partnership, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                    A merger or consolidation effected pursuant to this Article 18 shall not be deemed to result in a transfer or assignment or assets or liabilities from one entity to another having occurred.

ARTICLE 19
PROHIBITIONS AND LIMITATIONS

19.1              Prohibitions and Limitations. Subject to the provisions of Article 3 and Article 15 hereof, the Managing General Partner shall not:

(a)                     without the approval of the holders of a Majority Interest:

(i)                         sell, transfer or exchange all or substantially all of the assets of the Partnership in a single transaction, a series of related transactions or pursuant to a plan of liquidation of the Partnership; or

(ii)                      cause the Partnership to merge or consolidate with or into any entity;

(b)                    take any action the effect of which would be to cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes without the approval of the holders of at least 90% of the Common Units outstanding; provided, however that if the after-tax yield to a Unitholder (that is an individual who is a citizen or resident of the United States) would not be adversely affected by the treatment of the Partnership as a taxable association when compared to the after-tax yield to such a Unitholder if the Partnership were to continue to be treated for federal income tax purposes as a partnership, then such actions shall require the approval of the holders of at least 66-2/3% of each class of the

Units outstanding.

ARTICLE 20
RIGHT TO ACQUIRE UNITS

20.1     Right to Acquire Units. The Managing General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units. As long as such Units are held by the Partnership, such Units shall not be considered outstanding for any purpose, except as otherwise provided herein.

ARTICLE 21
INTERPRETATION OF THIS AGREEMENT

21.1     Definitions. The following definitions shall be applied for all purposes, unless otherwise clearly indicated to the contrary, to the terms used in this Agreement.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 13.2 and shown as a Limited Partner on the books and records of the Partnership.

“Adjusted Capital Account” means, as of the last day of a taxable period, a Partner’s or Assignee’s Capital Account maintained pursuant to Article 5, but further adjusted by (a) increasing such Capital Account by any amounts (of Capital Account Deficits) which such Partner or Assignee is obligated to restore (or is deemed obligated to restore under Section 1.704-1(b)(4)(iv)(f) of the Treasury Regulations) and (b) decreasing such Capital Account by the amount of all allocations, adjustments or distributions described in Treasury Regulation Sections 1.701-1(b) (2)(ii)(d)(4), (5) or (6) reasonably expected to be made to such Partner.

“Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Section 5.6, 5.7 or 5.8. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 5.6, 5.7 or 5.8.

“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question provided that neither the Partnership nor any Subsidiary shall be deemed an affiliate of any General Partner. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of any Contributed Property means the fair market value of such property (including all vehicles owned by WM Partner or WMPC, Inc. as of the Commencement Date) or other consideration as determined by the Managing General Partner using such reasonable method of valuation as it may adopt; provided, the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 5.6 hereof. Subject to Section 5.6, the Managing General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property on a basis proportional to their fair market values, taking into account Code Section 1060 principles where applicable.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended or restated from time to time.

“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement.

“Book-Tax Disparity” means, with respect to a Contributed Property or Adjusted Property, as of any date of determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes. A Partner’s or Assignee’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s or Assignee’s Capital Account balance, as maintained pursuant to Article 5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

“Business Day” means any day unless it shall be a Saturday, Sunday, January 1, Memorial Day, July 4, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day, December 25, or a day on which the New York Stock Exchange shall not be open for trading.

“Capital Account” means the capital account maintained for a Partner or Assignee pursuant to Section 5.2.

“Capital Asset” means any asset on the Partnership’s consolidated balance sheet other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

“Capital Contribution” means any cash, cash equivalents or

Contributed Property which a Partner contributes (or is considered to have contributed) to the Partnership pursuant to Section 3.1, 3.2, 3.3, 3.4, 3.5, 3A.1, 3A.4 or 16.8.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery deductions and amortization deductions with respect to such property charged to the Partners(1) and Assignees(1) Capital Accounts and adjusted to reflect any other changes to such Carrying Value for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination and (b) with respect to any other property the adjusted basis thereof for federal income tax purposes, as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.6, 5.7 and 5.8.

“Certificate” means a nonnegotiable certificate issued by the Partnership, substantially in the form of Annex I (in the case of Regular Common Units), Annex II (in the case of Special Common Units) or Annex III (in the case of WM Preferred Units) hereto with respect to Partnership Interests consisting of Limited Partnership Interests, or in such other form as the Managing General Partner shall approve from time to time.

“Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership filed with the Secretary of State of the State of Delaware, as it may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, as interpreted by applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Continued Property” means each Contributing Partner’s interest in each property or other consideration, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.7 and 5.8, such property shall no longer constitute a Contributed Property for purposes of Section 6.2(b) but shall thereafter constitute an Adjusted Property for such purposes.

“Contributing Partner” means each Partner contributing (or deemed to have contributed, upon termination of the Partnership pursuant to Section 708 of the Code) property to the Partnership in exchange for Partnership Interests.

“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable or the payment thereof, and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §7.-101, et. seq., as it may be amended from time to time, any successor to such Act all as constituted at the time as of which the term shall be applied.

“Departing Partner” means a former General Partner, as of the effective date of any withdrawal or removal of such former General Partner pursuant to Section 14.1 or 14.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

“Fiscal Period” means each full calendar year or any period from the commencement of the calendar year during which the Partnership is wound up (including the application or distribution of all of the assets pursuant to Article 16) to the date of such final winding up.

“General Partner” means either the Managing General Partner or the Special General Partner.

“General Partners” means the Managing General Partner and the Special General Partner.

“Issue Price” means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charges to the Partnership.

“Limited Partner Book Capital” means, as of any date of determination, the amount equal to the sum of the balances of the capital Accounts of all Limited Partners, determined pursuant to Article 5 (prior to any event giving rise to any adjustment pursuant to Section 5.7 or 5.8 which requires such valuation).

“Limited Partner Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to (a) the product of (i) the total number of Common Units outstanding (immediately prior to an issuance of Units or distribution of cash or Partnership property) multiplied by (ii) (A) in the case of a valuation required by Section 5.7 (other than valuations caused by sales of a de minimis quantity of Units or sales of Units upon exercise of an option or similar right with an exercise price different from the fair market value of the Units at the time of such exercise) the Issue Price or (B) in the case of a valuation required by Section 5.8 (or a valuation required by Section 5.7 caused by sales of a de minimis quantity of Units or sales of Units upon exercise of an option or similar right with an exercise price different from the fair market value of the Units at the time of such exercise) the Unit Price, less (b) the sum of the Capital Accounts of all Common Units.

“Majority Interest” means the Record Holders holding more than 50% of the Common Units outstanding at any particular time.

“Majority Unaffiliated Interest” means either (a) the Record Holders holding more than 50% of the Common Units which (i) are outstanding at the time as of which the term is applied and (ii) are not at that time owned directly or indirectly by any General Partner or any Affiliate thereof or (b) the Record Holders holding more than 95% of the Common Units which are outstanding at the time as of which the term is applied.

“Managing General Partner” means ServiceMaster Consumer Services, Inc., a Delaware corporation, or any successor in its capacity as managing general partner of the Partnership.

“Minimum Gain” means the amount determined in accordance with the principles of treasury Regulation Section 1.704-lT(b)(4)(iv)(c).

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities secured by such Contributed Property that the Partnership is considered to assume or take subject to under Section 752 of the Code upon such contribution and (b) in the case of any property distributed in consideration for an interest in the partnership or in liquidation of the Partnership pursuant to Sections 16.3 and 16.4, the Partnership’s Carrying Value of such property at the time such property is distributed (as adjusted pursuant to Section 5.8 immediately prior to such distribution), reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

“Net Income” means, for any period with respect to which the Partnership has any item of income, gain, deduction or loss (as determined under Sections 5.5, 5.7, 5.8 and 6.1(f)) which is to be reflected in the Capital Accounts, the excess (if any) of (a) the total amount of such items of income and gain for the period over (b) the total amount of such items of deductions and loss for the period.

“Net Loss” means, for any period with respect to which the Partnership has any item of income, gain, deduction or loss (as determined under Sections 5.5, 5.7, 5.8 and 6.1(f)) which is to be reflected in the Capital Accounts, the excess (if any) of (a) the total amount of such items of deductions and loss for the period over (b) the total amount of such items of income and gain for the period.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 11.704-1T(b)(4)(iv). The amount of Nonrecourse Deductions for a taxable period equals the excess, if any, of the net increase in the amount of the Partnership’s Minimum Gain during that taxable period over the aggregate amount of distributions during that taxable period of proceeds of a nonrecourse liability that are allocable to an increase in the Partnership’s Minimum Gain, determined in accordance with such regulation.

“Operating Partnership” means any limited partnership established hereafter by the Managing General Partner in its sole and complete discretion on behalf of the Partnership pursuant to Section 7.1(e).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the Managing General Partner and who shall be acceptable to the Managing General Partner) in form and substance acceptable to the Partnership or the Managing General Partner.

“Original Properties” means substantially all of the assets of the Partnership (other than cash and cash equivalents), subject to all of its liabilities, all as described in the Participation Agreement.

“Outstanding” means, with respect to any Units and other Partnership Securities that are issued by the Partnership, any such securities shown on the Partnership’s books and records to be outstanding at the time as of which the term shall be applied.

“Participation Agreement” means the agreement by and between the Partnership, ServiceMaster, WM Partner, and certain other parties pursuant to which, among other things, The ServiceMaster Company contributed and conveyed to the Partnership the

ServiceMaster Contributed Businesses and WM Partner contributed and conveyed to the Partnership the WM Contributed Businesses.

“Partner” means the limited partnership formed and continued pursuant to this Agreement, and any successor thereto.

“Partnership” means the limited partnership formed and continued pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means the interest of a Partner or Assignee in the Partnership.

“Partnership Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to the Limited Partner Revaluation Adjustment divided by the aggregate Percentage Interest of all Limited Partners as of that time.

“Partnership Securities” has the meaning prescribed in Section 3.5.

“Percentage Interest” means (a) as to the Managing General Partner, 0.1%; (b) as to the Special General Partner in its capacity as a General Partner, 0.9%; and (c) as to any Limited Partner or Assignee, the product of 99% multiplied by a fraction, the numerator of which is the number of such Limited Partner’s or Assignee’s Common Units and the denominator of which is the total number of Common Units outstanding as of the date of determination.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

“Prescribed Asset Value” means, as of any date of determination, an amount equal to (a) the total cash amount or Carrying Value, as the case may be, of all Partnership assets as of such date of determination, plus (b) the Partnership Revaluation Adjustment, taking into account whether positive or negative in amount.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain or Section 1231 gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets.

“Record Date” means the close of business on the date established by the Managing General Partner for determining the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners, to vote by ballot or approve of Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Limited Partners.

“Record Holder” means (a) the Person shown as the owner of such Unit on the books and records of the Partnership on the Record Date used to determine the Record Holder of such Unit, and (b) as to a General Partner Partnership Interest, the Person shown as the owner of such Partnership Interest on the books and records of the Partnership on the Record Date used to determine the Record Holder of such Partnership Interest.

“Residual Gain” or “Residual Loss” means any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 6.2(b)(l) or (2) to eliminate Book-Tax Disparities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor to such statute.

“ServiceMaster Contributed Assets” means the ServiceMaster Contributed Businesses and all other assets contributed by ServiceMaster to the Partnership pursuant to the Participation Agreement.

“Special General Partner” means The ServiceMaster Company Limited Partnership, a Delaware limited partnership, or any successor in its capacity as special general partner of the Partnership.

“Subsidiary” designates and includes every partnership, corporation or other entity in which the Partnership shall own (directly or indirectly) a majority of the ownership interest at the time as of which the term shall be applied.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument or in such other form as shall be approved from time to time by the Managing General Partner.

“Unadjusted Capital Account” means a Capital Account maintained for a Partner in accordance with Section 5.2 but without regard to any adjustment directly or indirectly resulting from the application of Section 5.7 or 5.8.

“Unit” means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees; provided, that each Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees holding Units as each other Unit, except that in the event any class or series of Units issued pursuant to Section 3.4 shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners or assignees than a Unit of any other class or series of Units, the Partnership Interest represented by such class or series of Units shall be determined in accordance with such designations, preferences or special rights.

“Unit Price” means, as of any date of determination, (a) if the Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale price per Unit or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per Unit, in either case on the principal National Securities Exchange on which the Units are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid per Unit for the four trading days immediately preceding such date of determination as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation source as may be selected by the Managing General Partner for such purposes or (c) if the Units are neither listed for trading on a National Securities Exchange nor quoted by NASDAQ, an amount equal to the fair market value of a Unit as of such date as determined by using the appraisal mechanism contained in Section 3.4(d) hereof.

“Unrealized Gain” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined pursuant to Section 5.7 or 5.8) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.7 or 5.8 as of such date).

“Unrealized Loss” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.8 or 5.8 as of such date) over the fair market value of such property (as determined pursuant to Section 5.7 or 5.8) as of such date of determination.

“WM Contributed Assets” means those assets of the WM Contributed Businesses and all other assets which were contributed by WM Partner to the Partnership pursuant to the Participation Agreement.

“WM Partner” means WMUS and any Affiliate of WMUS to which WMUS transfers any Units and which becomes an Additional Limited

Partner pursuant to the terms of this Agreement; provided, however, that if at any time the WM Partner shall consist of more than one Person (collectively the “WM Partner Entities’’ and individually a “WM Partner Entity”), the WM Lead Entity (as defined below) shall be deemed to be the WM Partner for purposes of any action to be taken by the WM Partner pursuant to this Agreement including, but not limited to, any consent by the WM Partner to any amendment to this Agreement, and any such action or consent by the WM Lead Entity shall be binding upon all WM Partner Entities. The “WM Lead Entity” shall be WMUS or, if WMUS shall no longer hold Units, the WM Partner Entity holding the greatest number of Units, (provided that if two such WM Partner Entities hold the same number of Units, the first to have acquired any Units shall be the WM Lead Entity).

21.2     Participation Agreement.

(a)       All of the provisions of Section 12.1 and 12.2 of the Participation Agreement shall apply to and shall govern this Agreement and the relationship of the parties in the Partnership notwithstanding any provision of this Agreement or implication from any provision of this Agreement to the contrary and the provisions of said sections are hereby incorporated by reference as if set forth in full herein. In the event of any conflict between any provision of this Agreement or any implication from any provision of this Agreement and said Sections 12.1 and 12.2 of the Participation agreement or this Section 21.2, the provisions of said Sections 12.1 and 12.2 of the Participation Agreement shall control, and no provision of this Agreement shall in any way modify, limit, restrict or impair any provision of said Sections 12.1 and 12.2 of the Participation agreement or this Section 21.2. Without in any way limiting the generality of the foregoing, the parties acknowledge and agree that the provisions of this Agreement which conflict with said Sections 12.1 and 12.2 of the Participation Agreement or this Section 21.2 have been included in this Agreement solely for the convenience of ServiceMaster for the purpose of reducing the quantity of modifications which would be required of this Agreement in the event WM Partner were to cease to have rights under this Agreement. The existence of such conflicting provisions shall not in any way modify, limit, restrict, impair or otherwise affect any portion or all of said Sections 12.1 and 12.2 of the Participation Agreement or this Section 21.2.

(b)       Every term which is defined as given a particular meaning in the Participation Agreement shall have the same meaning whenever it is used in this Agreement as the meaning it is given in the Participation Agreement.

21.3     Severability. To the extent permitted by applicable law, each Party hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement shall be held to be prohibited by or unenforceable under applicable law, (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

21.4     Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the signatory parties to this Agreement and their permitted successors and assigns, and no other person shall have any legal or equitable right, remedy or claim under or by reason of this Agreement.

21.5     Recitals and Captions. The recitals and captions used in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or affect in any way any of the provisions of this Agreement, and all of the provisions of this Agreement shall be enforced and construed as if no recitals or captions had been used in this Agreement.

21.6     No Strict Construction. No rule of strict construction shall be applied against any party with respect to this Agreement.

21.7     Complete Agreement. The Parent Company Agreements together contain the complete agreement between the parties relating in any way to the subject matter of those agreements and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to such subject matter in any way.

21.8     Counterparts and Duplicate Originals. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party, and all of which taken together will for all purposes constitute one and the same agreement, binding on all of the parties, notwithstanding that all of such parties have not executed the same counterpart. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement.

21.9     General Interpretation Rules. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Words such as “herein”, “hereinafter”, “hereof”, “hereto”, “hereby” and “hereunder” shall, unless the context otherwise requires, refer to this Agreement. Each reference to any Section number shall, unless the context otherwise requires, refers to all provisions in this Agreement marked by such number or by a number which begins with such number.

21.10   No Circumvention. No subsidiary of any party shall take any action which that party is prohibited from taking under the terms of this Agreement. No person shall be permitted to do indirectly by means of any transaction or series of transactions, scheme, artifice, device, or contrivance, no matter how structured or labeled, anything which such person may not do directly under this Agreement.

ARTICLE 22
GENERAL PROVISIONS

22.1     Notices.

(a)       Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon mailing of such notice, payment or report to such Person at his address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of such General Partner by reason of an assignment or otherwise. An affidavit or certificate of mailing of any note, payment or report in accordance with the provisions of this Section 22.1(a) executed by the Managing General Partner or a mailing organization shall be prima facie evidence of the giving or sending of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books of the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or sent without further mailing (until such times as such Record Holder or another Person notifies the Partnership of a change in his address) if they are available for the Limited Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the Managing General Partner at the principal office of the Partnership designated pursuant to Section 1.4. The Partnership and the Managing General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

(b)       Communications to Partnership. Every communication to

Partnership shall be addressed to it at 855 Ridge Lake Boulevard, Memphis, Tennessee 38120 and marked to the attention of the chief executive officer, provided that if prior to the issuance of such notice, Partnership shall have given the sending party notice that communications to the Partnership should be directed to a different address, then such communication to the recipient shall be addressed to the address which shall most recently have been so specified.

(c)       Communications to WM Partner. Every communication to the WM Partner shall be addressed to it at 3003 Butterfield Road, Oak Brook, Illinois 60521 and marked to the attention of General Counsel, provided that if prior to the issuance of such notice, the WM Partner shall have given the sending party notice that communications to the WM Partner should be directed to a different address, then such communication to the recipient shall be addressed to the address which shall most recently have been so specified.

(d)       Assignment. Except as otherwise expressly provided in this Agreement or the other Parent Company Agreements, each party shall be entitled to assign its rights under this Agreement to any other person but such assignment shall not release the assignor of its obligation under this Agreement (whether arising prior to or after such assignment). This agreement shall inure to the benefit and be binding upon the successors in interest to each party to this Agreement and (in the case of a natural person), the person(s) to whom such person’s rights and obligations shall pass by reason of such person’s death or disability.

22.2     No Oral Commitments. No amendment, waiver, modification or termination of this Agreement shall be effective or enforceable unless it is set forth in writing and signed by the party against whom it is sought enforced. No party hereto shall have any right to rely upon or enforce any representation, warranty or agreement made by any other person before, on or after the date hereof unless such representation, warranty or agreement shall be set forth in a writing which shall have been signed by the person to be held responsible for such representation, warranty or agreement. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

22.3     Enforcement Expenses.

(a)       Interest. In the event any amount owed under this Agreement shall not be paid when due, interest shall accrue on the amount owed from the time it shall become due until it shall be paid at the prime rate. The person which shall owe any past due amount under this Agreement shall also be obligated to pay all interest which shall accrue on such amount under the terms of the preceding sentence. Accrued interest shall be due for payment monthly on the last day of each month.

(b)       Collection Costs. in the event any party shall fail to pay any amount owed under this Agreement or to perform any other obligation owed by such party under this Agreement, this party to whom such amount or obligation shall be owed (herein called the “Nondefaulting Party”) shall be entitled to collect from the Defaulting Party all expenses (including attorneys’ fees) which the Nondefaulting Party shall reasonably incur to collect such amount, enforce such obligation or obtain compensation due the Nondefaulting Party by reason of the Defaulting Party’s failure to pay such amount or perform such obligations when due.

22.4     Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

22.5     Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

22.6     Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, subject to the supplemental acknowledgment and agreement annexed immediately following these signature pages.

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

By: SERVICEMASTER CONSUMER SERVICES, INC.

Its: Managing General Partner

By:	/s/ Vernon T. Squires
Its:	Vice President

THE SERVICEMASTER COMPANY LIMITED PARTNERSHIP

By: SERVICEMASTER MANAGEMENT CORPORATION

Its: Managing General Partner

By:	/s/ Vernon T. Squires
Its:	Sr. Vice President

SERVICEMASTER INCORPORATED

By:	/s/ Vernon T. Squires
Its:	Vice President

WMI URBAN SERVICES, INC.

By:	/s/ Stephen P. Stanczak
Its:	Vice President

The undersigned have executed this agreement to signify their respective commitments to the obligations set forth as to them in Article 15.

SERVICEMASTER LIMITED PARTNERSHIP

By	ServiceMaster Management Corporation (Managing General Partner)

	By	/s/ Vernon T. Squires
		Its	Sr. Vice President and General Counsel

SERVICEMASTER INCORPORATED OF DELAWARE

By	/s/ Vernon T. Squires
	Its	Vice President

SUPPLEMENTAL ACKNOWLEDGMENT AND AGREEMENT

Because the foregoing is a complex instrument, some additional changes will need to be made before it is fully satisfactory. Such changes will be made as required by a party but such changes will not be inconsistent with the Letter of Intent dated May 24, 1992 between The ServiceMaster Company and Waste Management, Inc.

Dated the day and year first above written.

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

By:	ServiceMaster Consumer Services, Inc.

	By	/s/ Vernon T. Squires
Its Vice President

SERVICEMASTER LIMITED PARTNERSHIP

By:	ServiceMaster Management Corporation

	By	/s/ Vernon T. Squires
Senior Vice President

SERVICEMASTER INCORPORATED

By:	/s/ Vernon T. Squires
Vice President

WMI URBAN SERVICES, INC.

By:	/s/ Stephen P. Stanczak
Vice President

ANNEX I

(FACE OF CERTIFICATE)

CERTIFICATE REPRESENTING

REGULAR COMMON LIMITED PARTNER INTERESTS

IN

ServiceMaster Consumer Services Limited Partnership

No.	Regular Common Units

ServiceMaster Consumer Services, Inc., as managing general partner (the “Managing General Partner”) of ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership (the “Partnership”), hereby certifies that                is a limited partner of the Partnership whose limited partner interest therein, as set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and restated from time to time (the “Partnership Agreement”) (copies of which are on file at the principal office of the Partnership in Memphis, Tennessee) represents            Regular Common Units representing limited partner interests in the Partnership (“Regular Common Units”).

117-1

This certificate is not negotiable and is not transferable except upon death, by operation of law or as otherwise provided in the Partnership Agreement.

Dated:	ServiceMaster Consumer Services, Inc.

Managing General Partner of ServiceMaster Consumer Services Limited Partnership

By:
Its:

(REVERSE OF CERTIFICATE)

ASSIGNMENT OF

REGULAR COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS IN

ServiceMaster Consumer Services Limited Partnership

FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto

(Please insert Social Security identifying number of Assignee)	(Please print or type name and address of Assignee)

all rights and interest of the Assignor in the aforementioned Regular Common Units and irrevocably constitutes and appoints the Managing General Partner as his attorney-in-fact with full power of substitution in the premises to transfer the Regular Common Units on the books and records of the Partnership.

Dated:

Signature

Signature Guaranteed:

Note: The signature to any endorsement hereon must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

CERTIFICATE

WHEREAS, the undersigned contemplated at the time of signing the Second Amended and Restated Agreement of Limited Partnership of ServiceMaster Consumer Services Limited Partnership dated June 30, 1992 (the “Agreement”) that some additional changes may be needed before the Agreement was fully satisfactory, the undersigned hereby certify that no additional changes to the Agreement are needed and the Agreement is deemed fully satisfactory.

Dated:    June 4, 1993

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

By:	SERVICEMASTER CONSUMER SERVICES, INC.

Its: Managing General Partner

	By:	/s/ Vernon T. Squires
Vernon T. Squires
	Its:	Vice President

THE SERVICEMASTER COMPANY LIMITED PARTNERSHIP

By:	SERVICEMASTER MANAGEMENT CORPORATION

Its: Managing General Partner

By: /s/ Vernon T. Squires
Vernon T. Squires
Its: Senior Vice President

SERVICEMASTER INCORPORATED, INC.

	By:	/s/ Vernon T. Squires
Vernon T. Squires
	Its:	Vice President

WMI URBAN SERVICES, INC.

	By:	/s/ Stephen P. Stanczak
Stephen P. Stanczak
	Its:	Vice President